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                                APPRAISAL REPORT
                                 SHILO INN HOTEL

                                   Located At
                                3031 MAIN STREET
                               BOISE, IDAHO 83702

                                      As Of
                                 DECEMBER 1,1996

                                  Prepared for:

                                     KEYCORP
                           REAL ESTATE CAPITAL MARKETS
                          700 FIFTH AVENUE, 52nd FLOOR
                            SEATTLE, WASHINGTON 98104

                                  Prepared by:
                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106

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

                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106
                            TELEPHONE: (818) 795-5087

December 9, 1996

Mr. David Thatcher
Senior Vice President
KeyCorp
Real Estate Capital Markets
700 Fifth Avenue, 52nd Floor
Seattle, Washington 98104

Re: Appraisal Report of Shilo Inn
    3031 Main Street
    Boise, Idaho 83702-2048

Dear Mr. Thatcher:

In conjunction with the above captioned appraisal report ("Report"), we have conducted the required investigation, gathered the necessary data, and made certain analyses that were used in forming the opinion of the market value of the above referenced Property.

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral to secure a proposed loan. This Report is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

The purpose of this Report is to express our opinion of the market value of the Property subject to the definitions of value, the assumptions and limiting conditions and the certification contained in the attached Report. The Report:

      o May be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

      o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

      o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;


                                                                          Page i

Mr. David Thatcher
December 9, 1996
Page -2-

      o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.

The subject property is a three-story, average to good quality, Class C motel with 112 guest rooms plus manager's apartment encompassing 55,268+/- square feet. A portion of the building was constructed in 1974, added on to in 1987, with major portions refurbished within past year. The property is owned and operated by the Shilo Inn Hotel Group (Mark S. Hemstreet).

The subject property and comparables were last inspected November 8, 1996. Based on the investigation and analysis outlined in the report and subject to the assumptions and limiting conditions as set forth within the context of this report, the estimated market value of the Fee Simple Estate, as a going concern with existing furniture, fixture and equipment, As Is, as of December 1, 1996 was:

                                   $6,050,000
                                   ==========
                       SIX MILLION FIFTY THOUSAND DOLLARS

The report that follows sets forth the identification of the property, the assumptions and limiting conditions, pertinent facts regarding the area and the subject property, comparable data and the reasoning leading to the conclusions set forth.

Sincerely,


/s/ M. Hammad
M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
ID No. CGAP-247


                                                                         Page ii
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3031 Main Street, Boise, ID

                                TABLE OF CONTENTS

ASSUMPTIONS AND LIMITING CONDITIONS                                            V

SALIENT FACTS AND CONCLUSIONS                                                VII

SUBJECT PHOTOGRAPHS                                                            8

IDENTIFICATION OF THE PROPERTY                                                12

PURPOSE OF THE APPRAISAL                                                      12

FUNCTION OF THE APPRAISAL                                                     12

DATE OF VALUATION                                                             13

HISTORY AND OWNERSHIP                                                         13

SCOPE OF THE ASSIGNMENT                                                       13

MARKETING AND EXPOSURE PERIODS                                                13

AMERICAN DISABILITIES ACT COMPLIANCE                                          14

PROPERTY RIGHTS APPRAISED                                                     14

HAZARDOUS MATERIAL STATEMENT                                                  14

COMPETENCY PROVISION                                                          15

DEFINITIONS                                                                   15

REGIONAL OVERVIEW                                                             17

AREA DESCRIPTION                                                              23

HOTEL INDUSTRY OVERVIEW                                                       27

SITE DESCRIPTION                                                              34

PLAT MAP                                                                      39


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3031 Main Street, Boise, ID

TABLE OF CONTENTS (CONTINUED)

IMPROVEMENT DESCRIPTION                                                       40

HIGHEST AND BEST USE ANALYSIS                                                 48

VALUATION                                                                     52

COST APPROACH                                                                 55

DIRECT COMPARISON APPROACH                                                    79

INCOME APPROACH                                                               93

RECONCILIATION AND FINAL VALUE CONCLUSIONS                                   112

CERTIFICATIONS                                                               114

APPRAISER'S QUALIFICATIONS

ADDENDA

Historical Operating Data
Smith Travel Research Hotel Operating Statistics
PKF Industry Standards
Smith Travel Research Report


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3031 Main Street, Boise, ID

                        Assumptions & Limiting Conditions

The analysis of the property is predicated upon the following assumptions and conditions:

The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The Appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinions herein stated.

No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, although such matters may be discussed in the report.

No opinion as to title is rendered. Data on ownership and the legal description were obtained from sources generally considered reliable. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report.

The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

No engineering survey has been made by the Appraiser. Except as specifically stated, data relative to size and area were taken from sources considered reliable, and no encroachment of real property improvements is assumed to exist.

Maps, plats, and exhibits included herein are for illustration only, as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

No opinion is expressed as to the value of subsurface oil, gas, or mineral rights and the property is not subject to surface entry for the exploration or removal of such material except as expressly stated.

Testimony or attendance in court or at any other hearing is not required by reason of rendering this appraisal unless such arrangements are made and compensation is agreed in advance.

No soil studies covering the subject property were available to the Appraiser, therefore, assumptions as to soil qualities employed in this report are not conclusive but have been considered consistent with information available to the Appraiser.

Earthquakes are not common in the area. No responsibility is assumed due to their possible effects on individual properties unless detailed geological reports are made available.

The property has been personally inspected by the appraisers so designated in the Certification and have found no obvious evidence of structural deficiencies except as stated in the report; however, no responsibility for hidden defects or conformity to specific governmental requirements such as fire, building and safety, earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.


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3031 Main Street, Boise, ID

Assumptions & Limiting Conditions (continued)

No consideration has been given in this appraisal to personal property located on the premises unless, specifically addressed within this report. Only real property items have been considered unless specifically mentioned.

The rental areas herein discussed have been calculated in accord with standards developed by the American Standards Association as included in Real Estate Terminology.

This report is based, in part, upon information assembled from a wide range of sources. An impractical and uneconomic expenditure of time would be required in attempting to furnish unimpeachable verification in all instances, particularly as to market related information, therefore, the incorporated data cannot be guaranteed.

The dollar amount of any value opinion herein rendered is based upon the purchasing power of the United States dollar existing at the date of value.

The Appraiser reserves the right to make such adjustments to the valuation herein reported as may be required by consideration of additional or more reliable data that may become available.

In the event this report is placed in the hands of a third party, such party must be made cognizant of any and all limiting conditions resulting from the basis of our employment and discussions related thereto as well as those set forth herein.

When improvements are labeled proposed or when development type properties are concerned, the property has been appraised subject to certain assumptions as to the quality and nature of the completed buildings, tenant improvements, land improvements or infrastructure. The basis for these assumptions were provided by the client, his representative, or government officials. Any deviation from these specifications will render the conclusions, which are based on those assumptions, useless and void.

Hazardous substances, if present within a facility, can introduce an actual or potential liability that will adversely affect the marketability and value of the facility. Such liability may be in the form of immediate recognition of existing hazardous conditions requiring correction and the future obligation that can stem from the release of currently non-hazardous contaminants, such as asbestos fibers or toxic vapors from urea formaldehyde foam insulation, through aging or building renovations. In the development of our opinion of value, no consideration has been given to such liability or its impact on value. The Appraiser is not qualified to make an investigation to determine the possible presence of toxic materials requiring either immediate or future correction. There are experts in this special field who can conduct such investigations and provide guidance regarding the impact of toxic materials that may be present in the subject property.

Disclosure of the contents of this appraisal report is governed by the bylaws and regulations of the Appraisal Institute. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraisers or the firm with which they are connected, or any reference to the Appraisal Institute or the MAI, SRPA, RM, SRA, or SREA designations) shall be disseminated to the public through advertising media, public relations media, news media, sales media, or any other public means of communication without the prior written consent and approval of the undersigned.


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James Ratkovich & Associates, Inc.                                            vi
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3031 Main Street, Boise, ID

                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

LOCATION:                              Shilo Inn
                                       3031 Main Street
                                       Boise, Ada County, Idaho

ASSESSOR'S PARCEL NO.:                 S1004336250

PROPERTY RIGHTS APPRAISED:             Fee Simple Estate

OWNER OF RECORD:                       Mark S. Hemstreet

PROPERTY TYPE:                         112-Unit Motel

ZONING:                                C-2D: General Commercial-Design Review;

FLOOD ZONE:                            Majority of site located in zone B (areas
                                       between limits of 100-year flood and
                                       500-year flood). A portion of the site
                                       (extreme westerly side adjacent to Boise
                                       River is in zone A5 (areas of 100-year
                                       flood).

SITE AREA:                             90,605+/- square feet, or 2.08+/- acres.

IMPROVEMENTS:                          The site is improved with a three-story,
                                       average to good quality, Class C motel
                                       with 112 guest rooms plus manager's
                                       apartment encompassing 55,268+/- square
                                       feet. A portion of the building was
                                       constructed in 1974, added on to in 1987, with major portions refurbished within past year.

HIGHEST AND BEST USE:                  As Vacant:    Commercial development
                                       As Improved:  Existing Hotel Use

VALUE CONCLUSIONS:
  Land Value:                          $770,000
  F F & E:                             $336,000 ($3,000/room)
  Cost Approach:                       $6,550,000
  Direct Sales Comparison:             $5,900,000
  Income Capitalization Approach:      $6,050,000

  Final Value Estimate                 $6,050,000

ESTIMATED MARKETING TIME:              Twelve Months
LAST DATE OF INSPECTION:               November 8, 1996
DATE OF VALUE:                         December 1, 1996


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3031 Main Street, Boise, ID

                           PHOTOGRAPHS OF THE SUBJECT

                                 [PHOTO OMITTED]

                        View of subject from Main Street.

                                 [PHOTO OMITTED]

                              East side of subject.


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3031 Main Street, Boise, ID

                       PHOTOGRAPHS OF THE SUBJECT, Cont'd.

                                 [PHOTO OMITTED]

                              South end of subject.

                                 [PHOTO OMITTED]

                              West side of subject.


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3031 Main Street, Boise, ID

                       PHOTOGRAPHS OF THE SUBJECT, Cont'd.

                                 [PHOTO OMITTED]

                               Registration area.

                                 [PHOTO OMITTED]

                               Registration lobby.


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3031 Main Street, Boise, ID

                       PHOTOGRAPHS OF THE SUBJECT, Cont'd.

                                 [PHOTO OMITTED]

                           Typical double-queen room.

                                 [PHOTO OMITTED]

                           Typical double-queen room.


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3031 Main Street, Boise, ID

                       PHOTOGRAPHS OF THE SUBJECT, Cont'd.

                                 [PHOTO OMITTED]

                                Hospitality room.

                                 [PHOTO OMITTED]

                                Hospitality room.


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James Ratkovich & Associates, Inc.                                            12
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3031 Main Street, Boise, ID

                       PHOTOGRAPHS OF THE SUBJECT, Cont'd.

                                 [PHOTO OMITTED]

                                 Pool enclosure.

                                 [PHOTO OMITTED]

                                  Fitness room.


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James Ratkovich & Associates, Inc.                                            13
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3031 Main Street, Boise, ID

                       PHOTOGRAPHS OF THE SUBJECT, Cont'd.

                                 [PHOTO OMITTED]

                            Meeting/conference room.

                                 [PHOTO OMITTED]

         Looking east on Fairview. Access to subject at Chevrolet sign.


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James Ratkovich & Associates, Inc.                                            14
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3031 Main Street, Boise, ID

                       PHOTOGRAPHS OF THE SUBJECT, Cont'd.

                                 [PHOTO OMITTED]

             Looking west on Main Street. Access to subject on left.

                                 [PHOTO OMITTED]

            Looking east on Main Street. Access to subject on right.


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James Ratkovich & Associates, Inc.                                            15
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3031 Main Street, Boise, ID

                         IDENTIFICATION OF THE PROPERTY

The subject property, known as the Shilo Inn is located at 3031 Main Street in Boise Idaho. It is located on the southerly side of Main Street at the Boise River. The property is a 112 unit hotel complex contained within a three-story structure built in 1974-87 and situated on a 90,605 square foot site.

Legal Description

The subject property is legally described in the addenda. It is further identified as assessor's parcel number S1004336250.

                            PURPOSE OF THE APPRAISAL

The purpose of the appraisal is to express our opinion of the market value, "As-is" of the Fee Simple Estate, of the going concern, in the subject property, as of the stated appraisal date.

                            FUNCTION OF THE APPRAISAL

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral for a proposed loan for its underwriting purposes. This appraisal is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal.

      o May be relied upon by KeyCorp and Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

      o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

      o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;

      o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.


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James Ratkovich & Associates, Inc.                                            16
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3031 Main Street, Boise, ID

                                DATE OF VALUATION

The date of valuation is December 1, 1996. The subject and the comparables were last inspected on November 8, 1996.

                              HISTORY AND OWNERSHIP

The apparent owner of the subject property is Mark Hemstreet who purchased the property in June 1982. Based on our investigation of the public records, no transfers of the subject have occurred in the past three years and no listings in the past year.

                             SCOPE OF THE ASSIGNMENT

This appraisal has been made in accordance with the accepted techniques, standards, methods and procedures as stated in the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute. The value set forth herein was estimated after application and analysis by the Direct Sales Comparison Approach to value and an Income Approach analysis using capitalization and discounting methods.

The appraiser researched the market for sales of vacant land similar to the subject's land. This was added to the estimated depreciated cost to build the improvements to arrive at a reasonable Cost Approach to value. The subject market area was surveyed to obtain an indication of overall market rents, typical expenses and occupancy levels, in order to analyze the subject income stream for the Income Approach to value. Additionally, sales of improved properties similar to the subject property were analyzed to determine both the demand for and to estimate market value of the subject property. The three approaches were correlated to arrive at a final value. This is a complete appraisal/self contained report. All the data gathered was verified and adjusted according to superiority or inferiority relative to the subject property in order to obtain a value indication for the subject property.

                         MARKETING AND EXPOSURE PERIODS

According to Korpacz Real Estate Investor Survey, Second Quarter 1996, the average marketing time for national investment property is 9.89 months as compared to 11.01 months a year prior. According to CB Commercial Investor Survey, First Quarter 1996, the marketing time for hotels ranges between 6-18 months and averages 8.4 months. Sales used in our market approach analysis indicate a range between 1 and 12 months marketing time. Hotel and motel brokers indicate that properties similar to the subject are expected to have marketing periods of approximately 9 to 12 months. This appraisal is based on a 12 month marketing period. Exposure period is a retrospective indication of market time and for the subject property is estimated to be the same as the marketing period.


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3031 Main Street, Boise, ID

                      AMERICAN DISABILITIES ACT COMPLIANCE

The subject property is appraised without a specific compliance survey having been constructed to determine if the property is or is not in conformance with the requirements of the Americans with Disabilities Act (ADA). The presence of architectural and communications barriers that are structural in nature that would restrict access by disabled individuals may adversely affect the property's value, marketability or utility.

                            PROPERTY RIGHTS APPRAISED

The rights in realty are typically identified with respect to properties such as the subject are the Fee Simple, Leased Fee, and Leasehold Estate. These are defined as follows:(1)

Fee Simple Estate: An absolute fee; a fee without limitations to any particular class of heirs or restrictions, but subject to the limitations of eminent domain, escheat, police power and taxation. An inheritable estate.

Leased Fee Estate: A property held in fee with the right of use and occupancy conveyed by lease to others. A property consisting of the right to receive rentals over a period of time, plus the right of ultimate repossession at the termination of the lease.

Leasehold Estate: A property held under tenure of lease. The right of use and occupancy of real property by virtue of a lease agreement. The right of a lessee to use and enjoy real estate for a stated term and upon certain conditions, such as the payment of rent.

The property rights appraised within the context of this report are described as the Fee Simple Estate.

                          HAZARDOUS MATERIAL STATEMENT

In this appraisal assignment, unless otherwise stated, the existence of potentially hazardous material used in the construction or maintenance of the building, such as the presence of toxic waste, which may or may not be present on the property, was not observed by the appraiser; nor do we have any knowledge of the existence of such materials on or in the property. The appraiser is not qualified to detect such substances. The presence of potentially hazardous insulation may have an effect on the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for engineering or scientific knowledge required to discover such materials. The client is urged to retain an expert in this field, if so desired.

----------
(1) Real Estate Terminology; American Institute of Real Estate Appraisers; Burl
N. Boyce, Ph.D.; Ballinger Company; 1975.


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3031 Main Street, Boise, ID

                              COMPETENCY PROVISION

We attest that the writer of this report has attained a level of competency necessary to complete the assignment in a diligent manner, utilizing all the commonly recognized analysis techniques considered normal for a prudent evaluation effort. The reader is referred to the appraisers' qualifications in the addenda for further confirmation of the appraisers' training and background.

Definitions

"(2) 'Market value'(2) means:

      (i) The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

            A.    buyer and seller are typically motivated;

            B. both parties are well informed or well advised, and each acting in what he considers his own best interest;

            C.    a reasonable time is allowed for exposure in the open market;

            D. payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

            E. the price represents a normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

(ii) Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs that are normally paid by sellers as a result of tradition or law in a market area; these cost are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institution lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession, but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the appraiser's judgment."

Going Concern Value

According to the Dictionary of Real Estate Appraisal, Third Edition, going concern value is defined as: the value created by a proven operation; considered as a separate entity to be valued with a specific business establishment.

----------
(2) This definition of market value is predicated on the Uniform Standards of Professional Appraisal Practice (USPAP) and fully complies with those requirements mandated by the Office of Thrift Supervision (OTS), Office of the Comptroller of Currency (OCC), Federal Deposit Insurance Corporation (FDIC), National Credit Union Administration (NCUA), Federal Home Loan Bank Board (FHLBB), and the Resolution Trust Corporation (RTC).


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                                [GRAPHIC OMITTED]

                                    --------
                                    Area Map
                                    --------


                                                                              20
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3031 Main Street, Boise, ID

                                REGIONAL OVERVIEW

Location

Ada County and the city of Boise are centrally located in the Pacific Northwest, adjacent to the region's major highway-Interstate 84. Boise's relative location to other major cities:

                          City                        Air Miles
                         Seattle                         393
                         Spokane                         292
                        Portland                         343
                     Salt Lake City                      292
                          Reno                           329

Area Characteristics

Boise is the capital for the state of Idaho and is the seat of the county government for the county of Ada. Boise is situated in a valley with mountains to the east and northeast with desert and agricultural land to the west and southwest. The city developed along the river plain of the Boise River. The oldest parts of the city lie adjacent to the river, principally on its north side. As the city grew, it expanded to the south, eventually reaching two natural plateaus, locally referred to as the "bench" areas. Each bench, or plateau, is 30 to 50 feet high. To the north and east of the city, the foothills rise to a height of about 7,500 feet. The city itself has an elevation of approximately 2,750 feet.

Climate

Because Boise is situated in a valley protected on the northeast by the mountains and the plateaus to the southwest, it experiences a moderate climate not typically found in communities of southern Idaho. Annual rainfall in the Boise area is approximately 11 to 12 inches and annual snowfall in the surrounding mountains will frequently range from 40 to 60 inches. Winter average daily temperatures are 20 degrees to 34 degrees, Fahrenheit; summer daily temperatures range between 60 degrees and 90 degrees Fahrenheit. Boise's annual average temperature relative to other major cities:

            Boise             51.50            Reno              49.40
            Sacramento        60.60            Salt Lake City    51.70
            San Francisco     56.60            Seattle           51.40
            Portland          53.00            Spokane           54.80
            Great Falls       44.70


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3031 Main Street, Boise, ID

REGIONAL DATA (continued)

Utilities

Within Boise city limits, and also extending to Ada County, domestic water is supplied by Boise Water Corporation, a private, for-profit corporation. Practices and water rates are regulated by the Idaho State Public Utilities Commission. Sewer is generally provided by non-profit "districts" established under Idaho code. Treatment plants are typically Boise City owned, with the districts paying a fee to the City for their use. Electric service is provided by Idaho Power Company. Natural gas service is provided by Intermountain Gas Company. U.S. West Communications provides telephone service.

Government/Taxation

City government is a mayoral system and the county government is headed by a board of commissioners. The City of Boise provides both police and fire protection and full-time personnel. Boise City and Ada County services are headquartered in a complex located in the eastern downtown section of the city of Boise.

While there is a state sales tax (5.0 percent), there are no local, county, or municipal sales taxes. Idaho also has a graduated income tax with a minimum 2.0 percent and a maximum 8.2 percent. Property taxes, for the most part, are considered moderate, with tax rates generally close to 1.5 percent of true cash value. Property tax increases are controlled to some extent by state tax law. Unincorporated areas generally have a real property tax near 1.0 percent of true cash value. Property is assessed by the county assessor's office at true cash value with actual physical reappraisals on a five-year cycle; with trending during the interim.

Medical Services

As a metropolitan service area, Boise has two major hospitals: St. Alphonsus, a 269-bed, acute-care medical center, and St. Luke's Hospital, a 300-bed, acute-care medical center. In addition, there is the Veterans Medical Center with 162 beds, Intermountain Hospital of Boise with 95 beds, and the Idaho Elk's Rehabilitation Hospital with 50 licensed beds (the latter specializing in sub-acute care). The two major hospitals represent modern, full-service facilities.

Transportation

Primary transportation access for Boise is Interstate 84. I-84 traverses through Ada County just south of the city of Boise, connecting with Idaho Falls, Pocatello, and Salt Lake City, Utah to the east; and Portland, Oregon to the west. Secondary highway access is provided by State Highway 55, which extends north to McCall, 14 miles from where it joins U.S. Highway 95 connecting with Lewiston, Moscow, and Coeur d'Alene to the north. Boise has a national airport served by United, Sky West, Delta, Horizon, Empire, and Morris passenger air carriers. It is also situated on a major east/west rail-line with service provided by two national railroads. Amtrak and intercity national bus service is also available.


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3031 Main Street, Boise, ID

REGIONAL DATA (continued)

Quality of Life

Quality of life is one of Boise's greatest assets and is responsible for more influx into the state than any other factor. Boise was named one of the top ten communities in which to raise a family within the United States by Parenting Magazine in March, 1990. Factors contributing to the quality of life within the Boise area include the climate, recreational facilities within easy reach from Boise, parks and recreational facilities, availability of medical services, educational facilities, cultural centers, restaurants, relatively modest cost of living, and serious crime rates below the national average.

Education

Boise State University is Idaho's largest university. Located near downtown Boise, more than 15,000 students are projected (fall 1995) in 120 academic programs, including 20 at the masters level. The university also includes an accredited master of business administration program.

Last year, 750,000 people attended events on the BSU campus, such as lectures, theatrical productions, movies, dances, art exhibits, athletic events, and concerts.

BSU's Pavilion hosts many nationally famous recording stars, as well as athletic contests and other events. More than three million people have attended events in the Pavilion since it opened in 1982. The Morrison Center for the Performing Arts, which opened in 1984, is one of the finest buildings in the nation for music, theater, dance, and other cultural events.

The Albertson College of Idaho, in nearby Caldwell, is a private liberal arts college (1995-96 enrollment: 1,292). Northwest Nazarene College (3,332-student enrollment in 1995-96) is located in nearby Nampa. The new Boise State University College of Technology offers engineering training in conjunction with the University of Idaho's engineering program.

Other training schools located in the Boise area include ITT Technical Institute, the Teller Training Institute, Dale Carnegie courses, and the American Institute of Health Technology, to name a few.

Recreation

Recreation is one of Boise's greatest assets. Boise has four distinct seasons permitting a variety of outdoor activities such as golf, tennis, horseback riding, hiking, skiing, fishing, hunting, and backpacking. Several miles of bicycle trails along the Boise River were set aside in 1975 and 1976, and expanded thereafter. In the summer of 1990, the bicycle paths were extended nearly 12 miles from northwest Boise to Lucky Peak Dam. Water skiing and fishing are available ten miles east of Boise at the Lucky Peak Reservoir. Snow skiing is available only 16 miles from downtown Boise at the Bogus Basin Ski Resort, with six chair lifts, 45 runs, and night skiing.


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James Ratkovich & Associates, Inc.                                            23

3031 Main Street, Boise, ID

Population

Selected population statistics for Boise city, Ada County, and Idaho, estimated by the U.S. Bureau of Census, are:

                                   POPULATION
        -----------------------------------------------------------------
                   Idaho           Ada County             Boise
        -----------------------------------------------------------------
                   Total % Chg. Total % Chg. Total % Chg. 1994 1,133,000 12.5 242,429 17.8 147,000 17.1
        1990   1,006,749     6.7     205,775     18.9    125,519     22.5
        1980     943,935    32.5     173,036     54.2    102,451     36.6
        1970     712,567     6.8     122,230     20.1     74,990    117.5
        1960     667,191    13.3      93,460     32.3     34,481      0.3
        1950     588,637              70,649             34,393
        -----------------------------------------------------------------

As one can see, Ada County and the city of Boise have experienced a period of rapid growth during the past 15 years. The average rate of increase since 1980 has been 2.8 percent. The Ada Planning Association conducts periodic research to update census data, both for the city of Boise and Ada County.

Employment/Construction

Economic growth was very strong in the late 1970's. During the early 1980's, Ada County, like the nation as a whole, experienced a general economic recession. Beginning in 1985, pent up demand caused in part by high mortgage interest rates triggered an increase in construction; particularly of apartments and offices. The result was that apartments were in oversupply near the end of 1986 with an average eight percent vacancy. Strong population and employment growth, with limited new construction, held vacancies below five percent from 1988 and through 1994. Increased new construction in 1993 at 160 units, and 1994 at 2,000 units, moderately over-built the market to a point vacancies were in the range of eight to ten percent by the end of 1995.

The office market has regained its strength after a period of 5+/- years of softness, with vacancies in the 15 to 25 percent range. Occupancy for suburban space is in the range of 95 to 96 percent as identified in a survey of 9,175,066 square feet by the local chapter of the Building Owners and Managers Association for 1995. During the initial period of rising occupancies, rents were low-below the return necessary to encourage speculative new construction. During 1990-91, rents continued to strengthen, and several new suburban and downtown fringe office projects were completed. All have received acceptable rents and absorption. Rent levels have continued to increase in the last two to three years. A survey conducted in the third quarter of 1995 by WhiteLeasure-Clark Company reflects similar occupancy levels.


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James Ratkovich & Associates, Inc.                                            24

                                [GRAPHIC OMITTED]

                                Neighborhood Map

3031 Main Street, Boise, ID

                             Hotel Industry Overview

Shilo Inns Company is in the competitive limited-service hotel market. According to Trends in the Hotel Industry, 1996, this segment of the lodging industry saw a proliferation of new properties in the mid-1980s. It was seen as a favorable segment with guest rooms that are frequently superior to full-service hotel rooms at one-half to two-thirds the rate. For hotel managers the properties are simple to operate and for ownership and lenders, they provide higher profit margins and lower risk. The limited service hotel segment appears to have matured and is lagging the industry as a whole but have still achieved in 1995 an aggregate occupancy of 70 percent and average room rates increased 5.9 percent and 41.8 percent average operating profit. Its market demand is reported at 51.4 percent tourist and 45.8 percent business with the balance allocated to conventions and conferences.

Shilo Inns typically provides an example of a good limited service hotel property. Their hotels typically have clean and modern properties with good access, exposure and on-site parking. The interiors typically contain a comfortable lobby with check-in counter, one or more meeting rooms, fitness center, swimming pool, spa, as well as satellite TV, airport shuttle service and free daily newspapers. Major competitors to the Shilo Inn chain in its market place include Holiday Inn Express, Comfort Suites, Phoenix Inns, Radisson, Ramada and some Best Western franchises. The Residence Inns and Marriott Courtyards cater to a higher priced market sector and are above the subject segment.

The national limited-service hotel market is experiencing steady growth after several years of sluggish economic conditions. Overall, market conditions are continuing to improve, occupancies are higher, concessions are decreasing, and revenues are beginning to rise. Gross Domestic Product, often an indicator of travel patterns, is projected to grow at 2.5 percent to 3.0 percent in 1996. Hotel occupancy for the nation is expected to rise to 71.2 percent, while the average daily rate is anticipated to grow to $88.10. In general, modest but stable growth and little inflation are likely to characterize the regional economy in 1996 and 1997. The following table shows a summary of the US Lodging Industry's 1995 Regional Performance:

    ------------------------------------------------------------------------
                            Occupancy               Average Daily Rate
    ------------------------------------------------------------------------
                         1995    1994   Variance    1995      1994  Variance
                         ----    ----   --------    ----      ----  --------
       New England      74.3%t   72.0%    3.2%    $131.90   $125.23   5.3%
      Mid Atlantic
      North Central     69.6%    68.6%t   1.3%      82.59     79.41   4.0%
     South Atlantic     70.1%    68.2%t   2.8%      80.51     77.88   3.4%
     South Central      68.7%    67.7%t   1.5%      68.39     65.61   4.2%
    Mountain/Pacific    71.4%    70.1%    1.7%      87.69     83.70   4.8%
       Nationwide       70.6%    69.2%    2.0%    $ 85.92   $ 82.21   4.5%
    ------------------------------------------------------------------------
Note: Average property size = 210 rooms           Source: PKF Consulting


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James Ratkovich & Associates, Inc.                                            26

3031 Main Street, Boise, ID

Investors are seeking limited-service hotels with upside potential in many regions of the country, including the Mountain and Pacific Regions, which encompasses the states west of the Continental Divide. 1996 and 1997 are forecast to have an annual average demand growth rate of 3.6 percent to 3.8 percent and RevPAR (room revenue per available room) growth of 5.2 percent to
7.3 percent according to the April 1995 issue of Coopers & Lybrand's Hospitality Directions. Further, this region outstripped the rest of the country in Rooms Demand with a 3.7 percent average percent change and a modest supply increase of only 1.6 percent as shown in the table below.

        ----------------------------------------------------------------
                                       Rooms Demand        Rooms Supply
                                     Average percent     Average percent
                                         Change              Change
        ----------------------------------------------------------------
        New England                       2.5%                1.2%
        South/Middle Atlantic             3.1%                1.4%
        East South/North Central          3.4%                1.6%
        WestSouth/North Central           3.2%                1.3%
        Mountain                          3.7%                1.6%
        Pacific                           2.8%                2.8%
        ----------------------------------------------------------------

Investors cite improving operating results, a limited new full-service supply, and the relative scarcity of new development financing as influencing factors underlying the strong interest in this segment. In fact, many investors have stated that full-service hotels are considered the best hotel investment opportunity for 1996. In late 1995, investors were purchasing limited-service hotels at 70 percent of replacement cost; however, the inventory of quality full-service hotels is dwindling and competition is increasing. One of the more desirable acquisition targets is reflagging a property in a major hotel chain that commands immediate brand name recognition and offers strong reservation and marketing systems.

New construction activity is expected to surge as investors target secondary and tertiary locations where an aging room supply exists and many operators are unwilling or unable to invest in room modernization. New construction between 1995 and 1997 is expected to be 40 percent higher than 1990 to 1993. Supply growth will edge up approximately 1.5 percent in 1996 and 1997, but is still below the 2.4 percent average growth rate that prevailed in the 1970s.

Renovation costs are a significant consideration in hotel investors' determination of price/value and return requirements. The majority of market participants anticipate that soft goods refurbishment be completed every five to seven years and a total refurbishment be completed every 10 years. In factoring these costs into price/value, investors typically attempt to discount them from the price/value; however, they are not always successful. An investor who intends to purchase a property, upgrade and reposition it will forecast higher renovation and property improvement costs than one who is not seeking to "reflag" the property. Thus, the first investor of an older property has less room for negotiation.


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James Ratkovich & Associates, Inc.                                            27

3031 Main Street, Boise, ID

Investors continue to base pricing on historical 12-months cash flow and are less willing to pay for any upside potential. Nearly 58 percent of participants in a recent Coopers & Lybrand's poll reported that they capitalize their prior 12 months income.

Investors also prefer fee simple purchases to ground leases; however, in high density locations such as the central business district or airport areas, ground leases are generally in-place. Almost all investors look at the potential of buying out the lease or renegotiating the terms. Leases tend to be calculated on either a fixed payment or a percentage of revenue basis, with investors shying away from percentage payments.

The following table shows a summary of major hotel transactions. The survey was conducted by Hospitality Associates and covers the years 1991 to 1995. There is a clear trend showing both increased activity and prices paid since 1992 when, many believe, the market bottomed out for hotel sales.

      ---------------------------------------------------------------------
      Year        Number of         Number of        Average Price Per Room
                Transactions         Rooms
      ---------------------------------------------------------------------
      1995          107              38,135                 $83,000
      1994           83              30,452                  76,000
      1993           40              15,825                  74,000
      1992           41              17,219                  63,000
      1991           52              15,806                  87,000
      ---------------------------------------------------------------------

While financing has been constrained in past years, debt financing sources have begun to ease credit terms and Wall Street firms and institutional money sources are targeting hotel investments. Lenders who are active in hotel debt financing include insurance companies, banking institutions, and finance/credit companies such as Finova Capital Corporation, Heller Financial, and GE Capital Corporation. Publicly traded companies such as Host Marriott, Prime Motor Inns, and Felcor Suite Hotels are aggressively pursuing acquisitions. Many lenders are offering secondary financing above 80 percent loan to value ratios. REITs are becoming aggressive in purchasing hotels. This is especially true of Patriot American Hospitality, Inc., the largest REIT, which filed an initial public offering (IPO) with the SEC in late September 1995 and raised more than $350 million.

As a result of increased financing availability, investors have benefited by more favorable long-term financing. For instance, the first quarter 1995, American Council of Life Insurance Companies' (ACLI) average interest rate was
9.41 percent. Typically loans are indexed to the prime rate, treasury rate or LIBOR. The range of loan amortization is from 15 to 25 years with 20 years being average. A typical loan-to-value ratio is 50 percent to 75 percent with the average reported at 63 percent. Debt-coverage-ratios have ranged between 1.25 percent to 1.50 percent with 1.40 percent being average.


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James Ratkovich & Associates, Inc.                                            28

3031 Main Street, Boise, ID

Full-service hotels are considered most vulnerable to new competition, particularly from newly built, limited-service chain hotels. In addition, they suffer from operating deficiencies, including high property operation and maintenance costs, utility expenses, and upgrading, which erode profitability. Because it is likely that new construction funds will increase the competitive supply of both limited and full service hotel rooms by late 1996 and 1997, owners of older properties are advised to reinvest in the physical plant to cement guest loyalty. Owners are now beginning to realize that historical reserve funding levels, typically between 3 percent to 4 percent of total revenues, are insufficient to fund necessary capital improvements over the life of a property. Actual capital expenditures for well-maintained properties often exceed 7 percent of total revenue.

Job growth, the most important indicator of sustained demand for real estate, continues to substantially trail general economic growth. In fact, many are calling our current economy a "jobless recovery." No immediate acceleration is anticipated, due to factors such as improved productivity in many industries and overall caution on the part of employers.

As stated, it is likely that additional sources of capital will provide opportunities. Further, many market participants believe that rising inflation with have a positive net effect on earnings as room revenue is expected to out-strip increases in operating costs. Trade agreements such as GATT should have a positive effect on the hotel industry, and the advent of low-cost airlines will promote more travel and higher occupancies.

New ideas, especially new ideas in technology, continue to be one of the industries in which the US is remaining competitive in global markets. As the US achieves a higher level of technology, the hospitality industry has the opportunity to implement this technology in areas where guests need it most: checking into the hotel, and communications. Adopting new technology is an opportunity for hotels to remain competitive and maintain and expand their customer base. For instance, AT&T's telecommunication package, "Guest Works," improves call-processing, accounting and provides specialized voice messaging through a server.

Selling expenses typically range from 2.5 percent to 5.0 percent of the total purchase price. According to a national hotel/motel brokerage firm located in Southern California, the marketing period for limited-service hotels ranges from
3.0 to 12.0 months with an average of 9.0 months. An average 90-day closing period is typical (from the time a hotel is put under contract to closing).

The early 1990s have been cruel to the hospitality industry, but Shilo Inns has gone against the grain.(3) Big national chains have been fighting to keep troubled properties. Many retreated from hotel ownership to seek a relatively safe haven as hotel management companies. Small independent operators, seeking security in numbers, flocked to join national franchises.

----------
(3) "Portland Business Journal," May 31, 1993, Vol. 10, No. 14, p. 13.


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James Ratkovich & Associates, Inc.                                            29

3031 Main Street, Boise, ID

The Shilo Inn capitalized on its regional identity and superior reputation to make gains in its market areas. Mr. Mark Hemstreet, the owner and head of this privately held company was quoted saying, "I'll take consistent management and a good product any day over a good location. If guests are greeted with friendly service and nice clean rooms, they'll come back to Shilo again and again." With 46 hotels and motels, Shilo has become a formidable chain in the West, owned by just one person making it the 102nd largest lodging company in the world. The company has about 2,000 employees in nine Western states. Shilo's "affordable excellence" promotion strategy appears to have been successful in retaining its core customer base. Shilo's size enables the company to not only get economies of scale enabling its successful advertising and referral network, but also it eliminates the need to associate with a costly franchise.

Mr. Hemstreet's willingness to invest in what may be considered secondary locations goes against the trend of national operators. This provided Shilo Inns with a competitive advantage, bringing them to maturing markets ahead of the competition and providing a regional network of lodging facilities to service their loyal guest base. They appeal to business travelers and tourists alike. Further, Shilo Inns has continued to invest in renovation and upgrade of older properties and has superior maintenance and replacements programs. Shilo Inns has an effective company credo: to deliver consistently high standards from friendly, efficient, and dedicated employees; and to provide clean, comfortable and affordable accommodations.(4)

In general, we can conclude that the hotel industry is experiencing the best growth since the trough of 1992. Increases in occupancies, average daily room rates, and profitability has been reported throughout the industry in all market segments. The following chart and accompanying table shows five key indications:

o  Average Daily Rate Change Rate
o  Operating Expense Change Rate
o  Free & Clear Equity Capitalization Rate
o  Residual Capitalization Rate
o  Free & Clear Equity Internal Rate of Return

----------
(4) "Oregon Business," October, 1993, Vol. 16, No. 10, p. 32.


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James Ratkovich & Associates, Inc.                                            30

3031 Main Street, Boise, ID

                       National Full-Service Hotel Market
            From Coopers & Lybrand L.L.P. -- "Hospitality Directions"

                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------------------------------------------------------
           4th Qtr,'93  1st Qtr,'94  2nd Qtr,'94  3rd Qtr,'94  4th Qtr,'94  1st Qtr,'95  2nd Qtr,'95  3rd Qtr,'95  4th Qtr,'95
------------------------------------------------------------------------------------------------------------------------------
ADR Chan      0.0278       0.0329       0.0315       0.0322        0.035        0.037       0.0383       0.0391       0.0417
------------------------------------------------------------------------------------------------------------------------------
Op. Exp. C    0.0344       0.0363       0.0354       0.0336       0.0355       0.0352       0.0345       0.0351       0.0348
------------------------------------------------------------------------------------------------------------------------------
Equity Cap    0.1143       0.1148        0.115       0.1127       0.0992       0.1073       0.1088        0.109       0.1065
------------------------------------------------------------------------------------------------------------------------------
Residual C    0.1189       0.1148        0.115        0.114       0.1014       0.1086       0.1088       0.1078       0.1067
------------------------------------------------------------------------------------------------------------------------------
Equity IRR    0.1505       0.1533        0.155       0.1575       0.1567       0.1523       0.1475       0.1496       0.1505
------------------------------------------------------------------------------------------------------------------------------

o  Average Daily Rate Change Rate

This rate expresses the percentage change in the Average Daily Room Rate. Like the capitalization rate change, there is a clear trend expressed by the ADRs. In this case, the trend shows a steady increase in rates. Every quarter since the 2nd Quarter, 1994 has shown incremental increases with an average quarterly increase of 3.64 percent.

o  Operating Expense Change Rate

Operating Expenses as a percent of revenues have stayed relatively flat or stable at about 3.5 percent. This indicates that there are economies of scale in larger revenues since operating expenses can be limited to a stable proportion of revenues.


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James Ratkovich & Associates, Inc.                                            31

3031 Main Street, Boise, ID

o  Free & Clear Equity Capitalization Rate

In contrast to the stability of the IRR, the Equity Capitalization rate (i.e., overall rate) is showing evidence of decline. A declining capitalization rate indicates that investors are willing to accept a lower return from their investment. It has been shown in the above narrative that sales have been increasing. More purchasers in the market-place means more competition for a finite supply, thus prices are increasing and investors must be willing to accept a lesser capitalization rate. This type of trend encourages new construction which, depending upon the extent of the construction, may stabilize or even reverse the capitalization rate trend. It is not a given, however, that occupancies and room rates will continue to increase. Based on available information, it appears that the favorable trend will continue into 1997 and, perhaps, beyond.

o  Residual Capitalization Rate

As would be expected, residual capitalization rates have declined consistent with equity (or overall) capitalization rates

Summary

A dramatic strengthening of industry profits may be expected for 1996 and 1997 given the Coopers & Lybrand forecast. Major contributing factors include healthy revenue expansion, modest increases in major expenses, continued productivity gains, and below-average supply growth. Profits per available room are projected to rise to $2,900 in 1996, and $3,500 in 1997.

There is a significant need to maintain and modernize older full-service hotels. Shilo Inns has made a commitment to maintaining high-quality, attractive hotels. Shilo has taken a "saturation" approach to expansion by locating throughout the Pacific Northwest. Although not a franchise, the Shilo Inns name is recognizable and has a loyal following. The Shilo Inn name is certainly beneficial in this region and probably largely responsible for the success of the off-the-beaten-path locations. Because Shilo is privately owned and Mark S. Hemstreet is truly an industry insider, it is likely that Shilo Inns are better managed due to his oversight.

Overall economic trends are positive in the Pacific Northwest and surrounding regions. This is contributing to the growth in the lodging industry and these trends appear to be sustainable through the few years. New additions of supply are expected to provide stiff competition to existing properties and much of this is coming from Holiday Inn Express and some Comfort Suites. However, Shilo Inns typically have one of the best locations in its local market areas and with their efficient management and continuos maintenance programs they should be able to maintain their market share, if not increase it at he expense of less competitive properties. Clearly, the trend in the limited service lodging industry continues to be towards "suite" properties. Shilo Inns has many such properties and generally provide good size rooms with market desired amenities at an affordable price. Given the positive economic trends in the many of the markets Shilo Inns is located, central reservation system, large guest following and solid management structure with efficiencies in purchasing and marketing it is reasonable to conclude that the Shilo Inns will continue to be a successful chain with a positive outlook for the foreseeable future.


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James Ratkovich & Associates, Inc.                                            32

3031 Main Street, Boise, ID

                                SITE DESCRIPTION

The subject site is an irregular-shaped parcel containing 90,605+/- square feet. The site plan on the facing page shows the property relative to the Boise River, Main Street, and the access frontage road to the south. The lot lines are highlighted in yellow. The site has a little over 300 feet fronting on the north side of the Boise River, 170.6 feet on its south lot line, 417+/- fronting on the easterly lot line, and 303+/- feet on its north lot line.

ACCESS

Access to the site from Main Street is via two access easements across the adjacent site to the north of the subject. The points of access to Main Street are over a 30-foot-wide and a 25-foot-wide curb cut (see site plan). Access to and from Fairview Avenue is via a frontage road adjacent to the south side of the subject with access onto Fairview Avenue approximately 300 feet southeast of the subject.

EXPOSURE

The subject site has excellent visual exposure from Main Street to the north of the site. It is noted that Main Street is a one-way arterial traveling west. Visual exposure from Fairview Avenue to the south of the subject is somewhat limited as a result of mature trees and road abutment improvements.

OFF-SITE IMPROVEMENTS

Main Street to the north of the subject is four lanes in width, asphalt surfaced, and improved with curb, gutter and sidewalk on both sides. The frontage road providing access from Fairview Avenue is asphalt surfaced, two lanes in width, however, does not have curb, gutter nor sidewalk. Fairview Avenue to the south of the subject is four lanes in width, asphalt surfaced, and improved with curb, gutter and sidewalk on both sides. It is noted that Fairview Avenue is a one-way arterial traveling east.

TOPOGRAPHY AND DRAINAGE

The subject site is level and at approximate Main Street grade. Site drainage is via on-site drywell collectors which feed into the city of Boise waste water/sewer system. No evidence of drainage problems were observed.

DESIGNATED FLOOD ZONE

The majority of the subject site is located in zone B (areas between limits of 100-year and 500-year flood, or certain areas subject to 100-year flooding with average depths less than one foot or where the contributing drainage area is less than one square mile; or areas protected by levies from the flood base). The extreme westerly portion of the site (nearest the Boise River) may be in zone A5" (areas of 100-year flood; base flood elevations and flood hazard factors determined). Without a formal survey, the appraiser is unable to determine how much, if any, of the westerly portion of the site is within the zone A5". The flood zone is determined by the National Flood Insurance Program of the Federal Emergency Management Agency, and was obtained from Community Panel No. 160002 0007E, map revised August 2, 1996.


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James Ratkovich & Associates, Inc.                                            33

3031 Main Street, Boise, ID

SURROUNDING USES

The site to the southwest and adjacent to the south side of the Boise River is improved with a Budget Furnishings retail business. The site to the southeast is improved with Koppels Browsville, an Army/Navy used merchandise store. The Black Angus, a full-service restaurant, is situated immediately north of the site. North of the Black Angus and north of Main Street, the site is improved with Bob Rice Ford, a new and used automotive dealership service and repair facility. The site to the northeast of the subject is improved with a Subaru automotive dealership service and repair facility. The site to the south of the subject and south of Fairview Avenue is improved with a bulk fuel distribution plant. As previously mentioned, the Boise River is located immediately south of the subject. The area between the river and the subject is improved with a greenbelt easement with landscaping and an asphalt-surfaced, eight-foot-wide pedestrian and bicycle path.

ZONING

The subject site lies within a C-2D district (General Commercial-Design Review). It shall be the purpose of the General Commercial or C-2D district classification to establish distinct zones regulated to fulfill the needs for travel-related service and retail sales areas within the city. The D , or design review overlay, is established to ensure that the general appearance of the development upon the land shall not be in conflict with the comprehensive general plan or other development plans adopted by Boise City for specific areas. The C-2D zone allows a broad spectrum of commercial uses, of which motel and hotel are an allowed use.

PARKING REQUIREMENTS

The subject site lies within a general parking district. The general parking district requires one parking space per motel or hotel guest room. There are 117 marked parking spaces on the subject site, therefore, the improvements meet the Boise City parking requirements.

TRAFFIC

Traffic data compiled by the Ada County Highway District is summarized below. These data represent average daily traffic. The daily average is expressed in vehicles per day (VPD).

Main Street, adjacent to the site, per 1995 (most recent) count = 21,153 VPD Fairview Avenue, one block southeast of subject = 16,783 VPD


----------------------------------
James Ratkovich & Associates, Inc.                                            34

3031 Main Street, Boise, ID

SOILS

No soils report was provided to the appraiser. We have inspected the building interior corridors, ground floor slab areas, parking lots, and surrounding parcels for evidence of subsidence, heaving or separation cracking. None of these effects was evident from our inspections. Therefore, it is assumed that the subject soils and subsoils have adequate load-bearing capacity to support the existing improvements, although this opinion is in no way to be construed as having the weight of a professional engineer's opinion.

SEISMIC

The subject site is not located within a Seismic Special Study Zone. The 1994 Uniform Building Code (UBC) identifies the region as a zone 2B risk area, which is characterized as having low to moderate Seismicity and moderate seismic engineering requirements

UTILITIES

All utilities are available to the site, including central water, central sewer, electricity, natural gas, and telephone service. Utility companies providing the various services include: United Water Corporation (culinary water), City of Boise (sanitary sewer), Idaho Power Company (electricity), Intermountain Gas Company (natural gas), US West Communications (telephone service).

Public services provided to the subject property also include fire/paramedic service, police protection, and refuse collection. In addition, six-day a week community bus service is provided by the Boise Urban Stages Company. The bus routes pass by the subject on both Main Street and Fairview Avenue, providing services to and from the downtown core area and surrounding residential and commercial areas.


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James Ratkovich & Associates, Inc.                                            35

3031 Main Street, Boise, ID

EASEMENTS AND COVENANTS

The subject property is subject to municipal easements to allow normal installation and maintenance of utilities. Our review of these issues suggests no adverse interests which would negatively impact the subject value. It is further noted that no title documentation has been supplied the appraiser. This appraisal is predicated on the assumption that no adverse easements exist.

ASSESSMENT AND TAXES

The following real estate and personal property assessment and property tax data was obtained from the Ada County Assessor's and Treasurer's records.

                             Assessed Value for 1996
                             -----------------------
Assessor's          Real Estate      Personal
--------------------------------------------------------------------------------
Parcel No.      Land     Imprvmnts   Property   Total Value  Tax Rate    Tax
--------------------------------------------------------------------------------
S1004336250   $317,100  $1,871,600        -0-    $2,188,700  .018676  $40,875.96
PISHILOINOI                    $                                      $12,724.92
              ------------------------------------------------------------------
Totals        $317,100  $1,871,600   $681,355    $2,870,055           $53,600.88


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                               [GRAPHIC OMITTED]

                                    --------
                                    Plat Map
                                    --------

3031 Main Street, Boise, ID

                             IMPROVEMENT DESCRIPTION

The subject improvement consists of a three-story, average to good quality, Class C constructed hotel building with 112 guest rooms plus a manager's apartment, all of which encompass 55,268+/- square feet. 52,635 square feet is the original hotel structure plus exercise area, common area, sauna, steam room, storage, and showers, built in 1974, and 2,633 square feet is swimming pool/whirlpool bath area enclosure built in 1987. Following is a description of building improvements.

Guest Rooms:                           112, plus manager's two-bedroom
                                       apartment.

Room Types:                            110 double-queen (DQ) and 2 single-king
                                       (SK). It is noted that all guest rooms
                                       include a refrigerator and microwave
                                       oven.

Meeting Room:                          The first floor is improved with an
                                       800+/- square foot conference room with
                                       wet bar, microwave and refrigerator, and restroom. The room has a seating capacity of 55 to 62 (classroom style).

Hospitality Room:                      The second floor is improved with an
                                       850+/- square foot hospitality room with stainless steel sink, counter top, cupboards and shelving, restrooms, and storage closet. It is noted that the second floor hospitality room was originally designed as two deluxe suites and subsequently converted to its existing use. The hospitality room is also used as an additional meeting/conference room.

Recreation Facilities:                 Indoor heated swimming pool, whirlpool
                                       bath, steam room, sauna bath, and
                                       exercise room with miscellaneous
                                       equipment.

Restaurant:                            The property does not include a
                                       restaurant and/or lounge. It is noted,
                                       however, that the Black Angus restaurant, a full-service dining facility with bar, lounge, and dance area is located adjacent to the subject.


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James Ratkovich & Associates, Inc.                                            38
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3031 Main Street, Boise, ID

                       IMPROVEMENT DESCRIPTION (Continued)

Average Room Size:                     Double-queen rooms: 336+/- square feet;
                                       single-king rooms: 448+/- square feet.

Number of Stories:                     Three, including ground floor.

Parking:                               117 spaces (five more than required by
                                       Boise City parking code).

Foundation:                            Steel reinforced concrete perimeter
                                       foundation wall with concrete spread
                                       footings.

Floor Structure:                       Ground level is steel reinforced
                                       concrete, second and third floors: 2x8
                                       joists, 16" o.c., with 1-1/2 inch
                                       concrete over membrane on 1/2 inch
                                       plywood subfloor.

Exterior Walls:                        Painted 8" masonry block.

Roof Structure:                        3-ply, Class B, fire retardant built-up
                                       roof on 1/2" plywood sheathing over 1x4
                                       and 16" o.c. subroof on 2x8 joists, 24"
                                       o.c.

Interior Partitions (party walls):     2x4 studs, 16" o.c., with fire blocking
                                       and 5/8" gypsum board surfaces, interior partitions between guest rooms and hallways of 2x4 studs, 16" o.c., with two layers of 5/8" one hour rated gypsum board on each side.

Interior Finish:                       Floor covering in all suites hotel grade
                                       carpet, floor covering in lobby is of
                                       carpet, with ceramic tile in front of
                                       registration desk, ceramic tile in pool
                                       area, vinyl floor coverings in restrooms, incandescent and fluorescent suspended and/or attached lighting in public areas, incandescent wall and table lamps in guest rooms, incandescent bulb light fixtures in guest room sink alcoves and combination incandescent/heat light/vent ceiling units in guest room bathrooms.


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James Ratkovich & Associates, Inc.                                            39
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3031 Main Street, Boise, ID

                       IMPROVEMENT DESCRIPTION (Continued)

Lobby: Commercial grade hotel carpet, light oak-stained cabinetry, textured gypsum board ceiling, vertical window blinds, and decorative ceiling-suspended light fixtures.

Guest Rooms:                           Combination painted and vinyl covered
                                       walls, carpet in guest rooms and ceramic tile floor cover in bathroom, sliding aluminum glass door onto patio or balcony.

Elevator:                              One hydraulic passenger elevator,
                                       2,000-pound capacity, located in central portion of building.

Stairwells:                            Four interior stairwells with non-skid
                                       finish floor surface and fabricated steel handrails.

HVAC/Climate Control:                  Individual through-the-wall HVAC units
                                       with temperature control modules in each guest room. In addition to HVAC, through the wall units in lobby area, hallways, and manager's apartment.

Electrical:                            Electrical system design engineered to
                                       specific hotel electric loads;
                                       three-phase, four-wire multi-panel power buses.

Plumbing:                              Each guest suite includes a tub/shower
                                       combination and toilet in separate room
                                       contiguous to dressing room. The dressing room area includes small vanity with lavatory sink and wall-mounted surface lighted mirrors. All rooms improved with under-counter refrigerator and microwave oven.

Fire Protection:                       Fully sprinklered throughout; smoke
                                       detectors throughout; fire alarm with
                                       hard-wire activated system and direct
                                       connection to local fire department;
                                       auxiliary emergency exit lighting;
                                       emergency auxiliary generator; conforms
                                       to Boise building/fire safety codes.


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James Ratkovich & Associates, Inc.                                            40
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3031 Main Street, Boise, ID

IMPROVEMENT DESCRIPTION (Continued)

Furniture, Fixtures, and Equipment:    110 units include double-queen beds; two
                                       units include single king-size beds. All units equipped with color televisions with remote controls, draperies, light fixtures and lamps, combination desk/dresser units, luggage rack, parlor table with two upholstered wooden chairs, night stand, microwave oven and refrigerator, telephone jacks and telephone, towel and washcloth racks, pictures, wall mounted and desk lamps, and waste basket.

SITE IMPROVEMENTS

The property is improved with a 700+/- square foot porte-cochere adjacent to the lobby and registration area. All of the guest rooms facing the Boise River are improved with 4'x 12' open front patios (first floor) or open front balconies (second and third floor). There is 3,260+/- square feet of concrete walkways and patios, 14,500+/- square feet of landscaped area, and 51,920+/- square feet of asphalt surfaced parking and driveway with 117 marked parking spaces. Landscaping includes lawn, various trees and shrubs, ground cover, and permanent sprinkler system.

DEPRECIATION

In 1995 and early 1996, the real estate, furniture, fixtures, and equipment improvements were substantially refurbished. Concrete sidewalks and asphalt surfacing was refinished in the summer of 1995. Since that time, 80 percent of vinyl floor surfacing has been renewed, interior and exterior of building has been repainted, draperies, bedspreads, and sheers have all been replaced, microwave ovens, refrigerators, and television video tape machines (VCP) have been replaced. All public areas have been wallpapered, restrooms have been wallpapered, all chairs have been refitted with new cushions and backs, and all lights have been replaced or refurbished as needed.

As previously mentioned, 52,635 square feet of the original structure was built in 1974, and thus has an actual age of 22 years; 2,633 square feet of the building was completed in 1987, and has an actual age of 10 years. All improvements have been recently refurbished and were observed to be in good physical condition. It is the appraiser's opinion that on an overall basis, the effective age of the building is 10 years. According to building industry sources, the expected life of similar improvements is 50 years.


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James Ratkovich & Associates, Inc.                                            41
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3031 Main Street, Boise, ID

IMPROVEMENT DESCRIPTION (Continued)

FURNITURE, FIXTURES & EQUIPMENT

The guest rooms are furnished with modern furnishings which include either a single king-size bed (in two guest rooms only) or two double-queen beds (in all other units), side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, video players, microwaves, mini-refrigerators, lamps, couch (in king bed units and hospitality lounge), clock radio, and telephones. Furniture, fixtures, and equipment includes all of the furnishings, linens and supplies, cleaning and housekeeping equipment, coin-operated washers and dryers for guests, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $3,000 per room, or $336,000.


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3031 Main Street, Boise, ID

                                   Site Plan

                               [GRAPHIC OMITTED]


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3031 Main Street, Boise, ID

                                   Floor Plan

                               [GRAPHIC OMITTED]


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3031 Main Street, Boise, ID

                                   Floor Plan

                               [GRAPHIC OMITTED]


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3031 Main Street, Boise, ID

                          HIGHEST AND BEST USE ANALYSIS

The Appraisal Institute defines highest and best use as follows:

      "The most profitable likely use to which a property can be put. The opinion of such use may be based on the highest and most profitable continuous use to which the property is adapted and needed, or likely to be in demand in the reasonably near future. However, elements affecting value that depend on events or a combination of occurrences that, although in the realm of possibility, are not fairly shown to be reasonably probable, should be excluded from consideration. Also, if the intended use is dependent on a uncertain act of another person, the intention cannot be considered.

      "That use to which the land may reasonably be expected to produce the greatest net return to land over a given period of time. That legal use which will yield to land the highest present value. Sometimes called 'optimum use.'"

In estimating highest and best use, there are essentially four stages of analysis:

      1. Possible Use. What uses of the site in question are physically possible?

      2. Permissible Use (legal). What uses are permissible by zoning and deed restrictions on the site in question?

      3. Feasible Use. Which possible and permissible uses will produce a net return to the owner of the site?

      4. Maximally Productive Use. Among the feasible uses, which use will produce the highest net return or the highest present worth?

The highest and best use of the land (or site) if vacant and available for use may be different from the highest and best use of the improved property. This is true when the improvements are not an appropriate use, but it makes a contribution to the total property value in excess of the value of the site.

The following tests must be met in estimating the highest and best use. The use must be legal; the use must be probable, not speculative of conjectural; there must be a profitable demand for such use; and it must return to the land the highest net return for the longest period of time. These tests have been applied to the vacant property. In arriving at the estimate of highest and best use, the subject site was analyzed as vacant and available for development.


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James Ratkovich & Associates, Inc.                                            46
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3031 Main Street, Boise, ID

HIGHEST AND BEST USE ANALYSIS (continued)

As Vacant

Possible Use: The first constraint is the constraint dictated by the physical characteristics of the site. The size and location within a block have a determining effect on the site's value. In general, larger sites and corner locations enable a developer to achieve economies of scale and allow flexibility in building and site improvement design.

The subject site is a 90,605+/- square foot irregular-shaped parcel with access from two secondary one-way arterials. Although the site is irregular in shape, it has sufficient physical functional utility for a wide range of commercial uses, including wholesale and retail sales, services, motel and hotel use, to name a few. The site is located adjacent to the Boise River and its greenbelt, and as such, has spectacular views of the river, a highly desirable trait. All utilities are available to the site to allow unrestricted development. Adjacent and nearby land use within the immediate neighborhood includes various automotive sales and service facilities, other motels, and restaurants, all of which are either directly or indirectly travel related. This would suggest the highest and best use of the site as if vacant would be for development of commercial, retail, or wholesale travel-related improvements.

Permissible Uses: The subject is located within a commercial zoned area that allows a broad spectrum of commercial development. Such zone is designed to accommodate travel-related businesses such as automotive facilities, motel, hotels, restaurants, etc. Permitted uses are limited to commercial establishments subject to planning and zoning design review to protect the overall character of the neighborhood.

Feasible Uses: Of the permitted uses, our analysis suggests that the maximally productive uses today are probably special use in nature. These include new and used car and truck sales, automotive parts, and gas station. Given the secondary arterial nature of the Fairview Avenue and Main Street routing traffic to and from the subject site, motel or hotel development is seen as a secondary use of the site as if vacant.

As Improved

The subject is a three-story hotel property with 112 guest rooms in addition to a relatively small conference room. Review of the historical operations clearly reveals the profitability of the subject property as a going concern hotel. The highest and best use analysis of the site as if vacant suggests that were the site available for development today, the primary use would be most probably be for other travel-related businesses, such as automotive sales and service, with a secondary use for motel or hotel development. Nevertheless, the existing use is clearly profitable, and the improvements add substantial value beyond the raw site value. After consideration of demolition and redevelopment expenses, it is clear the highest and best use of the subject site, as improved, is to continue operations as a hotel.


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James Ratkovich & Associates, Inc.                                            47
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3031 Main Street, Boise, ID

                                    VALUATION

There are three approaches to value which will be employed in the analysis: the Cost Approach including land valuation and construction cost analysis; Direct Sales Comparison Approach evaluating sales of similar properties; and an Income Approach based upon the property operating at stabilized income levels.

Cost Approach

In the appraisal process, the Cost Approach requires an analysis of sales of similar parcels of land to arrive an estimate of market value for the subject site. An estimate is then made as to the cost to replace the subject's improvements at today's costs using reliable sources of cost data. Depreciation or obsolescence from all causes is estimated based on the experiences of similar properties. Depreciation is then deducted from the replacement costs as new to arrive at the present worth of the improvements and the site.

Market Approach (Direct Comparison Approach)

This is an appraisal procedure in which the value estimate is predicated upon prices paid in recent market transactions. Listings and offerings of property may also be utilized in this analysis, however, the use of listings is limited since the property has not met the full test of the market and usually tends to set the upper limit of value. The steps the appraiser follows in this approach are set forth below.

      1. Seeks out similar properties for which pertinent sales, listings, offerings and/or rental data are available.

      2. Qualifies the price as to terms, motivating forces and bona fide nature.

      3. Compares each of the sale properties' important attributes with the corresponding ones of the properties being appraised, under the general division of time, location, income and physical characteristics.

      4. Considers all dissimilarities in terms of their probable effect upon the sale price.

      5. Formulates an opinion of the relative value of the property being appraised as compared with the price of each similar property.


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James Ratkovich & Associates, Inc.                                            48
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3031 Main Street, Boise, ID

VALUATION (Continued)

The units of comparison abstracted from the sales are the sales price per square foot or unit and the overall rate of return. Each of these units of comparison is discussed more fully below.

Sales Price per Square Foot or Unit

This is an expression of the total consideration divided by the particular unit of comparison. Its chief advantage is that it is a direct comparison of the price of the comparable to the property in question. Weighing of comparables may be necessary due to differences of location, physical characteristics, market conditions and terms of the sale transactions. It is most accurate when the subject and the comparables are of similar character and the sales are of recent vintage.

Overall Rate of Return

This rate is the direct relationship of the net operating income (before debt service) and the sale price, the overall rate reflects both the return on the investment and the return of the investment. This is a rate which is frequently used by investors and appraisers because it is ascertainable from comparable sales and can be applied directly to the estimated net operation income of the property under appraisal. This unit of comparison is used in the Income Approach.

Income Approach

The Income Approach is generally the most relevant approach in evaluating investment type properties. This approach is predicated on the principle that value is created by the expectation of benefits derived in the future. The anticipated net income is converted to a present value by a direct capitalization or the use of a discounted cash flow process.

Direct Capitalization

This process involves dividing the net operating income by a capitalization rate. This rate reflects such factors as risk, time, interest on capital investment, and recapture of the depreciating asset. This approach to value encompasses the following:

1. The estimation of current economic rent levels to establish annual potential gross revenues. Current economic rents are generally current market rents.

2.    The estimation of vacancy and collection loss allowances.

3.    The estimation of annual operating expenses.

4. The deduction from potential gross revenues of vacancy and collection loss and operating expenses, leaving the net operating income before debt service and depreciation.


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James Ratkovich & Associates, Inc.                                            49
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3031 Main Street, Boise, ID

VALUATION (Continued)

5. Capitalization of the net operating income by the appropriate rate as abstracted from the market.

Discounted Cash Flow

A widely accepted view of value as of a given valuation date is the discounted present worth of the anticipated future income reasonably expected to be generated by an income producing property over a specific period of time. The process by which future income receipts are converted to a present value is termed discounting. Many different capitalization methods and techniques are available to process anticipated future income into a present worth estimate. The method used depends primarily on the characteristics of the forecast income stream, the form of the appropriate rate of return or discount rate, and the time period involved.

The two methods used in this analysis are capitalization in perpetuity (utilizing an overall capitalization rate discussed above) and capitalization for a finite period (discounted cash flow analysis). Capitalization in perpetuity as used in the Income Approach assumes the income stream will continue undiminished, indefinitely. The rate used to process this income streams embodies the factors of time preference (opportunity costs), liquidity, management burdens, and ownership risks. The appropriate rate is derived through an analysis of sales of properties displaying similar investment opportunities to the investor.

The discounted cash flow method is a rigidly defined mathematical relationship between income streams, rates and timing. Processing an income stream by a correct mathematical formula does not in itself produce a supportable market value. As with other techniques of income capitalization, the discounted cash flow analysis requires reliable market data on several critical points. If the required market data information is not available, the appraiser is injecting his judgment and opinion in using non-market data and the results are not justifiable market value.

RECONCILIATION

The final step in the appraisal process is the reconciliation or correlation of the value indicators. In the reconciliation, the relative applicability of each of the approaches utilized is considered. Those approaches that are deemed most appropriate to the particular appraisal question involved are weighed for the accuracy and reliability of the data used in the analysis, and an opinion is formed as to the market value of the subject property. The relative weight or emphasis given to any of the approaches depends on the forces prevalent in the market which act upon the subject property.


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James Ratkovich & Associates, Inc.                                            50
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3031 Main Street, Boise, ID

                                  COST APPROACH

In this approach, it is assumed that a purchaser would consider producing a substitute, competing property with the same utility as the subject. The net cost to the rational, informed purchaser is the measure of value of the subject property. The net cost includes construction costs (to the purchaser, not the contractor or builder), financing costs, and all other costs incurred during the construction period. Any depreciation or diminished utility is deducted from the costs in order to arrive at a net contribution of the improvements in their present condition to the total property value as of the valuation date. The site is valued as if vacant and available to be put to its highest and best use. This is then added to the depreciated improvement costs to yield the value of the total property as indicated by the Cost Approach.

Land Valuation

The most reliable procedure for estimating the land value is by the application of the Direct Sales Comparison Approach. In estimating the value of the subject's site, a search was conducted to find sales of similar parcels with similar zoning and characteristics. Those sales considered to be the most relevant indicators of the subject's land value are detailed on the following pages.


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3031 Main Street, Boise, ID

                              SUMMARY OF LAND SALES

-----------------------------------------------------------------------------------------
Number                  Subject       No. 1        No. 2         No. 3       No. 4
-----------------------------------------------------------------------------------------
Location                3031          NWC          3250          2606        8320
                        Main St.      Fairview &   Shoshone      Broadway    Franklin Rd.
                                      Curtis

Size (sf)               90,605+/-     23,300       91,770        19,488      47,000+/-

Configuration           Irregular     Rectangle    Approximat    Rectangle   Approximate
                                                   e rectangle               rectangle

Zoning                  C-2D          C-2D         C-2D          C-2D        C-2D

Utilities Available     All           All          All           All         All

One or Two Street       Two           Two          One           One         One
Access                  (indirect)
Other                   Adjacent to   West bench   Adjacent to               Near Boise
                        Boise River   area         I-84, near                Towne
                                                   airport                   Square mall
Date of Sale                          10/93        7/94          8/94        10/94

Purchase Price                        $192,000     $500,000      $200,000    $500,000

Terms of Sale                         Cash         Cash          Cash        Cash

Cash Equivalent                       $8.24        $5.45         $10.26      $10.64
Price/sf
Adjustments:
After Market                          $9.50        $6.06         $11.36      $11.68
Conditions
(time) @ 5%/yr.
Location                              -0-          -10%          -5%         -15%

Immediate Access                      -15%         -10%          -10%        -10%

Value Indication/sf                   $8.08        $4.85         $9.66       $8.76
-----------------------------------------------------------------------------------------


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3031 Main Street, Boise, ID

                                   LAND SALE 1

Property Type: Commercial Site

Address/Location: Northwest corner Fairview Avenue and Curtis Road

Seller: Chevron

Buyer: Glen Naylor, et al

Sale Date: 10/93

Price: $192,000

Unit Price: $8.24/sf

Sale Terms: Cash

Cash Equivalent Price: $8.24/sf

Time on Market: Had not been listed. Purchasers solicited sellers to purchase.

Site: 150' x 155.33' level site

Size: 23,300 sf

Zoning: C-2D

Utilities: All available

Other: Corner location - west Boise

Improvements: Service station building and tanks removed at cost of $5000 by purchasers. Price included in $192,000. Purchased for development of a Chevron Island market.

Comments: Strong corner location. High traffic area.


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3031 Main Street, Boise, ID

                                   LAND SALE 2

Property Type: Commercial site

Address/Location: 3250 Shoshone Street

Seller: Stolphus & Kunert

Buyer: Summit Group

Sale Date: 7/94

Price: $500,000

Unit Price: $5.45

Sale Terms: Cash

Cash Equivalent Price: $5.45

Time on Market:

Site: 300' x 305.9' level site

Size: 91.770 sf

Zoning: C-2D

Utilities: All

Other: Adjacent to I-84 and across from Base Airport

Improvements: 0 - Purchased for development of a Fairfield Sun and Hampton Inn

Comments: Strong freeway exposure location


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3031 Main Street, Boise, ID

                                   LAND SALE 3

Property Type: Commercial site

Address/Location: 2606 Broadway (SEC Broadway Avenue and Linden Street)

Legal Description: W 112' of N 174; Block 1, Kruegers First Addition

Seller: H. Turman

Buyer: Big O Tire

Sale Date: 8/94

Price: $200,000

Unit Price: $10.26/sf

Sale Terms: Cash

Cash Equivalent Price: $10.26

Time on Market: Less than six months

Site: 112' x 174' level site

Size: 19,488

Zoning: C-2D

Utilities: All

Other: Six blocks south of 144/Broadway interchange

Improvements: 0 at sale. Purchased for development of a Q-Lube.

Comments: Strong location. High traffic count on a major arterial.


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James Ratkovich & Associates, Inc.                                            55
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3031 Main Street, Boise, ID

                                   LAND SALE 4

Property Type: Commercial site

Address/Location: 8320 Franklin Road

Seller: Rinker Company

Buyer: Perkins Family Restaurants

Sale Date: 10/94

Price: $500,000

Unit Price: $10.64

Sale Terms: Cash

Cash Equivalent Price: $10.64

Time on Market: "Less than one year." (per seller)

Site: Irregular. 320' on N side of Franklin Road.

Size: 47,000 sf

Zoning: C-2D

Utilities: All

Other: One block south of Boise Towne Square mall. Immediately south of UPRR right-of way.

Improvements: 0 - Purchased for development of a Perkins Family Restaurant.

Comments: Strong location adjacent to heavily trafficked arterial.


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3031 Main Street, Boise, ID

Land Valuation (Continued)

The sales of four sites have been analyzed to estimate the market value of the subject site as if vacant. Sites adjacent to Main Street and Fairview Avenue within the subject's neighborhood have been fully developed for a number of years and, therefore, no vacant site sales within the recent past have occurred. As such, commercially zoned site sales of varying degrees of comparability to the subject with respect to quality of location and located elsewhere throughout the community were analyzed.

All of the sales were for cash, therefore, no cash equivalent adjustment is necessary. A market condition or time adjustment of five percent per year has been applied. Market conditions in the Boise area are quite strong as indicated in the city and area section of the report. Property values in various locations throughout the community have changed at different rates during the recent past. Property values near the Boise Towne Square mall have increased more rapidly than land values elsewhere in the community and conversely, land values in the northeasterly sections of the community have increased at considerably slower rates. On an overall basis, it is the appraiser's opinion that a five percent market condition adjustment is appropriate and falls at a level between the mid-point and upper end of ranges experienced by the community during recent past years.

In all instances, the sites were purchased in fee simple. The appraisal assignment is to estimate the fee simple estate in the subject property, therefore, no adjustments are necessary for property rights conveyed.

Again it is noted that the subject site has excellent visual exposure from Main Street to the north, however, poor visual exposure from Fairview Avenue to the south. In addition, immediate access to the subject from Main Street is via an ingress and egress easement across the adjacent site. Access to and from Fairview Avenue is via a frontage road.

Following is a narrative description of each sale, appropriate adjustments, and corresponding value indication.

Sale No. 1 - A 23,300 square foot, rectangular-shaped parcel located at the northwest corner of Fairview Avenue and Curtis Road was purchased in October of 1993 for $187,000. The site was purchased for development of a Chevron island market which was subsequently built. At the time of sale, the site was improved with an old, obsolete service station building and buried tanks, subsequently removed by the purchasers for a cost of $5,000, resulting in an overall land price of $192,000, or $8.24 per square foot. This corner location with two-street access is deemed quite comparable to the subject with respect to quality of location, however, superior to the subject with respect to access. Adjustments necessary to this transaction include an upward adjustment for time, and a downward adjustment for its superiority to the subject with respect to immediate access. When such adjustments are made, it results in a value indication of $8.08 per square foot.


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James Ratkovich & Associates, Inc.                                            57

3031 Main Street, Boise, ID

Sale No. 2 - A 91,770 square foot, approximate rectangular-shaped parcel located at 3151 Shoshone Street, just north of the Boise Municipal Airport, was purchased in July of 1994 for $500,000, or $5.45 per square foot. This site was purchased for development of two motels (Hampton Inn and Fairfield Inn). This site has excellent Interstate 84 freeway visual exposure and is deemed to be superior to the subject with respect to location. In addition, it is superior to the subject with respect to immediate access. Adjustments necessary to this transaction include an upward adjustment for time, and downward adjustments for its superiority to the subject with respect to location and immediate access. When these adjustments are made, it results in a value indication of $4.85 per square foot.

Sale No. 3 - An 19,488 square foot, rectangular-shaped parcel located at 2606 Broadway (southeast corner of Broadway and Linden Street) was purchased in August of 1994 for $200,000, or $10.26 per square foot. This site was purchased for development of a Q-Lube, an automotive quick oil and lube service facility. The site is located approximately six blocks south of the Broadway/Interstate 84 interchange. This property is deemed slightly superior to the subject with respect to location, however, quite superior with respect to immediate access. Adjustments necessary to this sale include an upward adjustment for time, and downward adjustments for its superiority to the subject with respect to location and immediate access. When these adjustments are made, it results in a value indication of $9.66 per square foot.

Sale No. 4 - A 47,000+/- square foot, approximate rectangular-shaped site located at 8320 Franklin Road, one block south of the Boise Towne Square mall, was purchased in October of 1994 for $500,000, or $10.64 per square foot. This site was purchased for development of a Perkins Family Restaurant, which was subsequently built. This property is immediately south of the Union Pacific Railroad right-of-way, and north of one of Boise's most heavily trafficked arterials. This property is deemed quite superior to the subject with respect to location and superior with respect to immediate access. Adjustments necessary to this sale include an upward adjustment for time, and downward adjustments for its superiority to the subject with respect to location and immediate access. When these adjustments are made, it results in a value indication of $8.76 per square foot.

We have given Sales 1, 3 and 4 more weight and discounted Sale 2 since it is clearly out of the range with no justification. Based on our analysis and adjustments we estimate the subject site to have a vale of $8.50 per square foot. Or calculations are shown below.

                    90,605 sq. ft. @ $8.50/sq. ft. =$770,143

                              Conclude   $770,000
                                         ========


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James Ratkovich & Associates, Inc.                                            58

3031 Main Street, Boise, ID

Reproduction Cost New

The next step in the Cost Approach is to estimate the cost new of the subject improvements. The dimensions and characteristics of the improvements have been identified through a field inspection and analysis. There are two forms of cost data generally available. These are Replacement and Reproduction costs.

Replacement Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of a building having utility equivalent to the building being appraised but built with modern materials and according to current standards, design and layout."

Reproduction Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of an exact duplicate or replica using the same materials, construction standards, design, layout, and quality of workmanship, embodying all the deficiencies, super adequacies and obsolescence of the subject building."

The use of the replacement cost concept presumably eliminates all functional obsolescence, and the only depreciation to be measured is physical deterioration and external obsolescence. In this appraisal, the Marshall Valuation Service, a nationally recognized cost service, as well as consultation with local contractors, has been used to derive the estimate of the replacement cost. The publishers of this manual consider the estimates to be replacement costs, but when the cost model closely conforms in construction materials and methods to the subject, these costs can be considered as reproduction costs.

Since the cost estimate is applied to the gross area of the subject property, the deficiencies and other adequacies of the subject are embodied in the cost estimate and are dealt with in the depreciation estimate. The cost utilized in this analysis is therefore considered to represent Reproduction Costs.

This estimate is set forth on the Development Proforma located at the end of this approach. These costs include hard costs for construction, soft costs for architectural and engineering, soil, legal, supervision, fees and related costs; Financing costs; leasing commissions; and rent loss during absorption. Developers profit is added at 18 percent to account for the high level of risk and skill required to develop hotel property.

The hard construction cost for the improvements is estimated at $81.11 per square foot. Soft costs are estimated at 8 percent for design, architectural and engineering; 3 percent for development overhead, and 25 percent of annual income is estimated for opening expenses and income loss during stabilization.


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James Ratkovich & Associates, Inc.                                            59

3031 Main Street, Boise, ID

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed, two or three queen beds, side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, lamps, couch, clock radio and telephones. Most rooms have a small refrigerator, microwave and hair dryer. There are some kitchenette units. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $3,000 per room, or $336,000.

Accrued Depreciation

Accrued depreciation is the difference between the reproduction cost of the improvements and the market value of the improvements on the date of valuation. Depreciation is characterized by three categories: physical, functional and external.

Physical depreciation is evidenced by wear and tear of the structure. Functional obsolescence is also caused by internal characteristics such as a poor floor plan, inadequate mechanical equipment or functional inadequacy or over adequacy due to size or other characteristics. External or economic obsolescence is caused by conditions external to the property, such as a lack of economic demand or changing property uses in the area, or general national or regional economic conditions.

To establish the appropriate depreciation to be applied to the subject, the Marshall Valuation Service has been consulted. This service collates by type of construction and usage actual case studies of properties to produce market derived depreciation and remaining life estimates. These studies resulted in mathematical curves from which the depreciation for any initial life expectancy can be computed. An additional method of estimating physical depreciation is the Age/Life Method. This is a method of estimating incurable physical deterioration as a percentage applied to current replacement or reproduction cost new of the improvements. The percentage reflects the ratio of estimated effective age to typical anticipated economic life.

The depreciation estimate for the subject property is based an effective age at 10 years and an expected life of 50 years for the improvements indicating a depreciation estimate of 20 percent.

Located on the following page is a summary of the replacement cost new, including depreciation and land value indication. It indicates an As Is value of subject property, as follows:

                                   $6,550,000
                                   ==========


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James Ratkovich & Associates, Inc.                                            60

3031 Main Street, Boise, ID

                             Replacement Cost Study

-----------------------------------------------------------------------------------------------------
Development Proforma
Shilo Inn, Boise, ID
-----------------------------------------------------------------------------------------------------

MVS: Sec. 11, P 17, Class C. GoodCurrent X     Local X   Adj $/sf
------------------------------------------     -------   --------
Base Cost:                  $75.80    1.00        1.07     $81.11
Hard Costs                          Measure              $/Measure                 Cost        $/SF
----------                          -------              ---------                 ----        ----
Building                             55,268 SF             $81.11   $4,482,566
Yard Improvements                                                      200,000
                                                                       -------
Total Hard Costs                                                                 $4,682,566    $84.72

Soft Costs
----------
Architectural & Engineering                       8.00%               $374,600
Development Overhead                              3.00%                140,500
Stabilization & Opening Expenses         25% of annual income          357,555

Total Soft Costs                                                                   $872,655    $15.79
                                                                                -----------

Total Improvement Costs                                                          $5,555,221   $100.51

Entrepreneurial Profit                18.00%                                       $999,940    $18.09
                                                                                -----------   -------
Total                                                                            $6,555,161   $118.61

Depreciation Adjustment              Age/Life             % Dep.        $ Dep.
-----------------------
Physical                              10/50               20.00%    $1,111,044

Total Depreciation                                                               $1,111,044    $20.10
                                                                                 ----------    ------
Project Costs (Depreciated Replacement Cost)                                     $5,444,117    $98.50

Depreciated Furniture Fixtures & Equipm              112 Units @        $3,000     $336,000

Land Valuation                         Acres       SF       S/SF     Land Value       TOTAL
--------------                         -----       --       ----     ----------       -----
Site Value in Fee                      2.08      90,605    $8.50      $770,143
Site Value                             2.08      90,605    $8.50                   $770,000

 ---------------------------------------------------------------------------------------------------
Indicated Value                                                                  $6,550,117

   Rounded                                                                       $6,550,000
                                                                                 ----------
-----------------------------------------------------------------------------------------------------


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James Ratkovich & Associates, Inc.                                            61

3031 Main Street, Boise, ID

                           DIRECT COMPARISON APPROACH

The Direct Comparison Approach attempts to estimate the value of the subject property by comparing sales of similar properties within the market area of the subject. These sales are inspected, verified as to price, terms and conditions of the property at the date of sale, location, and income characteristics of the property. The data are then analyzed and compared to the subject property. The units of comparison considered significant in determining the subject's market value are the sale price per square foot and price per unit. In addition, a Gross Room Revenue Multiplier is derived for use as an additional measure of value for this approach. The overall rate is also abstracted from the market data for use in the Income Approach.

A search of the subject's regional market area was conducted to find sales of generally comparable hotel facilities that have occurred in the recent past. A summary of the sales that were considered most relevant for this analysis are summarized on the following page.


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James Ratkovich & Associates, Inc.                                            62

                         -------------------------------
                         REGIONAL SUMMARY OF HOTEL SALES
                         -------------------------------

====================================================================================================================================
                            Date of  Year  Building   Land  Land/Bldg No of  Gross.    Sale      Price/   Price/       Comments
No.    LOCATION               Sale   Built   Area     Area    Ratio   Units Area/Rm.   Price     Sq. Ft.  Unit
====================================================================================================================================

1 Comfort Inn                May-95  1990   30,740   76,405  2.49 :1    58    530   $2,800,000   $91.09  $48,276  Occupancy reported
  13207 NE 20th Avenue                      Est.                                                                  at 70 percent ADR
  Vancouver, WA                                                                                                   @ $46.00. No food
                                                                                                                  and beverage One
                                                                                                                  meeting room, spa,
                                                                                                                  pool, exercise
                                                                                                                  Located near new
                                                                                                                  mall.

2 Comfort Inn                Jun-96  1992   34,000   66,646  1.96 :1    64    531   $2,600,000   $76.47  $40,625  Two-story wood
  8855 SW Citizens Drive                                                                                          frame motel
  Wilsonville OR                                                                                                  located in
                                                                                                                  suburban location.

3 Ramada Inn                 Oct-94  1978   68,410   16,200  0.24 :1   120    570   $8,400,000  $122.79  $70,000  Four-story wood
  2200 Fifth Avenue                                                                                               frame & stucco
  Seattle, WA                                                                                                     downtown location.
                                                                                                                  Renovated prior to
                                                                                                                  sale. $70 ADR
                                                                                                                  estimate.
4 Travelodge                 Jun-94  1961   30,820   56,912  1.85 :1    74    416   $4,200,000  $136.28  $56,757  Includes retail
  4715 25th Avenue NE                                                                                             building
  Seattle, WA                                                                                                     (Blockbuster) ADR
                                                                                                                  est $55.00 Pool,
                                                                                                                  spa.

5 West Coast Gateway Hotel   Mar-96  1990   59,074   71,165  1.20 :1   145    407  $11,218,164  $189.90  $77,367  SeaTac Airport
  18415 Pacific Highway South                                                                                     location. All
  Seattle, WA                                                                                                     cash sale.

6 Best Western Hotel         Mar-95  1986   91,618  262,749  2.87 :1   147    623   $5,500,000   $60.03  $37,415  Three story wood
  15901 W. Valley Highway                                                                                         frame structure
  Tukwilla WA                                                                                                     includes
                                                                                                                  restaurant, spa,
                                                                                                                  exercise room and
                                                                                                                  outdoor pool

  Unadjusted Range:                $60.03     to    $189.90 /Sq.Ft.
                                  $37,415     to    $77,367 /Unit

                                 Mean:    $112.76 / Sq Ft         $55,073 / Unit

                               [GRAPHIC OMITTED]

                                ----------------
                                Comparable Sales
                                ----------------

3031 Main Street, Boise, ID

                              COMPARABLE SALE NO. 1

                                 [PHOTO OMITTED]

ADDRESS:          Comfort Inn                 GRANTOR:        Ray Patel, et al.
                  13207 NE 20th Avenue        GRANTEE:        Shree Ram LLC
                  Vancouver, WA
DESCRIPTION:      Two-story wood frame        DOCUMENT #:     Na
                  and stucco limited service  MARKET TIME:    Na
                  hotel                       NUMBER OF UNITS:        58
YEAR BUILT:       1990                        SALE PRICE:     $2,800,000
LOT SIZE:         76,405 S.F.                 SALE DATE:      June 5, 1995
CONDITION:        Average Good                TERMS:    $350,000 down
QUALITY:          Average                               seller wrapped existing
                                                        $1.45M 1st TD with, due
                                                        in 10 years

BUILDING AREA:    30,740 S.F.                 GROSS INCOME:   $685,540
LAND:BLDG RATIO:  2.49:1                      NET INCOME:     $288,000
PRICE/S.F.:       $91.09                      OVERALL RATE    10.29%
PRICE/UNIT:       $48,276                     GRM:            4.08
FF&E:   $140,000

COMMENTS: This property is located at the Vancouver Mall north of Portland Airport in a newly developing area. It is a newer property in good condition but round about access. 1994 ADR reported at $46.00 and Occupancy at 70%.


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James Ratkovich & Associates, Inc.                                            65

3031 Main Street, Boise, ID

                              COMPARABLE SALE NO. 2

                                 [PHOTO OMITTED]

ADDRESS:            Comfort Inn               GRANTOR:     Mahalaxmi Inc.
                    8855 SW Citizens Drive    GRANTEE:     Ganesh Enterprises
                    Wilsonville, OR
DESCRIPTION:        Two-story wood            DOCUMENT #:  9603044444
                    frame limited service     MARKET TIME: Na
                    hotel
NUMBER OF UNITS:    64
YEAR BUILT:         1992                      SALE PRICE:  $2,600,000
LOT SIZE:           66,646 S.F.               SALE DATE:   June 19, 1996
CONDITION:          Average/Good              TERMS:       $800,000 down
QUALITY:            Average                                $1,8M 1st Td
                                                           Commercial Bank

BUILDING AREA:      34,000 S.F.               GROSS INCOME:      $804,825
LAND:BLDG. RATIO:   1.96:1                    NET INCOME:        $310,628
PRICE/S.F.:         $76.47                    OVERALL RATE       11.95%
PRICE/UNIT:         $40,625                   GRM:               3.23
FF&E:               $160,000 Est.

COMMENTS: This suburban property is located near Highway 5 and is a newer property with good exposure but less than direct access.


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James Ratkovich & Associates, Inc.                                            66

3031 Main Street, Boise, ID

                              COMPARABLE SALE NO. 3

                                 [PHOTO OMITTED]

ADDRESS:            Ramada Inn                 GRANTOR:   2200 Fifth Ave. Ltd.
                    2200 5th Avenue            GRANTEE:   Devin Corporation
                    Seattle, WA
DESCRIPTION:        Four-story over parking    DOCUMENT #:      9410280992
                    frame and stucco hotel     MARKET TIME:     6 months
                    with restaurant/lounge     UMBER OF UNITS:  120
YEAR BUILT:         1978                       SALE PRICE:      $8,400,000
LOT SIZE:           16,200 S.F.                SALE DATE:       October 28, 1994
CONDITION:          Average                    TERMS:     $3,000,000 down
QUALITY:            Average                               $5,400,000 1st Td
                                                          Seafirst Bank

BUILDING AREA:      68,410 S.F.                GROSS INCOME:         Na
LAND:BLDG RATIO:    0.24:1                     NET INCOME:           Na
PRICE/S.F.:         $122.79                    OVERALL RATE          Na
PRICE/UNIT:         $70,000                    GRM:                  Na

COMMENTS: This property is located on Fifth Avenue in the Denny Grade area of downtown Seattle. It was renovated prior to the sale with new lobby, HVAC and FF&E. Property leases additional parking nearby. Seller leased back property for 10 years, terms unknown. Central city location, average appeal.


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James Ratkovich & Associates, Inc.                                            67

3031 Main Street, Boise, ID

                              COMPARABLE SALE NO. 4

                                [PHOTO OMITTED]

ADDRESS:         Travelodge                   GRANTOR: Vincent Hanna Fowler Inv.
                 4715-25 25th Avenue NE       GRANTEE: P.B. Investments Ltd.

                 Seattle, WA

DESCRIPTION:     One and two-story wood       DOCUMENT #:  9506222113
                 frame and stucco motel       MARKET TIME: 12 month
                 with 6,700 sf retail building

NUMBER OF UNITS: 74

YEAR BUILT:      1961                         SALE PRICE:  $4,200,000
LOT SIZE:        56,912 S.F.                  SALE DATE:   June 22, 1994
CONDITION:       Average                      TERMS:       All cash
QUALITY:         Average
BUILDING AREA:   30,820 S.F.                  GROSS INCOME:           Na
LAND:BLDG RATIO: 1.85:1                       NET INCOME:             Na
PRICE/S.F.:      $136.28                      OVERALL RATE            Na
PRICE/UNIT:      $56,757                      GRM:                    Na

COMMENTS: This suburban property is located north of the University of Washington and across from University Village shopping center. The Travelodge has a detached Blockbuster retail store on the site which enhanced the sales price. That store is leased at $9,520 per month triple net with 7 years remaining. Extraction of retail portion value indicates $800,000 based on capitalization of lease income for 7 years plus reversion on the Blockbuster lease. Residual to the Motel is $3,400,000 or $45,945 per unit and $110.32 per square foot.


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James Ratkovich & Associates, Inc.                                            68

3031 Main Street, Boise, ID

                              COMPARABLE SALE NO. 5

                                [PHOTO OMITTED]

ADDRESS:          Westcoast Gateway Hotel        GRANTOR:     Gateway Hotel LP
                  18415 S. Pacific Highway       GRANTEE:     Patriot American
                  Sea-Tac, WA                                  Hospitality
DESCRIPTION:      Six-Story, good quality Class  DOCUMENT #:  7110-407
                  B hotel w/ restaurant, lounge  MKTG.TIME::  N/A
                  Pool and spa amenities.        ROOM CT.:    145
YEAR BUILT:       1990                           SALE PRICE:  $11,218,164
LOT SIZE:         71,165 SF (1.63 Acre)          SALE DATE:   March, 1996
CONDITION:        Good                           TERMS:       Cash Equivalent
QUALITY:          Average-Good                   CLASS:       Limited service,
                                                              upper tier
BUILDING AREA:    59,074 SF                      GROSS INCOME:        N/A
LAND:BLDG RATIO:  1.20:1                         NET INCOME:          N/A
PRICE/SF:         $189.90                        OVERALL RATE         N/A
PRICE/UNIT:       $77,367                        GRM:                 N/A

COMMENTS: This property is located adjacent to the Sea-Tac International Airport. It has one of the best proximity of the hotels along Pacific Highway. Constructed of good quality Class B materials. Part of a five property portfolio sale which included 3 Seattle properties, 1 in Wenatchee, and 1 in California. Unable to obtain operating data to extract OAR, or revenue/expense ratios.


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James Ratkovich & Associates, Inc.                                            69

3031 Main Street, Boise, ID

                              COMPARABLE SALE NO. 6

                                [PHOTO OMITTED]

ADDRESS:         Best Western Southcenter   GRANTOR: United States National Bank
                 15901 W. Valley Highway    GRANTEE:     Wen & Liu
                 Tukwilla, WA
DESCRIPTION:     Three-story and one-story  DOCUMENT #:  95-3311394
                 wood frame structures,     MKTG.TIME::  N/A
                 restaurant, pool & spa     No Of Units: 147
YEAR BUILT:      1986                       SALE PRICE:  $5,500,000
LOT SIZE:        262,749 S.F.               SALE DATE:   March 31, 1995
CONDITION:       Average                    TERMS:       Cash Equivalent
QUALITY:         Average
BUILDING AREA:   91,618 S.F.                GROSS INCOME:             N/A
LAND:BLDG RATIO: 2.87 :1                    NET INCOME:               N/A
PRICE/SF:        $60.03                     OVERALL RATE              N/A
PRICE/UNIT:      $37,415                    GRM:                      N/A

COMMENTS: This property is regarded as the limited service hotel facility in the Seattle-Tacoma market area. Located near Freeway across the street from newer Embassy Suites and north of Residence Inn Hotel in a suburban location. Unable to obtain operating data to extract OAR, or revenue/expense ratios.


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

3031 Main Street, Boise, ID

DIRECT COMPARISON APPROACH (Continued)

To compare the relevant sales to the subject property, consideration has been given to such factors as financing, market conditions, conditions of sale and physical and economic characteristics such as location, quality of the improvements, age and condition of the improvements, overall size and property operation levels.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the sales used were fee simple estates and no property rights adjustments are necessary.

Financing Adjustment

Typical income producing property sales transactions involve some combination of mortgage financing and cash (or equity) transfer. Knowledgeable investors are aware that the use of mortgage financing will have an effect on the yield to equity funds. The careful structuring of the mortgage and equity components of a transaction may produce higher returns to the equity position than the overall return to the property (positive leverage). This process can work in the opposite direction when the rate paid for mortgage funds exceeds the overall rate produced by the property (negative leverage). When the terms of the sale are atypical, the result may be a price that is higher or lower than that of a normal market transaction. In this analysis, it is assumed that the subject is expected to sell for cash or with the prevalent institutional financing terms available.

The comparable sales have been reviewed in reference to their financing and typically involved normal or large down payments with the balance typically financed by the seller or major lending institutions at prevailing long term rates. No secondary financing was of any particular advantage and was not considered to affect the sale prices. Based on an analysis of the financing terms of the comparable sales, no adjustments were required and the sales are all cash equivalent.

Conditions of Sale

The comparables were reviewed for their conditions of sale surrounding the transactions. Sale 4 has a retail store on site that is estimated to contribute approximately $800,000 which results in an adjusted price to the hotel property of $3,400,000 or $45,945 per room. Sale 5 sold to the same buyer as part of a 5 property portfolio sale. However, the prices were established for each of the sale properties separately and no adjustment is necessary. The other sales are not considered to require any conditions of sale adjustments since the sales prices were all based on market value with no unusual conditions surrounding the transactions.


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James Ratkovich & Associates, Inc.                                            71

3031 Main Street, Boise, ID

Market Conditions

The next adjustment to the comparables is to determine any change in value associated with the passage of time. Due to changes in market conditions between the date of sale and the date of valuation, an adjustment must be made to compare the comparable sale to the subject. Changes in the market conditions often result from various causes such as inflation, deflation, changing demand or supply and changes in the general economy. It is noted that the adjustment is not for the passage of time itself, but for the changes in market conditions that have occurred over the time period in question. The best indication of value change over time is the sale and resale of the same property. The sales used occurred between mid 1994 and mid 1996, under similar market conditions as exist for the subject valuation. No market conditions adjustments are warranted.

Locational, Quality, Age and Condition and General Adjustments

The sales used indicate a range between $60.32 to $189.90 per square foot. They range between $37,415 to $77,367 per unit. The sales occurred between June 1994 and June 1996 and are the best available sales comparables for use in comparison to the subject property due to their generally similar physical and economic characteristics.

It is noted here that we reviewed several motel/hotel sales in the local market area which occurred in the past two years and found most to have sold at prices below the low end of the above range. Many of those properties are locally oriented, poorly performing properties which did not represent viable investment alternatives to the subject and thus they were not included in our analysis. We had to broaden our search to a regional market since we considered the subject property to have a regional investment and market appeal. While the sales used are not direct comparables to the subject property, generally being in urban locations and larger market areas, they are the best indicators of the subject's value due to its economic and market characteristics which are more similar to the sales used than to local sales, and due to its regional identity as part of the regional chain with a good reputation and an established guest following.

Since the validity test for all adjustments in the sales comparison approach is what the market reaction to differences will be, we conclude that the market's reaction to one property over another is ultimately reflected in its stabilized operating performance. Market preferences for dozens of amenities and characteristics including neighborhood/location, pool/spa's, exercise rooms, restaurants, shuttle services, continental breakfasts, free movie channels etc. are all expressed in the economic productivity of the going concern. The better the amenity mix the more the property generates. Conversely, if the operations and facilities fail to meet local standards and customer preferences, this will be reflected in a lower economic performance.


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James Ratkovich & Associates, Inc.                                            72

3031 Main Street, Boise, ID

Therefore, individual adjustments for property characteristics are not even attempted here. Developing statistical correlation to determine the relative contribution to total property value of various amenities or locational characteristics would become absurdly complex. Instead we focus on the range of values indicated on a per unit basis and on the value indicators that indicate economic productivity and return potential. These are the gross revenue multiplier (GRM) and the overall capitalization rate (OAR).

Gross Revenue Multipliers

We were careful to select our primary comparable sales from within the general region of the subject property where similar economies and social factors impact value. However when we attempted to verify income and operating expense information for the sales referenced herein we were only able to confirm data for two of the six sales profiled here. This is simply too small a sampling to develop reliable GRM and OAR indicators for estimating values through the Sales Comparison Approach. Therefore we have summarized these sales together with four other supplementary sales for which income/expense data and GRM/OAR indicators could be extracted and verified. These sales are summarized on the table on the following page.

These sales represent a broader cross-section of hotel properties encompassing limited and full service properties, and include some middle and upper tier market operations. The supplemental sales indicate a range of GRM between 3.12 and 4.26. The sales are considered as a broad range of GRM indicators. The subject property is a newly remodeled property that is well located and has a stable history of operations. It is well maintained, has suite type rooms and good recreation facilities. The subject is an attractive investment given it's strong position in it's market area which is growing. We have estimated a GRM of
4.0 as applicable to the subject property which indicates a value of:

                      $1,430,219 GRM x 4.0 =     $5,720,876

                      Rounded                    $5,720,000

Value Per Unit

Recognizing that these indicators yield somewhat divergent values, we must point out that without a highly detailed, multi-factorial quantitative adjustment process, the sales comparison approach is going to yield the most divergent array of value indicators of the three approaches. Attempting to apply "reasonable" adjustments injects so much subjectivity into the analyses that we conclude the principal benefits of the direct sales comparison approach are diagnostic rather than projective. They may reveal operating, economic and functional anomalies of the subject property but in the end prove marginal at actually predicting value.


----------------------------------
James Ratkovich & Associates, Inc.                                            73

                            ------------------------
                            SUPPLEMENTAL HOTEL SALES
                            ------------------------

=============================================================================================================================
                          Date of  Year   Building  No of    Gross                   Sale      Price/  Price/
No.     LOCATION           Sale    Built    Area    Units   Revenue      NOI         Price     Sq.Ft.   Unit     GRM    OAR
=============================================================================================================================
1  Comfort Inn            May-95    1990   30,740    58    $685,540    $288,000   $2,800,000   $91.09  $48,276   4.08  10.29%
   13207 NE 20th Avenue
   Vancouver, WA

2  Capital Inn/Days Inn   Jan-95    1990   29,949    81    $778,745    $373,765   $3,320,000   $10.86  $40,988   4.26  11.26%
   120 College Street
   Lacey WA

3  Quality Inn            Oct-95  1977/86  29,200    73    $685,200    $293,760   $2,625,000   $89.90  $35,959   3.83  11.19%
   1545 NE Burnside
   Gresham OR

4  Comfort Inn            Jun-96    1992   34,000    64    $804,825    $310,628   $2,600,000   $76.47  $40,625   3.23  11.95%
   8855 SW Citizens Drive
   Wilsonville OR

5  Ameritel Inn           Jun-96    1991   48,966    94  $1,652,218    $823,838   $6,110,000  $124.78  $65,000   3.70  13.48%
   Confidential

6  Bellevue Hilton        Aug-95    1979  122,369   180  $3,945,000  $1,107,000  $12,300,000  $100.52  $68,333   3.12   9.00%
   100 112th Street NE
   Bellevue WA

                                   Mean:                                                      $98.93   $49,863   3.70  11.19%

   Unadjusted Ranges:             $76.47    to    $124.78 /Sq.Ft.
                                 $35,959    to    $68,333 /Unit
                                    3.12    to       4.26  GRM
                                   9.00%    to     13.48%  OAR

3031 Main Street, Boise, ID

The sales comparables most similar to the subject in physical and economic characteristics are Sales Nos. 1, 2, 4, and 6 of the primary sales. These sales suggest values between $40,000 and $55,000 per unit. The subject is newly renovated and has all suite rooms with a good location and stable operations. It's market area is growing and the subject is well positioned within this area. Therefore, we conclude on a value of $55,000 per room as applicable to the subject, or:

                   112 Units @ $55,000 per Unit = $6,1600,000

                              Conclude @ $6,160,000

Correlation of Value

The two units of comparison applied indicate a range of value for the subject property between $5,720,000 and $6,160,000. We have selected a value indication at the middle of the two indications, as follows:

                            Conclude       $5,900,000
                                           ==========


----------------------------------
James Ratkovich & Associates, Inc.                                            75

3031 Main Street, Boise, ID

                                 INCOME APPROACH

The Income Approach is premised upon the principle of anticipation which holds that value is determined by the present worth of the anticipated future benefits. These benefits in the case of an income producing property are the net cash flows, the reversion at the end of the holding period, and the inherent tax benefits afforded an owner of income property.

In this approach, the value is estimated by the capitalization of the expected future net income. Capitalization is the process of converting an income stream into a single capital value. This is the amount that a prudent, typical informed purchaser would pay as of the valuation date for the right to receive the forecast net income over the specific period.

In order to make relatively accurate income and expense projections for the subject property, we have relied on the subject's actual operating history for the past three years, plus the trailing 12 months ended August 1996. We also relied on market conditions, lodging industry reports and our survey of lodging competition in the subject's area. We also analyzed local industry trends from Star Reports as prepared by Smith Travel Research.

As a part of our analysis to develop the potential gross income of the subject the appraiser has conducted a survey of hotel facilities considered to be competitive with the subject property. The survey focused on hotels which are considered to be primary competition to the subject. These hotels are summarized on the following page.


----------------------------------
James Ratkovich & Associates, Inc.                                            76

3031 Main Street, Boise, ID

                          SUMMARY OF COMPETITIVE HOTELS

=========================================================================================
No  Identity/Location        Room    Rack Rates              Comments
=========================================================================================
1   SUBJECT                  112     $52-67 QQ CITY          Remote TV, VCR,
    3031 MAIN STREET                 $62-77 QQ RIVER 2&3     fridge/microwave, indoor
    BOISE                            $67-82 QQ RIVER I       pool, spa, steam room,
                                     $75-95 KING SUITE       sauna, fitness room,
                                                             Continental breakfast
-----------------------------------------------------------------------------------------
2   RODEWAY INN              96      $64 QQ SINGLE           Remote TV, partially
    1115 N. CURTIS                   $69 K SINGLE            enclosed pool, full service
    BOISE                            $72 SUITE               restaurant with lounge
                                     $10 EXTRA PERSON
-----------------------------------------------------------------------------------------
3   RED LION                 182     $98 STANDARD            Remote TV, pool, fitness
    DOWNTOWNER                       $108 K TOWER            room, full service
    1800 FAIRVIEW                    $118 EXECUTIVE SUITE    restaurant with sports bar
    BOISE                            $195 SUITE
                                     $15 EXTRA PERSON
-----------------------------------------------------------------------------------------
4   RED LION RIVERSIDE       124     $119 NONVIEW            Remote TV, pool.
    2900 CHINDEN BLVD.               $129 RIVERVIEW          restaurant with lounge,
    BOISE                            $165-275 SUITES         club
-----------------------------------------------------------------------------------------
5   AMERITEL INN             124     $84.75 STANDARD         Remote TV, indoor pool
    7965 W. EMERALD                  SINGLE                  spa, steam room, and
    BOISE                            $94.72 STANDARD SUITE   fitness room
                                     $8 EXTRA PERSON
-----------------------------------------------------------------------------------------
6   ECONOLODGE               52      $38 SINGLE Q            Remote TV,
    2155 N. GARDEN                   $42 DOUBLE Q            complimentary continental
    BOISE                            $50 DOUBLE QQ           breakfast
-----------------------------------------------------------------------------------------
7   OWYHEE PLAZA             100     $65 SINGLE MAIN BLDG    Remote TV, Pool, some
    11TH & MAIN                      $95 SUITE               minibars, restaurant, coffee
    BOISE                            $107 EXECUTIVE SUITE    shop, lounge
                                     $10 EXTRA PERSON
=========================================================================================


----------------------------------
James Ratkovich & Associates, Inc.                                            77

                               [GRAPHIC OMITTED]

                             COMPETITIVE HOTELS MAP

3031 Main Street Boise, ID

                             COMPETITIVE HOTEL NO. 1

                                [PHOTO OMITTED]

                             COMPETITIVE HOTEL NO 2

                                [PHOTO OMITTED]


----------------------------------
James Ratkovich & Associates, Inc.                                            79

3031 Main Street, Boise, ID

                             COMPETITIVE HOTEL NO. 3

                                [PHOTO OMITTED]

                             COMPETITIVE HOTEL NO. 4

                                [PHOTO OMITTED]


----------------------------------
James Ratkovich & Associates, Inc.                                            80

3031 Main Street, Boise, ID

                             COMPETITIVE HOTEL NO. 5

                                [PHOTO OMITTED]

                             COMPETITIVE HOTEL NO. 5

                                [PHOTO OMITTED]


----------------------------------
James Ratkovich & Associates, Inc.                                            81

3031 Main Street, Boise, ID

The subject is well positioned within its competitive market area. It represents 17 percent of the direct competitive supply and is achieving occupancies and average daily rates that are within its competitive levels. The Red Lion properties downtown and Riverside provide the most upper tier market competition and more convention and meeting oriented. The Rodeway Inn and the Econolodge are lower tier properties and are secondary competition. The primary competition in our price and category are the Ameritel Inn and the Owyhee Plaza. The Ameritel is higher priced and the Owyhee Plaza is a local property that does not have the subject's regional identification. The subject's river side location also provides it with a competitive advantage.

The following is a chart of local occupancy and ADR figures for Boise in the past six years.

--------------------------------------------------------------------------------
 Year      Trends                      Smith Travel
--------------------------------------------------------------------------------
         Occupancy   ADR     % Change  Occupancy   ADR    % Change  Room Supply
                               ADR                          ADR
 1990       70.1%   $45.47               70.4%    $48.70              1,087,770
 1991       65.7%   $51.51   +13.28%     67.3%    $49.25    +1.13%    1,110,746
 1992       68.3%   $54.88    +6.54%     71.4%    $51.48    +4.53%    1,179,995
 1993       73.4%   $53.74    -2.08%     74.0%    $53.06    +3.07%    1,191,725
 1994       75.3%   $57.82    +7.59%     75.7%    $55.56    +4.71%    1,237,430
 1995       72.4%   $61.23    +5.90%     72.4%    $57.66    +3.78%    1,334,816
--------------------------------------------------------------------------------

New motels built in Boise in past 2-1/2 years:

1994   AmeriTel              124 rooms         Near mall
1994   Inn America           73 rooms          Near airport
1995   Hampton               64 rooms          Near airport, adjacent to freeway
1995   Fairfield             64 rooms          Near airport, adjacent to freeway
1995   Holiday Inn Express   63 rooms          Near airport
1996   Shilo Inn             46 room addition  Near airport, adjacent to freeway
1996   Courtyard             167 rooms         Broadway, peripheral to downtown
                                               core, will open October 15th

Motel/hotel under construction:

Extended Stayamerica   88 guest rooms   Near airport (to open spring 1997)
Westcoast Boise Hotel  250 guest rooms  Boise downtown core (to open late 1977")

Note: For 2 years from 1996 through end of 1997, available room day supply will have increased from 1,334,816 to 1,535,921, reflecting a 15.07% overall increase.


----------------------------------
James Ratkovich & Associates, Inc.                                            82

                                    SHILO INN
# of Rooms            112           3031 Main Street           Remodeled 1995-96
                                    Boise/Riverside, ID
Building Area       55,268 sf       RECONSTRUCTED HISTORICAL OPERATING DATA

-------------------------------------------------------------------------------------------

                                      1993                         1994
-------------------------------------------------------------------------------------------
    Occupancy Rate                     67.00%                       66.00%
    Average Room Rate                  $50.93                       $51.40
-------------------------------------------------------------------------------------------
REVENUES                                      % Total Per Room             % Total Per Room
Room Rentals                       $1,389,073   96.2%  $12,402  $1,384,283   96.0%  $12,360
Restaurant                                  0    0.0%       $0           0    0.0%       $0
Telephone                              28,442    2.0%     $254      31,021    2.2%     $277
Other Income                           26,609    1.8%     $238      26,392    1.8%     $236
-------------------------------------------------------------------------------------------
Total Revenue                      $1,444,124  100.0%  $12,894  $1,441,696  100.0%  $12,872

EXPENSES
Departmental Expenses
Rooms Department                     243,865    16.9%   $2,177     259,532   18.0%   $2,317
Food & Beverage Department            21,332     1.5%     $190      22,595    1.6%     $202
Telephone                             17,155     1.2%     $153      18,840    1.3%     $168

Undistributed Operating Expenses
 Administrative & General             47,771     3.3%     $427      53,801    3.7%     $480
 Management                           72,206     5.0%     $645      72,085    5.0%     $644
 Marketing                            33,747     2.3%     $301      43,653    3.0%     $390
 Utilities                            53,804     3.7%     $480      51,502    3.6%     $460
 Property Operations & Maintenance    47,857     3.3%     $427      46,139    3.2%     $412
 Capital Expenditures                  4,952     0.3%      $44      42,379    2.9%     $378
 Miscellaneous                         3,667     0.3%      $33       3,156    0.2%      $28

Fixed Charges
 Property Tax & License               50,811     3.5%     $454      50,812    3.5%     $454
 Insurance                             8,892     0.6%      $79       8,516    0.6%      $76

-------------------------------------------------------------------------------------------
Total Expenses                      $606,059    42.0%   $5,411    $673,010   46.7%   $6,009

NET OPERATING INCOME                $838,065    58.0%   $7,483    $768,686   53.3%   $6,863

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                                               Trailing 12
                                      1995                     Months 8/96
-------------------------------------------------------------------------------------------
    Occupancy Rate                     61.00%                       61.00%
    Average Room Rate                  $53.79                       $53.23
-------------------------------------------------------------------------------------------
REVENUES                                      % Total Per Room             % Total Per Room
Room Rentals                       $1,337,829   96.3%  $11,945  $1,304,499   96.5%  $11,647
Restaurant                                  0    0.0%       $0           0    0.0%       $0
Telephone                              27,595    2.0%     $246      26,008    1.9%     $232
Other Income                           23,950    1.7%     $214      21,432    1.6%     $191
-------------------------------------------------------------------------------------------
Total Revenue                      $1,389,374  100.0%  $12,405  $1,351,939  100.0%  $12,071

EXPENSES
Departmental Expenses
Rooms Department                      265,722   19.1%   $2,373     282,045   20.9%   $2,518
Food & Beverage Department             21,895    1.6%     $195      21,515    1.6%     $192
Telephone                              16,947    1.2%     $151      16,861    1.2%     $151

Undistributed Operating Expenses
 Administrative & General              67,910    4.9%     $606      48,174    3.6%     $430
 Management                            69,469    5.0%     $620      67,597    5.0%     $604
 Marketing                             46,245    3.3%     $413      42,354    3.1%     $378
 Utilities                             51,446    3.7%     $459      51,203    3.8%     $457
 Property Operations & Maintenance     56,446    4.1%     $504      47,741    3.5%     $426
 Capital Expenditures                  18,636    1.3%     $166       8,643    0.6%      $77
 Miscellaneous                          4,657    0.3%      $42       4,182    0.3%      $37

Fixed Charges
 Property Tax & License                57,350    4.1%     $512      54,633    4.0%     $488
 Insurance                              8,514    0.6%      $76       8,970    0.7%      $80

-------------------------------------------------------------------------------------------
Total Expenses                       $685,237   49.3%   $6,118    $653,918   48.4%   $5,839

NET OPERATING INCOME                 $704,137   50.7%   $6,287    $698,021   51.6%   $6,232

-------------------------------------------------------------------------------------------

3031 Main Street, Boise, ID

Occupancy and Room Revenue Estimates

The subject's reconstructed historical operating summary, as provided by the Shilo Inn, is located on the previous page. Occupancy changed from 67 percent in 1993 to 66 percent in 1994, to 61 percent in 1995 and 1996, reportedly due to the renovation and the disruption it caused to operations during that period. Occupancy is climbing back up to historic levels. The average daily room rate has been very stable since 1993 ranging from $50.93 to $53.23 in 1996. We expect the subject property to maintain its operation within this range of the market for the foreseeable future.

The Smith Travel Research report located in the addenda indicates that occupancy market wide was 69.4 percent in 1993, 70.1 percent in 1994, 69.5 percent in 1995 and is achieving 70.9 percent in the first nine months of 1996. The average daily rates have increased from $48.37 in 1993 to $52.63 in 1996. These figures reflect support for the subject's operations

Based on our analysis of the competitive market area and the subject's operations, it is our opinion that the subject will achieve an average occupancy rate of 63 percent in 1997 and increase to stable levels of 65 percent per year for the duration of our analysis due to the expected increase in occupancy that should result form the renovation in progress. The average daily rate is projected at $53.50 for year one, projected to increase at an annual rate of 3 percent per year.

Other Revenues

Other revenues include telephone income, estimated at 2.0 percent of room revenues; and miscellaneous other income, from vending machines and similar items, is estimated at 1.8 percent of room revenues. The subject's history is the best indicator of these revenue.

EXPENSE ANALYSIS

In addition to the subject's actual historical operating data, previously presented, we have reviewed expense data as reported in Trends by PKF Consulting, and Star Travel Research which are both located in the addenda.

Departmental Expenses

Rooms

Room expenses include salaries, wages, payroll taxes and fringe benefits for front desk staff and housekeeping personnel; general hotel expenses (excluding franchise fees); guest room supplies; cleaning supplies; laundry, linen; reservations/booking expenses; travel agent commissions; and numerous other small expense categories. PKF industry standards indicate a range from $3,166 to $3,950 per room. Star Research reports rooms department expenses to range from $3,208 to $4,432. The subject's reconstructed historical data indicates a range from $2,177 to $2,518 per room. The subject is operating at stable and consistent levels which are below industry averages. We have projected $2,400 per room for departmental room expense which is near the subject's actual historical performance. We believe that a typical buyer for the subject property would a similar chain operation or even larger organization that can achieve the same efficiencies that the current operations have demonstrated.


----------------------------------
James Ratkovich & Associates, Inc.                                            84

3031 Main Street, Boise, ID

Telephone

Telephone expenses include monthly service charges, local and long distance charges billed by the phone company. The subject property utilizes a discount rate long distance provider which bills in six second increments, and offers discounted long distance rates. Although the ratio of phone revenues to expenses are in line with the industry standard at about 2:1, these operations comprise a small percentage of revenue. We have utilized an expense ratio of 65 percent of telephone revenues based on historical data.

UNDISTRIBUTED OPERATING EXPENSES

These expenses reflect the expenses and fixed overhead items which are not attributable to any specific activity or profit center but are required to maintain the going concern operation. These include Administrative and General Expenses; Franchise Fees; Marketing and Guest Entertainment costs; Property Operation and Maintenance Costs; Energy / Utility Costs and miscellaneous other unallocated departmental costs.

Administrative and General

These expense items include: administrative staff salary/wages, payroll taxes and benefits; bookkeeping and accounting; vehicle expenses; credit card commissions; office supplies; printed materials; postage; professional and legal fees; contract security; and owner/manager travel expenses, and bad debt write-offs. PKF reveals that industry standards for administrative and general expenses in the two property categories we compared the subject to ranged from 7.8% to 9.0%. Smith Travel indicates this expense to range from 9.1% to 9.4% for the subject's categories. The subject expended between 3.3% and 4.9% for G&A over the past four years. We conclude that the most subject's actual experience, with some consideration to industry averages, is the best indicator of this expense and have selected 3.5% for our projections.

Management Fees

The subject property is owner operated and the primary compensation paid to the owner managers comes in the form of profit distributions. A portion of the executive management compensation is also accounted for in Administrative salary/wages which are also somewhat below industry averages by several measures. A typical market derived management fee for an operation such as the subject should run at least 3.0%-5.0% according to most reliable sources. PKF industry standards indicate a range for management of 2.8% to 3.1%. Smith Travel indicates 2.8% to 3.8% for management expense in the subject's categories. The subject has a 5 percent internal accounting management fee. We have utilized a management fee of 5.0 percent for our projections which is above industry standards.


----------------------------------
James Ratkovich & Associates, Inc.                                            85

3031 Main Street. Boise. ID

Franchise and Marketing Expense

Franchise and marketing expense includes charges for regional or national chain affiliations or franchise, expenses for advertising, promotional literature and activities. Historically the subject has expended between 2.3% to 3.3% for advertising and there is no franchise fee since the subject is company owned. PKF industry standards indicate advertising expense to range from 3.7% to 3.9% and franchise fees to range from 0.9% to 1.9%. Smith Travel indicates 3.7% to 6.6% for advertising and 1.7% to 3.5% for franchise fees. Despite the current level of the subject's expenditures, we used the industry standards for our projections, since we look at typical owner requirements rather than Shilo's actual corporate profile. We have utilized a rate of 3.0% for franchise and 5.0% for marketing, for a total of 8%, based on our estimate of the appropriate costs for the subject property to continue to perform at current levels.

Energy / Utility Costs

Expenses in the Energy/Utility category are highly consistent over the previous four years of operation. We note that the Pacific Northwest has the lowest energy costs of any region of the US because of the relative abundance of hydroelectric power. The subject has expended between 3.6 to 3.8 percent in utility expenses in the past four years. PKF industry standards indicate a range from 3.9 to 5.0 percent and Smith Travel indicates a range from 4.8% to 6.3%. We have utilized 3.7 percent for our analysis based on the subject's historical data.

Property Operations and Maintenance

This category includes automotive maintenance; Building expenses; computer equipment and software systems; Copy Machine/Fax machine maintenance; maintenance contracts; grounds maintenance; painting and decorating; swimming pool/spa maintenance contracts; TV repairs; tools and other miscellaneous expenses. The subject has historically spent between 3.2 and 4.1 percent for repairs and maintenance which includes some capital improvements expenses. PKF industry standards indicate a range from 4.5 to 6.2 percent and Smith Travel indicates 4.2% to 5.2% for this item. We have utilized a rate of 3.5 percent based on the subject's most recent historical data and industry standards.


----------------------------------
James Ratkovich & Associates, Inc.                                            86

3031 Main Street, Boise, ID

FIXED CHARGES

Property Taxes

According to the county assessor, the subject's current property and personal property taxes are $53,600. Taxes are based on six year cycle assessments with annual adjustments by the assessor. A sale does not trigger a reassessment. We expect future assessment increases to be in line with historical increases. Property taxes for the subject property are estimated at $55,000 in our projection for year one.

Property Casualty Insurance

Insurance has been consistent during the last four years between 0.6 and 0.7 percent of total revenue which is slightly below the 1.0% to 1.2% level suggested by the industry standard data. A one year premium for fire and extended coverage and liability has been estimated at 0.6 percent. Industry averages are above the actual history of the subject but these are a general indicator overall, highly dependent on location and negotiations. In the final analysis we relied on the subject's history.

Replacement Reserves

The short-lived building components and equipment which require replacement and for which a reserve account should be set up consist of roof covering, floor covering, draperies, water heaters, air conditioning systems and other mechanical systems servicing the buildings and other capital expenditures. Since these expenses are bound to occur, we have accounted for this expense item as a percentage of total revenue. Some of the replacement items are included in normal maintenance, supplies and room expense items.

The International Society of Hospitality Consultants released a comprehensive study in 1995 which examined historical industry-wide CapEx expenditures for the 10 year period from 1983 through 1993. The study, funded by 16 high profile national and international hospitality management companies, lenders and hotel operators concluded that the historical convention of reserving only 2%-3% of gross revenues was inadequate for funding the actual capital outlays required to maintain a property in a typically competitive market. They concluded that capital expenditures for limited service properties averaged 3.7%.

They also noted that CapEx expenditures increased significantly as a hotel ages with a spike every 7 to 9 years when major renovations of guest rooms and public areas are required. They pointed out that properties in their survey data built before 1981 averaged CapEx outlays of 9.6% of annual gross revenue. What this clearly reveals is that historical reserves have been grossly underestimated and have caused financial distress for both financiers and operators of hotel properties. The bottom line of the study is that properties over 7 to 8 years old, and certainly those over 10 years old will require reserves of roughly 2.5 times to 3.0 times the traditionally accepted reserve allowance. For upper-tier, limited service properties and lower-tier, full service


----------------------------------
James Ratkovich & Associates, Inc.                                            87

3031 Main Street, Boise, ID

Capitalization Analysis

properties this will equate to a total CapEx reserves of 4%-5% at a minimum, depending on age, method of construction, historical occupancy/use levels and prior CapEx investment.

We have divided reserves charges into two categories: Furniture, Fixtures & Equipment and Improvement Reserves. The furniture, fixtures and equipment used in the operations of the subject property is charged at a rate of 3.0 percent of total revenue based on industry standards and our estimate of the useful life of the subject's FF&E. The improvements reserve for replacement expense is estimated at 2.0 percent of total revenue.

Direct Capitalization: This technique employs the use of an overall rate. This is an annual percentage rate that expresses the relationship between net operating income and the present worth of the property. The term overall rate reflects the fact that the rate incorporates capital appreciation or depreciation along with a return on net income. The overall rate must represent what informed, prudent and rational investors are requiring and obtaining for similar, competitive properties in the current market.

Overall Rate Derivation / Direct Capitalization: The first estimate of value we develop through the Income Approach is developed with the Direct Capitalization Technique, which utilizes the overall capitalization rate. This is an aggregated rate that expresses the relationship between a single year's stabilized net operating income, and the present worth of the property. The term overall capitalization rate, or simply, overall rate (OAR), indicates that the rate encompasses all market derived return requirements including capital appreciation or depreciation, a baseline return on net income, plus any risk related return premiums dictated by the market's perception of the risk elements attendant to ownership and operation. The overall rate should represent the income to value ratio that typically informed, economically motivated, prudent and rational investors would require and obtain, when investing in similar, competitive properties in the current market.

Ideally, the market transactions referenced in the overall rate derivation should be open market sales of regionally competitive hotel properties, with generally similar income streams and expense ratios. The summary contained in the Direct Comparison Approach indicates overall rates derived from only two of the primary market comparable sales. A Supplemental Summary of Hotel Sales has also been produced to show the overall rates indicated in a variety of other hotel sales in a broader survey of the Pacific and Inland Northwest.

The sale of the Bellevue Hilton, which sold in August 1995, indicated an overall rate of 9.00%. This was the lowest OAR and it could be regarded as anomalous, relative to the other market indicators and investors surveys compiled by us. We surmise that the price may have reflected substantial unrealized income potential or operating economies not superficially obvious from the reported data.


----------------------------------
James Ratkovich & Associates, Inc.                                            88

3031 Main Street, Boise, ID

The balance of the supplemental sales suggested OAR's ranging from the low 10 to high 11 percent except for Supplemental Sale No. 5, the Ameritel Inn, which reported an OAR of 13.48% Although the price/unit appears to fall within the range of the other surveyed transactions, the OAR of Sale No. 5 appears well above the indicated range for a property of it's age, and apparent quality. We are, therefore, disinclined to emphasize the OAR of this sale as an indicator for the subject

Capitalization Analysis

National Investor Surveys compiled from a variety of respected industry sources provide additional insight into investor expectations and underwriting assumptions which may me relevant to the analysis of the subject. For reader convenience we have compiled a survey of the surveys which is presented on the following page. The Korpacz Real Estate Investor Survey, Third Quarter 1996, indicates the average free and clear equity overall rate for hotel properties is
12.75 percent, as compared to 12.53 percent for the previous quarter and 12.79 percent a year ago.

According to the First Quarter 1996, National Investor Survey conducted by CB Commercial, going in cap rates for Class A, Full Service Hotel properties ranged between 8.00% and 12.00% and average 10.30%. Class B, Limited Service Hotels ranged from 9.00% to 13.00% and averaged 11.30%. Our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to the First Half 1996, Hotel Investment Outlook prepared by Landauer Hospitality Services, going in cap rates for Class A, Full Service Hotel properties ranged between 7.00% and 13.00% and averaged 9.75%. Class B, Limited Service Hotels ranged from 10.00% to 14.00% and averaged 11.55%. Again, our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to TransActions 1995 Recap, published by Hotel Motel Brokers of America the Mountain Pacific Region had an average overall rate of 12.7 percent for all hotels and ranged between 9.4 and 14.5 percent. These sales totaled 38 hotels with an average 66 units per hotel. They had an average occupancy of 55.2% and an average daily rate of $42.68. which is lower than the subject's operating levels. Nationally the rates ranged from 9.1% to 14.8%, and averaged 11.80% for all HMBA transactions. We observe that HMBA member brokers were primarily involved in sales of individually owned properties and not the larger institutional, and multi-property transactions included in the survey results compiled by the national consulting firms. We think the HMBA transactions may represent a slightly lower grade of properties than the subject property.


----------------------------------
James Ratkovich & Associates, Inc.                                            89

3031 Main Street, Boise, ID

Capitalization Analysis

PKF Consulting, one of the most respected names in the hospitality industry identifies OAR's ranging from 8.00% to 11.30% for Class A properties and an average of 10.88%. Class B properties range from 8.50% to 14.50%, averaging 11.76%. Their results are consistent with the other industry consultants cited.

OAR Conclusion / Indication of Value

In attempting to select an appropriate OAR for the direct capitalization value work up for the subject we have considered the following:

o The subject property is a middle tier, property defined by its franchise flag and has a high level and quality of operations and other guest amenities relative to its competitive market.

o The subject property is a well maintained and has good guest and investment appeal.

o The current competitive position of the subject in its market area is fairly strong in its niche as new competition will likely be impeded by development costs and restrictive market conditions for new development.

Based on these factors, our Direct Sales Comparison Analyses and our survey of hospitality industry consultants, we conclude that the appropriate OAR for developing a value estimate for the subject property through the Direct Capitalization Technique is 11.00%. Dividing the projected stabilized Net Operating Income by the selected OAR yields an indication of fee simple value for the going concern operation, as of the current appraisal date in the amount of:

                                   $5,955,914
                                   ==========

Yield Capitalization / Discounted Cash Flow Analysis

A discounted cash flow analysis has been made on the premise that the value of the subject property is represented by the present worth of the anticipated future net income stream. The projected income stream is based on an analysis of the quality, as well as the quantity and duration, of the income expectancy. This income stream is discounted to present value using a discount factor and then added to the present worth of the property reversion. The property reversion is calculated by capitalizing the net income from the property into an indication of value using a capitalization rate extracted from the general market data of similar properties. This value is then discounted to present worth.


----------------------------------
James Ratkovich & Associates, Inc.                                            90

3031 Main Street, Boise, ID

Yield Capitalization / Discounted Cash Flow Analysis

In this analysis, we utilize a ten-year discounted cash flow projection which represents the underwriting convention of the industry. Although we have not profiled specific survey results we note that the average holding period for hotel investments, according to at least two national consultants ranges from 6 to 10 years. One source referenced a 6.27 year average holding period in 1995 while the other referenced a 7.1 year average holding period. Ten to eleven years, the period covered in our analyses, probably represents the outer limits of what most investors reasonably anticipate as an investment holding period since profit taking (dispositions) and normal business cycles seem to occur in rolling five to seven year intervals.

Revenue and Expense Growth Rate

The survey results are self explanatory. We note that the emerging trend among analysts and underwriters is a very thin but widening margin between income and expense growth rates, with revenues leading. As this margin widens the positive impact on value indications becomes geometric, and we think unreliable. As of the date of this writing, one market watcher suggests that a rate differential of 12 to 15 basis points represents the current market thinking. We think such an assumption may be plausible during the early phases of an industry or national economic recovery when revenue gains do generally exceed expense growth rates by meaningful margins. Our perception is that strong industry performance during the last two plus years will breed new competition placing downward pressure on revenue growth. Nevertheless, industry vendors, subcontractors and county tax assessors, not wanting to miss out on the "good times" should continue with healthy price and assessment increases over the next couple years. We think it prudent, therefore, to project both revenue and expense growth at the same levels over the long haul. The survey results lead us to conclude on annual growth factors of 3.00% for both revenue and expenses.

Terminal Capitalization Rate

Our rate selection is based on the survey results previously presented and our perceptions of the subject property and its competitive position in the local market. The survey results suggest that terminal capitalization rates generally exceed the going in rates by 25 to 100 basis points. Utilizing moderate growth rate assumptions, CapEx reserves, and moderately conservative discount rates (to be discussed next) leads us to select a terminal cap rate 100 basis points above the going in rate, or 12.00%.


----------------------------------
James Ratkovich & Associates, Inc.                                            91

3031 Main Street, Boise, ID

Yield Capitalization / Discounted Cash Flow Analysis

Discount Rate Selection

The discount rate we utilized reflects the long term yield expectations of hotel market investors, relative to other alternative investment opportunities in the real estate markets available today. It also reflects current financial market conditions and the perceived risk, quality and duration of the income stream anticipated from each prospective investment. The yield rate used in the Discounted Cash Flow Analysis is anticipatory rather than historical in its reference point. The rate should consider all benefits and risks attendant to the ownership and operation of that particular class of income property, and may also anticipate tax considerations and leveraging issues that non-realty investments do not. The appropriate rate is that minimum rate that the individual, institutional or real estate investor considers a minimal acceptable return on investment over the particular projection period analyzed. It may be regarded as a hurdle rate, below which, the typical market investor would not find sufficient returns to justify the investment, given the risks and responsibilities attendant to that investment.

We have utilized two means of identifying an appropriate discount rate for the subject property analyses. These are:

o    Survey of investors' acceptable yield rates

o    Capital market returns analysis plus risk rate

The National Investor Surveys previously referenced summarize the return expectations of institutional and individual investors as they have been compiled by five of the hospitality industry's most familiar and respected consultants. Altogether they reveal a typical range of discount rates from 10.0% to 20.0% with a convergent grouping of averages and medians clustered between 14.00% and 15.00%.

Built up Yield Rates can provide another indication of investors' motivations and expectations regarding long term equity returns. These may be developed or "built up" from the bond markets and other long-term capital markets. However, the quality and durability of a real estate income stream, and the marketability of real property is generally considered less reliable (predictable) than other capital market investments. Investors may purchase relatively risk free treasury funds and sell them almost immediately when he or she chooses. Investments in real estate require additional risk based yield premiums to compensate for their additional risks and illiquidity. Therefore, one simple technique for estimating the appropriate yield rate for real estate in general, and hotels specifically, is to explore the yield relationships between relatively "risk free" investments and real estate investments.


----------------------------------
James Ratkovich & Associates, Inc.                                            92

3031 Main Street, Boise, ID

Yield Capitalization / Discounted Cash Flow Analysis

According to a market yield rate survey conducted by Real Estate Research Corporation, the difference in yield rates between real estate and other selected capital market investments over the last four quarters ranged from 2.4 percent to 5.6 percent. These differences may be regarded as market perceptions the additional risks and illiquidity premiums required of real estate investments in general. Comparing yield rates on investment grade real estate to hotel investments reveals an additional yield rate differential of 1.00% to 3.00% which investors require of management intensive real estate such as hotels. Hotels are actually much more than real estate operations. They are in fact going concern business operations which are real estate intensive. The additional management expertise and risks attendant to such enterprises dictates another level of yield compensation. The following table shows some recently published yields on bonds, which are an indication of long term investor's pre-tax "safe rate" equity yield requirements:

                          Yields on Selected Securities
--------------------------------------------------------------------------------
       Period            Aaa          Baa        Treasury         Treasury
                        Bonds        Bonds      Securities       Securities
                                              (Long Term)      (Five Year)
--------------------------------------------------------------------------------
     March 1995         8.12%        8.70%         7.45%             7.05%
--------------------------------------------------------------------------------
   September 1995       7.32%        7.93%         6.55%             6.00%
--------------------------------------------------------------------------------
     April 1996         6.80%        7.47%         6.05%             5.36%
--------------------------------------------------------------------------------
      Average           7.41%        8.03%         6.68%             6.14%
--------------------------------------------------------------------------------

Based on the stability of the revenues and potential marketability of the subject as discussed previously, the discount rate could be reflected as follows:

        "Risk Free" Capital Market Return Rate:                  8.00% +/-
        Real Estate Risk and Illiquidity Premium:                4.00% +/-
        Hotel-Going Concern Risk based premium:                  1.50% +/-
                                                               -----------
        Total Return Expectation-Going Concern Hotels:          13.50% +/-

Based on the National Investor Surveys, the capital market risk based premium rationale, and the specific characteristics of the subject property previously enumerated we conclude the appropriate yield rate (IRR) to be utilized in the 10 year DCF is 13.50%.


----------------------------------
James Ratkovich & Associates, Inc.                                            93

3031 Main Street, Boise, ID

Yield Capitalization / Discounted Cash Flow Analysis

Net Reversionary Value

The last component we must consider in the long term discounted DCF analysis is the net reversionary interest in the property. The yield analysis explicitly assumes full capital recovery at the end of the holding period, which is another way of saying the sale or disposition of the property. Calculating a net reversionary value is accomplished through a simple direct capitalization technique utilizing the projected Year 11 NOI, and an appropriate terminal capitalization rate. From the direct capitalization value indication we deduct estimated selling costs, which will include brokers commissions, title costs, legal costs and escrow fees. This net reversionary value is included in the Year 10 cash flow projections and is identified as the NOI + Reversion in the 10 Year DCF spreadsheet on the following page.

Discounting the projected operational cash flows plus net reversionary value in Year 10, by the appropriate yield rate produces an indication of Net Present Value (NPV) in the amount of:

                                   $6,112,608
                                   ==========

Correlation of Value Indications

The discounted cash flow schedule is located on the following page which contains the income, expenses, discounting, reversion and direct capitalization. We have given the two indications relatively similar weight in our final considerations. The indicated values and conclusion of value, of the Fee Simple estate, via the Income Approach are summarized below:

             Direct Capitalization - Fiscal 1997 Income - $5,955,914

                   Discounted Cash Flow Analysis - $6,112,608

                               Rounded $6,050,000
                               ==================


----------------------------------
James Ratkovich & Associates, Inc.                                            94

                                                        SHILO INN
# of Rooms                            112               3031 Main Street
Growth Rate:                         3.0%               Boise/Riverside, ID

------------------------------------------------------------------------------------------------------------------------------------
                                        % Total        1           2           3           4           5           6           7
Fiscal Year (12/1 TO 11/30)              Revenue     1997        1998        1999        2000        2001        2002        2003
====================================================================================================================================
Room Nights Available                                 40,880      40,880      40,880      40,880      40,880      40,880      40,880
Number of Occupied Rooms                              25,754      26,572      26,572      26,572      26,572      26,572      26,572
Occupancy Rate                                        63.00%      65.00%      65.00%      65.00%      65.00%      65.00%      65.00%
Average Room Rate                                     $53.50      $55.11      $56.76      $58.46      $60.21      $62.02      $63.88
------------------------------------------------------------------------------------------------------------------------------------

REVENUES
 Room Rentals                             96.34%  $1,377,860  $1,464,250  $1,508,178  $1,553,423  $1,600,026  $1,648,026  $1,697,467
 Telephone                                 2.00%      27,557      29,285      30,164      31,068      32,001      32,961      33,949
 Restaurant Revenue                        0.00%           0           0           0           0           0           0           0
 Other Income                              1.80%      24,801      26,357      27,147      27,962      28,800      29,664      30,554
                                        --------------------------------------------------------------------------------------------
 Total Revenue                            100.0%  $1,430,219  $1,519,892  $1,565,488  $1,612,453  $1,660,827  $1,710,651  $1,761,971

EXPENSES
Departmental Expenses
 Rooms ($/room/year)                     $2,400      268,800     276,864     285,170     293,725     302,537     311,613     320,961
 Telephone (% of Departmental Income)     65.0%       17,912      19,035      19,606      20,194      20,800      21,424      22,067
                                        --------------------------------------------------------------------------------------------
Total Departmental Expenses               20.0%     $286,712    $295,899    $304,776    $313,920    $323,337    $333,037    $343,028

Undistributed Operating Expenses
 Administrative & General                  3.5%       50,058      51,559      53,106      54,699      56,340      58,031      59,771
 Management                                5.0%       71,511      75,995      78,274      80,623      83,041      85,533      88,099
 Furniture, Fixtures & Equipment Reserves  3.0%       42,907      45,597      46,965      48,374      49,825      51,320      52,859
 Franchise & Marketing                     8.0%      114,418     121,591     125,239     128,996     132,866     136,852     140,958
 Utilities                                 3.7%       52,918      56,236      57,923      59,661      61,451      63,294      65,193
 Property Operations & Maintenance         3.5%       50,058      53,196      54,792      56,436      58,129      59,873      61,669
 Miscellaneous                             1.0%       14,302      15,199      15,655      16,125      16,608      17,107      17,620
                                        --------------------------------------------------------------------------------------------
Total Undistributed Expenses              27.7%     $396,171    $419,373    $431,954    $444,913    $458,260    $472,008    $486,168

Total Expenses Before Fixed Charges       47.7%     $682,883     $715,272   $736,731    $758,832    $781,597    $805,045    $829,197
Income Before Fixed Charges               52.3%     $747,336     $804,619   $828,758    $853,620    $879,229    $905,606    $932,774

Fixed Charges
 Property Tax & License                    3.8%       55,000       56,650     58,350      60,100      61,903      63,760      65,673
 Insurance                                 0.6%        8,581        8,839      9,104       9,377       9,658       9,948      10,247
 Buildings Reserve for Replacement         2.0%       28,604       29,463     30,346      31,257      32,194      33,160      34,155
                                        --------------------------------------------------------------------------------------------
Total Fixed Charges                        6.4%      $92,186      $94,951    $97,800    $100,734    $103,756    $106,868    $110,075

NET OPERATING INCOME                      45.8%     $655,151     $709,668   $730,958    $752,887    $775,473    $798,737    $822,700
Present value of Income Stream                       577,225      550,888    499,925     453,676     411,706     373,619     339,055
 Discounted at                           13.50%

Total Present Value of Income Stream                           $4,046,401

REVERSION ANALYSIS
--------------------------------
Eleventh Year Income                                $925,956
Reversion Capitalized @                               12.00%
Reversion                                         $7,716,297                                            DIRECT CAPITALIZATION
Less Sales Expense                                      5.0%                                     ..................................
Net Reversion                                      7,330,482                                     Net Operating Income      $655,151
Discount rate                                         13.50%                                       (1997)
Present value of Reversion                                     $2,066,207                        Overall Rate                11.00%
                                                             ------------                                              ------------
TOTAL PRESENT VALUE                                            $6,112,608                        Indicated Value         $5,955,914

Concluded Value via Income Approach                            $6,050,000     $54,018 /Room
                                                             ============

----------------------------------------------------------------------------------------
                                               8           9          10          11
Fiscal Year (12/1 TO 11/30)                  2004        2005        2006        2007
========================================================================================
Room Nights Available                         40,880      40,880      40,880      40,880
Number of Occupied Rooms                      26,572      26,572      26,572      26,572
Occupancy Rate                                65.00%      65.00%      65.00%      65.00%
Average Room Rate                             $65.80      $67.77      $69.81      $71.90
----------------------------------------------------------------------------------------

REVENUES
 Room Rentals                             $1,748,391  $1,800,843  $1,854,868  $1,910,514
 Telephone                                    34,968      36,017      37,097      38,210
 Restaurant Revenue                                0           0           0           0
 Other Income                                 31,471      32,415      33,388      34,389
                                        ------------------------------------------------
 Total Revenue                            $1,814,830  $1,869,275  $1,925,353  $1,983,114

EXPENSES
Departmental Expenses
 Rooms ($/room/year)                         330,590     340,508     350,723     361,245
 Telephone (% of Departmental Income)         22,729      23,411      24,113      24,837
                                        ------------------------------------------------
Total Departmental Expenses                 $353,319    $363,919    $374,836    $386,081

Undistributed Operating Expenses
 Administrative & General                     61,565      63,412      65,314      67,273
 Management                                   90,742      93,464      96,268      99,156
 Furniture, Fixtures & Equipment Reserves     54,445      56,078      57,761      59,493
 Franchise & Marketing                       145,186     149,542     154,028     158,649
 Utilities                                    67,149      69,163      71,238      73,375
 Property Operations & Maintenance            63,519      65,425      67,387      69,409
 Miscellaneous                                18,148      18,693      19,254      19,831
                                        ------------------------------------------------
Total Undistributed Expenses                $500,753    $515,776    $531,249    $547,187

Total Expenses Before Fixed Charges         $854,073    $879,695    $906,086    $933,268
Income Before Fixed Charges                 $960,757    $989,580  $1,019,267  $1,049,845

Fixed Charges
 Property Tax & License                       67,643      69,672     71,763      73,915
 Insurance                                    10,554      10,871     11,197      11,513
 Buildings Reserve for Replacement            35,180      36,235     37,322      38,442
                                        ------------------------------------------------
Total Fixed Charges                         $113,377    $116,778   $120,281    $123,890

NET OPERATING INCOME                        $847,381    $872,802   $898,986    $925,956
Present value of Income Stream               307,689     279,224    253,393
 Discounted at

Total Present Value of Income Stream

3031 Main Street, Boise, ID

                          RECONCILIATION AND CONCLUSION

                Cost Approach                       $6,550,000
                Market Approach                     $5,900,000
                Income Approach                     $6,050,000

The approaches have various degrees of applicability depending on the circumstances. The Cost Approach is usually relied upon when the improvements are new, or nearly new and are fully utilized for their designed intent. The Income Approach indicates the amount at which a prudent investor would pay for the property. The Direct Comparison Approach reflects actual prices paid for similar properties reduced to a unit of comparison.

The variance between the approaches does not invalidate any of them and is expected since each approach reflects the differing attitudes and motivations of the various sectors of the real estate market.

In this analysis, the Cost Approach is given the least weight due to its limitations in being able to accurately reflect current market conditions, and going concern elements of value. These conditions are directly related to the income generating ability of the subject, which is best analyzed within the Income Approach. The Cost Approach may therefore represent the least reliable data source, and the method least likely to be referenced by the typical investor. However, it would be of interest to anyone exploring the feasibility of developing new facilities. Here their principal concern is whether functional properties can be acquired for less than their current replacement cost. If the answer were "yes", the decision to acquire rather than build should result.

The Sales Comparison Approach is based upon the principle of substitution. It is based on the premise that an informed investor will pay no more than the cost to acquire a similar, competitive property with the same utility as the subject. In this analysis, numerous sales of comparable properties were surveyed and analyzed and adjusted to compare to the subject. The strength of this approach is that it is the purest reflection of market intentions with regard to the subject. It's weakness is that it is the most difficult of all approaches to verify and quantify since appraisers rarely have access to complete financial and transactional records for sale comparables. Properly allocating value to real estate, FF&E and other business components and verifying the actual and projected operating revenues and expenses are several of the challenges appraisers face. Developing market supported quantitative and qualitative adjustment factors is also extremely problematic. Therefore, individual interpretations of reported sale data can be somewhat varied which tends to make value indications developed through this approach highly subjective. While data reliability can be rather poor in some instances, this approach is generally utilized by market participants for developing reasonable bracketing of value and key benchmark ratios which are utilized in the primary valuation approach, The Income Approach.


----------------------------------
James Ratkovich & Associates, Inc.                                            96

3031 Main Street, Boise, ID

The Income Approach is the primary approach utilized in estimating the value of the subject. It has the benefit of generally being the most reliable approach, since operating projections are developed from the detailed records of the owners. It also is the approach given the most weight by knowledgeable market.

Participants who base the bulk of their investment decision making on projected return analyses. Value estimates are developed through detailed economic data including occupancy levels and ADR's through application of direct capitalization rates and discount rates. Numerous well respected consultants and industry leaders perform research and publish data which aids the appraiser in formulating opinions of value. Clearly, the Income Approach is the most reliable and verifiable of the three approaches and is also the de facto standard utilized by all knowledgeable market participants. Therefore, the value conclusions presented herein place the greatest weight on the indications of value developed through the Income Approach.

Based on the foregoing analysis, the opinion has been formed by the appraisers that the market value of the subject hotel property, as a going concern with all furniture fixtures and equipment, subject to the limiting conditions included in this report, as of December 1, 1996, of the Fee Simple Estate, As Is, was:

                                   $6,050,000

                      (Including Value of FF&E - $336,000)


----------------------------------
James Ratkovich & Associates, Inc.                                            97

3031 Main Street, Boise, ID

                                  CERTIFICATION

The undersigned appraisers hereby certify that, to the best of their knowledge and belief:

The statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

We have no present or prospective interest in the property that is the subject of this report, and have no personal interest or bias with respect to the parties involved.

Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

Mr. Joseph Corlett made a personal inspection of the property that is the subject of this report. Mr. Hammad did not inspect the property.

In addition to the undersigned Mr. Joseph Corlett, MAI performed the field inspection, site, improvements, area and competitive market analysis and land valuation.

The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Practice of the Appraisal Institute.

The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

This appraisal assignment was not based on a requested minimum value, a specific value or the approval of a loan.

As of the date of this report, M. Hammad has completed the requirements of the continuing education program of the Appraisal Institute.


/s/ M. Hammad
M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
ID No. CGAP-247


----------------------------------
James Ratkovich & Associates, Inc.                                            98

3031 Main Street, Boise, ID

                           STATEMENT OF QUALIFICATIONS
                                  M HAMMAD, MAI

PROFESSIONAL AFFILIATIONS

     MAI, Member Appraisal Institute #10,868
     GAA, General Accredited Appraiser, National Association of Realtors Member San Fernando Valley Board of Realtors

EXPERT WITNESS

     Qualified as expert witness before Los Angeles County and Orange County Superior Courts and US Federal Bankruptcy Court and American Arbitration Association.

EDUCATION

University of California, Los Angeles (UCLA)
BA in Economics - 1977

LICENSES

     Certified General Appraiser, California
     #AG002849, Expires 2/1/97
     Real Estate Broker, State of California

PROFESSIONAL HISTORY

HAMMAD & ASSOCIATES, INC. Studio City, CA                        1988 to Present
President
     Principal of real estate appraisal and consulting firm in commercial, industrial and income producing residential properties.

MARSHALL & STEVENS, Los Angeles, CA                              1986 to 1988
Director of Real Estate Valuation
     Manager and director of real estate appraisal group specializing in the appraisal of commercial and industrial real estate for large investors, corporations and major financial institutions.

WELLS FARGO REALTY ADVISORS, Marina Del Rey, CA                  1985 to 1986
Assistant Vice President

     Appraisal officer specializing in appraisal of major properties for portfolio analysis, proposed joint venture developments and financing.

LAVENTHOL & HORWATH, Los Angeles, CA                             1984 to 1985
Associate Appraiser

     Assisted the National Director of Valuations in developing a new appraisal practice that specialized in hotel and motel valuation, mixed use and commercial real estate appraisal and feasibility analysis.


----------------------------------
James Ratkovich & Associates, Inc.                                            99

3031 Main Street, Boise, ID

                                    ADDENDA


----------------------------------
James Ratkovich & Associates, Inc.                                           100

                                LEGAL DESCRIPTION
                           SHILO INN - BOISE RIVERSIDE

TRACT I:

A portion of the OWENS TRACT and a parcel lying between the OWENS TRACT and the Boise River all South of U.S. 30--20 Highway Couplet, in the S 1/2 SW 1/4 of
Section 4, Township 3 North, Range 2 East, Boise Meridian, Ada County, Idaho. Owens Tract filed in Book 10 of Plats at Page 500, records of Ada County, Idaho, more particularly described as follows:

BEGINNING at the POINT OF BEGINNING of the OWENS TRACT, which point is North 72(degrees)59'40" West, 1220.54 feet (originally recorded as North
     70(degrees)30'20" W., 1271.3 feet) from the South one--quarter corner of
     Section 4, Township 3 North, Range 2 East, Boise Meridian, Ada County, Idaho; thence
North 34(degrees)23' West, 242.15 feet to a steel pin; thence
North 28(degrees)36' West, 175.24 feet to a point; thence
South 60(degrees)14'58" West, 141.07 feet to a point; thence
South 6(degrees)15'3O" East, 28.16 feet to a point; thence
South 32(degrees)45' West, 34.70 feet to a point; thence
South 51(degrees)48' West, 16.86 feet to a point; thence
South 32(degrees)45' West, 82.67 feet to a point; thence
South 58(degrees)2l'02" East, 48.50 feet to a steel pin; thence
South 36(degrees)59'30" East, 47.53 feet to a steel pin; thence
South 60(degrees)04' East, 114.57 feet to a point; thence
South 67(degrees)33' East, 61.68 feet to a steel pin; thence
South 29(degrees)47' East, 50.57 feet to a steel pin; thence
North 75(degrees)56' East, 170.60 feet to the POINT OF BEGINNING.

TRACT II:

An ingress and egress easement over the following described parcel:

COMMENCING at the South one--quarter corner of Section 4, Township 3
North, Range 2 East, Boise Meridian, Ada County, Idaho; thence
North 72(degrees)59'4O" West, 1220.54 feet (originally recorded as N.
     70(degrees)30'20" W., 1271.3 feet) to a pipe marking the POINT OF BEGINNING of the OWENS TRACT; thence
North 34(degrees)23' West, 242.15 feet to a steel pin; thence
North 28(degrees)36' West, 175.24 feet to a point; thence
South 60(degrees)14'58" West, 23.00 feet to the REAL POINT OF BEGINNING; thence continue
South 60(degrees)14'58" West, 25.00 feet to a point; thence
North 28(degrees)36' West, 133.03 feet to a point; thence
North 60(degrees)14'58" East, 25.00 feet to a point; thence
South 28(degrees)36' East, 133.03 feet to the REAL POINT OF BEGINNING.

                                    CONTINUED

                                LEGAL DESCRIPTION
                           SHILO INN - BOISE RIVERSIDE

TRACT III:

An ingress and egress easement over the following described parcel:

COMMENCING at the South one--quarter corner of Section 4, Township 3
North, Range 2 East, Boise Meridian, Ada County, Idaho; thence
North 72(degrees)59'40" West, 1220.54 feet (originally recorded as N.
     70(degrees)30'20" W., 1271.3 feet) to a pipe marking the POINT OF BEGINNING of the OWENS TRACT; thence
North 34(degrees)23' West, 242.15 feet to a steel pin; thence
North 28(degrees)36' West, 175.24 feet to a point; thence
South 60(degrees)14'58" West, 141.07 feet to a point; thence
South 6(degrees)15'3O" East, 11.43 feet to the REAL POINT OF BEGINNING; thence continue
South 6(degrees)15'30" East 16.73 feet to a point; thence
South 32(degrees)45' West, 12.00 feet to a point; thence
North 57(degrees)15' West, 112.07 feet to a point; thence
North 28(degrees)36' West 64.98 feet to a point; thence
North 60(degrees)14' 58" East, 30.00 feet to a point; thence
South 28(degrees)36' East, 68.35 feet to a point; thence
South 57(degrees)15' East, 84.73 feet to the REAL POINT OF BEGINNING.

TRACT IV:

A tract of land lying between the OWENS TRACT and the Boise River, all South of U.S. 30--20 Highway couplet, in the South Half of the Southwest Quarter of
Section 4 Township 3 North, Range 2 East of the Boise Meridian, Ada County, Idaho, more particularly described as follows:

COMMENCING at the South one--quarter corner of Section 4, Township 3
North, Range 2 East of the Boise Meridian, Ada County, Idaho; thence
North 72(degrees)59'40" West, 1220.54 feet (originally recorded as North
     70(degrees)30'20" West, 1271.3 feet) to a pipe marking the POINT OF BEGINNING of the OWENS TRACT; thence
South 75(degrees)56' West 170.60 feet to a steel pin; thence
North 29(degrees)47' West, 50.57 feet to a steel pin; thence
North 67(degrees)33' West, 150.00 feet to a steel pin; thence
North 36(degrees)59'30" West, 29.35 feet to the REAL POINT OF BEGINNING; thence continue
North 36(degrees)59'30" West 47.53 feet to a steel pin; thence
North 58(degrees)21'02" West 65.00 feet to a steel pin; thence
South 18(degrees)21' East, 30.92 feet to a steel pin; and thence
South 60(degrees)04' East, 85.82 feet to the REAL POINT OF BEGINNING.

SHILO INN - BOISE RIVERSIDE, IDAHO (112 units)
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 and 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)




                                     1991              1992              1993
REVENUE                          (actual)   %       (actual)    %      (actual)    %
  Guest Room                   $1,211,333  95.2%  $1,354,914  95.8%  $1,389,073  96.2%
  Telephone                        29,974   2.4%      34,171   2.4%      28,442   2.0%
  Meeting/Banquet Room              8,302   0.7%       5,800   0.4%       6,133   0.4%
  Fax                               3,073   0.2%       1,886   0.1%       1,631   0.1%
  Valet                             1,540   0.1%       1,268   0.1%       1,199   0.1%
  Video                             2,090   0.2%       1,948   0.1%       2,234   0.2%
  Sports and Athletics                  0   0.0%           0   0.0%           0   0.0%
  Vending Machines                  2,458   0.2%       5,247   0.4%       5,699   0.4%
  Guest Laundry/Soap                1,918   0.2%       1,855   0.1%       2,126   0.1%
  Miscellaneous                    12,175   1.0%       6,726   0.5%       7,587   0.5%
                               -----------------  -----------------  -----------------
    TOTAL REVENUE               1,272,863 100.0%   1,413,815 100.0%   1,444,124 100.0%
                               -----------------  -----------------  -----------------

OPERATING EXPENSE

  PAYROLL & RELATED EXPENSE
    Managers                      28,753    2.3%      28,007   2.0%      28,507   2.0%
    Front Desk                    34,267    2.7%      34,821   2.5%      36,825   2.5%
    Bookkeeper/Auditor            16,304    1.3%      17,473   1.2%      17,514   1.2%
    Head Housekeeper               8,425    0.7%       9,031   0.6%      10,396   0.7%
    Housekeeper - Rooms           43,092    3.4%      47,406   3.4%      49,742   3.4%
    Housekeeper - Other            3,137    0.2%       3,331   0.2%       3,013   0.2%
    Laundry                        9,118    0.7%      11,324   0.8%      11,596   0.8%
    Guest Services                 5,242    0.4%       5,927   0.4%       6,222   0.4%
    Sales Marketing                    0    0.0%           0   0.0%           0   0.0%
    Security                           0    0.0%           0   0.0%           0   0.0%
    Maintenance                   17,860    1.4%      16,251   1.1%      17,570   1.2%
    Ground Maintenance             3,165    0.2%       2,751   0.2%       3,263   0.2%
    Windows/Carpets                  859    0.1%       2,299   0.2%       1,356   0.1%
    Bonuses                            0    0.0%       5,000   0.4%         250   0.0%
    Payroll Taxes                 22,387    1.8%      40,998   2.9%      19,916   1.4%
    Workers' Coup                      0    0.0%           0   0.0%       7,246   0.5%
    Workers Comp Claims                0    0.0%           0   0.0%           0   0.0%
    Health Insurance              19,466    1.5%      18,616   1.3%      22,022   1.5%
    Medical                            0    0.0%           0   0.0%           0   0.0%
    Uniforms/Cleaning                186    0.0%          93   0.0%          47   0.0%
    Other                            169    0.0%         446   0.0%         261   0.0%
                               -----------------  -----------------  -----------------
      TOTAL PAYROLL              212,430   16.7%     244,574  17.3%     235,746  16.3%
                               -----------------  -----------------  -----------------

                                                  $500,000 remodel
                                                  completed in 1995-96     For The
                                                                       12 Months Ended
                                   1994               1995                 8-31-96
REVENUE                          (actual)    %      (actual)    %      (actual)    %
  Guest Room                   $1,384,283  96.0%  $1,337,828  96.3%  $1,304,499  96.5%
  Telephone                        31,021   2.2%      27,595   2.0%      26,008   1.9%
  Meeting/Banquet Room              8,277   0.6%       6,663   0.5%       6,284   0.5%
  Fax                               1,188   0.1%         968   0.1%       1,012   0.1%
  Valet                             1,084   0.1%       1,118   0.1%       1,328   0.1%
  Video                             2,249   0.2%       2,488   0.2%       1,964   0.1%
  Sports and Athletics                  0   0.0%           0   0.0%           0   0.0%
  Vending Machines                  6,396   0.4%       5,091   0.4%       4,319   0.3%
  Guest Laundry/Soap                2,054   0.1%       1,729   0.1%       1,688   0.1%
  Miscellaneous                     5,144   0.4%       5,894   0.4%       4,837   0.4%
                               -----------------  -----------------  -----------------
    TOTAL REVENUE               1,441,696 100.0%   1,389,374 100.0%   1,351,939 100.0%
                               -----------------  -----------------  -----------------

OPERATING EXPENSE

  PAYROLL & RELATED EXPENSE
    Managers                       27,831   1.9%      28,221   2.0%      28,512   2.1%
    Front Desk                     39,751   2.8%      41,026   3.0%      40,563   3.0%
    Bookkeeper/Auditor             18,623   1.3%      19,863   1.4%      20,152   1.5%
    Head Housekeeper               11,182   0.8%      11,924   0.9%      12,522   0.9%
    Housekeeper - Rooms            50,235   3.5%      56,111   4.0%      54,174   4.0%
    Housekeeper - Other             2,991   0.2%       5,586   0.4%       5,532   0.4%
    Laundry                        13,355   0.9%      14,499   1.0%      14,687   1.1%
    Guest Services                  6,160   0.4%       6,755   0.5%       6,977   0.5%
    Sales Marketing                     0   0.0%           0   0.0%           0   0.0%
    Security                            0   0.0%           0   0.0%           0   0.0%
    Maintenance                    17,124   1.2%      18,564   1.3%      18,833   1.4%
    Ground Maintenance              3,432   0.2%       3,953   0.3%       4,260   0.3%
    Windows/Carpets                 2,137   0.1%       1,859   0.1%       1,941   0.1%
    Bonuses                         5,200   0.4%         200   0.0%         568   0.0%
    Payroll Taxes                  19,340   1.3%      22,168   1.6%      23,541   1.7%
    Workers' Coup                   9,832   0.7%      10,209   0.7%      10,563   0.8%
    Workers Comp Claims               128   0.0%       1,027   0.1%       1,170   0.1%
    Health Insurance               24,880   1.7%      22,075   1.6%      23,293   1.7%
    Medical                           134   0.0%       1,605   6.1%       1,263   0.1%
    Uniforms/Cleaning                  45   0.0%          37   0.0%          47   0.0%
    Other                             489   0.0%       1,866   0.1%       1,732   0.1%
                               -----------------  -----------------  -----------------
      TOTAL PAYROLL               252,869  17.5%     267,548  19.3%     270,330  20.4%
                               -----------------  -----------------  -----------------

SHILO INN - BOISE RIVERSIDE, IDAHO (112 units)                            Page 2
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 and 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)



                                     1991              1992              1993
                                 (actual)   %       (actual)    %      (actual)    %
UTILITIES
  Electricity                      27,005   2.1%      26,271   1.9%      21,167   1.9%
  Gas                              11,042   0.9%      11,413   0.8%      14,338   1.0%
  Telephone                        17,449   1.4%      20,073   1.4%      17,001   1.2%
  Water                             4,949   0.4%       5,311   0.4%       5,864   0.4%
  Garbage                           1,086   0.1%       5,359   0.4%       1,103   0.1%
  Sewer                             4,685   0.4%       1,394   0.1%       5,332   0.4%
                               -----------------  -----------------  -----------------
    TOTAL UTILITIES                66,216   5.2%      69,821   4.9%      70,805   4.9%
                               -----------------  -----------------  -----------------
ADVERTISING
  Advertising                           0   0.0%           0   0.0%           0   0.0%
  Airport Advertising               1,872   0.1%       2,196   0.2%       2,491   0.2%
  Billboards                        9,742   0.8%       5,113   0.4%       6,307   0.4%
  Highway Logos                       356   0.0%         361   0.0%         708   0.0%
  Radio Media                           0   0.0%           0   0.0%           0   0.0%
  Radio Tradeouts                   5,804   0.5%       2,285   0.2%       2,338   0.2%
  TV Media                              0   0.0%           0   0.0%           0   0.0%
  TV Tradeouts                      3,149   0.2%       5,163   0.4%       6,485   0.4%
  Brochures/Postcards               1,522   0.1%       1,231   0.1%       1,179   0.1%
  Brochures/Tradout                   100   0.0%           0   0.0%           0   0.0%
  Yellow Pages                      3,421   0.3%       2,966   0.2%       2,580   0.2%
  Newspaper Ads                       116   0.0%         109   0.0%          83   0.0%
  Magazine Ads                      2,237   0.2%       1,366   0.1%       1,249   0.1%
  Magazine Tradeouts                  815   0.1%         463   0.0%         570   0.0%
  Property Ads                        208   0.0%         296   0.0%         301   0.0%
  Advertising Tradeouts Other       1,527   0.1%       2,331   0.2%       3,109   0.2%
  Sports Events/Tradeouts               0   0.0%           0   0.0%           0   0.0%
  Sports Sponsorship                  100   0.0%           0   0.0%           0   0.0%
  Displays                            125   0.0%           0   0.0%           0   0.0%
  Local Events Promotion                0   0.0%       1,299   0.1%       2,882   0.2%
  Travel Guides/Directories             0   0.0%         366   0.0%         212   0.0%
  Promotional Items                     0   0.0%         634   0.0%         226   0.0%
  Advertising & Promotion             508   0.0%         136   0.0%         551   0.0%
  Travel Agents                     6,012   0.5%       6,197   0.4%       9,438   0.7%
  Marketing                           273   0.0%         364   0.0%         133   0.0%
  Taxi & Limo                       1,671   0.1%       1,880   0.1%       2,343   0.2%
                               -----------------  -----------------  -----------------
    TOTAL ADVERTISING              39,558   3.1%      34,756   2.5%      43,185   3.0%
                               -----------------  -----------------  -----------------

                                                                          For The
                                                                     12 Months Ended
                                   1994               1995                8-31-96
                                 (actual)    %      (actual)    %      (actual)    %
UTILITIES
  Electricity                      26,945   1.9%      23,491   1.7%      23,186   1.7%
  Gas                              11,317   0.8%      11,571   0.8%      11,853   0.9%
  Telephone                        18,186   1.3%      16,945   1.2%      16,799   1.2%
  Water                             5,552   0.4%       7,710   0.6%       7,852   0.6%
  Garbage                           1,350   0.1%       2,178   0.2%       1,604   0.1%
  Sewer                             6,338   0.4%       6,496   0.5%       6,698   0.5%
                               -----------------  -----------------  -----------------
    TOTAL UTILITIES                69,688   4.8%      68,391   4.8%      68,002   5.0%
                               -----------------  -----------------  -----------------
ADVERTISING
  Advertising                           0   0.0%          12   0.0%           0   0.0%
  Airport Advertising               2,968   0.2%       3,292   0.2%       3,196   0.2%
  Billboards                        6,151   0.4%       6,026   0.4%       5,522   0.4%
  Highway Logos                       360   0.0%          44   0.0%          67   0.0%
  Radio Media                          50   0.0%           0   0.0%           0   0.0%
  Radio Tradeouts                   6,242   0.4%      10,257   0.7%      10,285   0.8%
  TV Media                            140   0.0%           0   0.0%           0   0.0%
  TV Tradeouts                      6,016   0.4%       5,520   0.4%       5,341   0.4%
  Brochures/Postcards               1,779   0.1%       2,189   0.2%       2,285   0.2%
  Brochures/Tradout                     0   0.0%           0   0.0%           0   0.0%
  Yellow Pages                      4,766   0.3%       2,989   0.2%       2,469   0.2%
  Newspaper Ads                       658   0.0%         149   0.0%         122   0.0%
  Magazine Ads                        452   0.0%         409   0.0%         396   0.0%
  Magazine Tradeouts                  194   0.0%         968   0.1%         547   0.0%
  Property Ads                        150   0.0%         573   0.0%         410   0.0%
  Advertising Tradeouts Other         884   0.1%       1,399   0.1%         941   0.1%
  Sports Events/Tradeouts               0   0.0%           0   0.0%           0   0.0%
  Sports Sponsorship                  800   0.1%       1,100   0.1%         920   0.1%
  Displays                              0   0.0%           0   0.0%           0   0.0%
  Local Events Promotion            3,348   0.2%         278   0.0%         569   0.0%
  Travel Guides/Directories         1,508   0.1%       1,463   0.1%       1,344   0.1%
  Promotional Items                    10   0.0%         267   0.0%         163   0.0%
  Advertising & Promotion           2,079   0.1%       2,275   0.2%       1,285   0.1%
  Travel Agents                    10,874   0.8%      18,107   1.3%      17,381   1.3%
  Marketing                           352   0.0%       2,532   0.2%       2,016   0.1%
  Taxi & Limo                       4,746   0.3%       4,503   0.3%       4,476   0.3%
                               -----------------  -----------------  -----------------
    TOTAL ADVERTISING              54,527   3.8%      64,352   4.6%      59,735   4.4%
                               -----------------  -----------------  -----------------

SHILO INN - BOISE RIVERSIDE, IDAHO (112 units)                            Page 3
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 and 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)



                                     1991              1992              1993
                                 (actual)   %       (actual)    %      (actual)    %
SUPPLIES
  Linen                             2,907   0.2%         345   0.0%       3,091   0.2%
  Bathroom                          5,557   0.4%       6,016   0.4%       5,150   0.4%
  Cleaning                          4,658   0.4%       8,445   0.0%       8,804   0.6%
  Continental Breakfast            19,895   1.6%      20,881   1.5%      21,332   1.5%
  Office                            2,389   0.2%       1,803   0.1%       2,037   0.1%
  Operating                         7,321   0.6%       6,019   0.4%       4,218   0.3%
  Replacements                      1,683   0.1%       2,319   0.2%           0   0.0%
  Guest Amenity                     3,274   0.3%       3,261   0.2%       3,366   0.2%
                               -----------------  -----------------  -----------------
    TOTAL SUPPLIES                 47,684   3.7%      49,089   3.5%      47,998   3.3%
                               -----------------  -----------------  -----------------
REPAIRS & MAINTENANCE
  Carpets, Draperies & Furniture        0   0.0%         196   0.0%         155   0.0%
  Elevators                         1,138   0.1%       3,266   0.2%       1,294   0.1%
  Landscaping                       3,659   0.3%         596   0.0%         359   0.0%
  Painting & Wallpaper                665   0.1%           0   0.0%           0   0.0%
  Pool                              3,273   0.3%       1,968   0.1%       2,491   0.2%
  Telephone                         1,466   0.1%         366   0.0%         154   0.0%
  TV Cable & Satellite             11,214   0.9%      12,966   0.9%      11,333   0.8%
  Pest Control                         91   0.0%         125   0.0%         342   0.0%
  Janitorial Services                  50   0.0%         633   0.0%       1,284   0.1%
  Plumbing                          1,450   0.1%         697   0.0%         693   0.0%
  Electrical                        1,218   0.1%       1,899   0.1%       2,110   0.1%
  Heating Ventilation Cooling         435   0.0%         136   0.0%         355   0.0%
  Sign                              2,487   0.2%       1,736   0.1%       1,837   0.1%
  Keys & Locks                        493   0.0%       1,274   0.1%       1,423   0.1%
  Laundry/Housekeeping              1,343   0.1%         851   0.1%         720   0.0%
  Photo Copier                        553   0.0%         316   0.0%         104   0.0%
  Micros Register                     875   0.1%       1,296   0.1%       2,465   0.2%
  Tools & Supplies                  2,957   0.2%       2,369   0.2%       4,060   0.3%
  Maintance and Repairs               189   0.0%         649   0.0%         533   0.0%
  Contract Labor Repair                 0   0.0%       1,965   0.1%       2,351   0.2%
                               -----------------  -----------------  -----------------
    TOTAL REPAIRS & MAINTENANCE    33,556   2.6%      33,304   2.4%      34,063   2.4%
                               -----------------  -----------------  -----------------

                                                                            For The
                                                                       12 Months Ended
                                     1994               1995                8-31-96
                                   (actual)    %      (actual)    %      (actual)    %
SUPPLIES
  Linen                               1,236   0.1%       2,067   0.1%       2,479   0.2%
  Bathroom                            6,709   0.5%       7,339   0.5%       6,586   0.5%
  Cleaning                            6,616   0.5%      10,653   0.8%      10,543   0.8%
  Continental Breakfast              22,595   1.6%      21,895   1.6%      21,515   1.6%
  Office                              2,642   0.2%       1,429   0.1%       2,227   0.2%
  Operating                           5,223   0.4%      17,699   1.3%       8,881   0.7%
  Replacements                       22,503   1.6%         942   0.1%         276   0.0%
  Guest Amenity                       2,615   0.2%       2,811   0.2%       3,227   0.2%
                                 -----------------  -----------------  -----------------
    TOTAL SUPPLIES                   70,139   4.9%      64,835   4.7%      55,734   4.1%
                                 -----------------  -----------------  -----------------
REPAIRS & MAINTENANCE
  Carpets, Draperies & Furniture          0   0.0%          52   0.0%          40   0.0%
  Elevators                           1,139   0.1%       1,427   0.1%       1,236   0.1%
  Landscaping                         2,307   0.2%      21,540   1.6%      14,632   1.1%
  Painting & Wallpaper                  201   0.0%         681   0.0%         540   0.0%
  Pool                                2,502   0.2%       2,935   0.2%       1,896   0.1%
  Telephone                             654   0.0%           2   0.0%          62   0.0%
  TV Cable & Satellite               12,282   0.9%       9,825   0.7%       5,216   0.4%
  Pest Control                          147   0.0%         433   0.0%         550   0.0%
  Janitorial Services                 1,570   0.1%       1,573   0.1%       1,221   0.1%
  Plumbing                            3,167   6.2%       1,025   0.1%       1,585   0.1%
  Electrical                            136   0.0%       1,754   0.1%       1,288   0.1%
  Heating Ventilation Cooling             0   0.0%         500   0.0%         431   0.0%
  Sign                                1,827   0.1%         240   0.0%         319   0.0%
  Keys & Locks                          350   0.0%         373   0.0%         411   0.0%
  Laundry/Housekeeping                1,795   0.1%       1,546   0.1%       1,741   0.1%
  Photo Copier                          500   0.0%         119   0.0%         196   0.0%
  Micros Register                     1,611   0.1%       1,908   0.1%       1,236   0.1%
  Tools & Supplies                    2,003   0.1%       3,357   0.2%       3,744   0.3%
  Maintance and Repairs              15,566   1.1%       3,567   0.3%       4,623   0.3%
  Contract Labor Repair                 125   0.0%         482   0.0%         658   0.0%
                                 -----------------  -----------------  -----------------
    TOTAL REPAIRS & MAINTENANCE      47,882   3.3%      53,339   3.8%      41,625   3.1%
                                 -----------------  -----------------  -----------------

SHILO INN - BOISE RIVERSIDE, IDAHO (112 units)                            Page 4
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 and 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)



                                        1991              1992              1993
                                    (actual)   %       (actual)    %      (actual)    %
OTHER OPERATING EXPENSE
  Sales/Use/Taxes                     8,246   0.6%       5,269   0.4%       4,697   0.3%
  Credit Card Discounts              20,362   1.6%      20,966   1.5%      21,744   1.5%
  Telecheck                           1,732   0.1%       1,632   0.1%       1,463   0.1%
  Bad Debts                           1,197   0.1%         518   0.0%         418   0.0%
  Cash Over/Short                       (85) -0.0%         631   0.0%         451   0.0%
  Administrative Telephone            3,477   0.3%       1,396   0.1%       1,174   0.1%
  Security Services                       0   0.0%           0   0.0%           0   0.0%
  Comps                                   0   0.0%           0   0.0%           0   0.0%
  Coin-op Laundry Services              304   0.0%         880   0.1%         789   0.1%
  Dry Cleaning, Valet                 1,077   0.1%         126   0.0%         976   0.1%
  Flowers                               114   0.0%          25   0.0%          30   0.0%
  Video Rentals                       1,369   0.1%       1,633   0.1%       1,526   0.1%
  Vending Machine Maintenance             0   0.0%          96   0.0%         115   0.0%
  Bank Fees                             278   0.0%         515   0.0%         620   0.0%
  Equipment Rental                      701   0.1%         731   0.1%         849   0.1%
  Licenses and Miscellaneous Taxes      175   0.0%         121   0.0%         187   0.0%
  Vehicle Repair & Maintenance          117   0.0%       1,183   0.1%       1,244   0.1%
  Auto & Travel                       1,968   0.2%       1,396   0.1%       1,756   0.1%
  Business Meals                        220   0.0%         431   0.0%         503   0.0%
  Training/Seminars                     196   0.0%         331   0.0%         386   0.0%
  Staff Travel Telephone                 48   0.0%         196   0.0%         477   0.0%
  Theft Loss                              0   0.0%           0   0.0%           0   0.0%
  Insurance Settlement-Theft              0   0.0%           0   0.0%           0   0.0%
  Miscellaneous - Resale/Services       744   0.1%         706   0.1%         914   0.1%
  Attorney Fees                           0   0.0%           0   0.0%           0   0.0%
  Professional Fees                     650   0.1%         946   0.1%         898   0.1%
  Dues & Subscriptions                  725   0.1%       1,273   0.1%         945   0.1%
  Charitable Contributions                0   0.0%           0   0.0%           0   0.0%
  Political Contributions                 0   0.0%           0   0.0%         191   0.0%
  Restaurant Expenses                     0   0.0%           0   0.0%           0   0.0%
                                 -----------------  -----------------  -----------------
    TOTAL OTHER OPERATING EXPENSE    43,615   3.4%      41,041   2.9%      42,353   2.9%
                                 -----------------  -----------------  -----------------
      TOTAL OPERATING EXPENSE       443,059  34.8%     472,585  33.4%     474,150  32.8%
                                 -----------------  -----------------  -----------------
      TOTAL OPERATING INCOME        829,804  65.2%     941,230  66.6%     969,974  67.2%
                                 -----------------  -----------------  -----------------
OTHER EXPENSE

  Insurance                           7,855   0.6%       8,487   0.6%       8,761   0.6%
  Insurance Claims                        0   0.0%         400   0.0%         131   0.0%
  Property Tax                       47,465   3.7%      52,047   3.7%      50,811   3.5%
  Office Overhead                    63,643   5.0%      70,691   5.0%      72,206   5.0%
                                 -----------------  -----------------  -----------------
    TOTAL OTHER EXPENSE             118,963   9.3%     131,625   9.3%     131,909   9.1%
                                 -----------------  -----------------  -----------------
        NET OPERATING INCOME       $710,841  55.8%    $809,605  57.3%    $838,065  58.0%
                                 =================  =================  =================

                                                                              For The
                                                                         12 Months Ended
                                       1994               1995                8-31-96
                                     (actual)    %      (actual)    %      (actual)    %
OTHER OPERATING EXPENSE
  Sales/Use/Taxes                       9,681   0.7%      11,472   0.8%       5,296   0.4%
  Credit Card Discounts                22,178   1.5%      20,750   1.5%      19,758   1.5%
  Telecheck                             1,858   0.1%       1,389   0.1%       1,269   0.1%
  Bad Debts                               855   0.1%         962   0.1%         246   0.0%
  Cash Over/Short                         (24) -0.0%        (256) -0.0%        (459) -0.0%
  Administrative Telephone              1,304   0.1%       1,740   0.1%       1,474   0.1%
  Security Services                         0   0.0%           0   0.0%           0   0.0%
  Comps                                     0   0.0%           0   0.0%           0   0.0%
  Coin-op Laundry Services                 76   0.0%         252   0.0%         161   0.0%
  Dry Cleaning, Valet                     872   0.1%         888   0.1%         765   0.1%
  Flowers                                  53   0.0%          43   0.0%          32   0.0%
  Video Rentals                         1,586   0.1%       1,569   0.1%       1,469   0.1%
  Vending Machine Maintenance             133   0.0%          82   0.0%          55   0.0%
  Bank Fees                               296   0.0%         598   0.0%         263   0.0%
  Equipment Rental                      1,277   0.1%       1,633   0.1%       1,263   0.1%
  Licenses and Miscellaneous Taxes         50   0.0%          50   0.0%          45   0.0%
  Vehicle Repair & Maintenance            547   0.0%         544   0.0%         316   0.0%
  Auto & Travel                         1,655   0.1%       2,033   0.1%       1,696   0.1%
  Business Meals                          992   0.1%       1,478   0.1%       1,263   0.1%
  Training/Seminars                         0   0.0%          90   0.0%           0   0.0%
  Staff Travel Telephone                  314   0.0%         149   0.0%         187   0.0%
  Theft Loss                                0   0.0%           0   0.0%           0   0.0%
  Insurance Settlement-Theft                0   0.0%           0   0.0%           0   0.0%
  Miscellaneous - Resale/Services       1,185   0.1%       1,931   0.1%       1,564   0.1%
  Attorney Fees                           163   0.0%         552   0.0%         334   0.0%
  Professional Fees                       675   0.0%         829   0.1%         563   0.0%
  Dues & Subscriptions                    654   0.0%         768   0.1%         524   0.0%
  Charitable Contributions                  0   0.0%           0   0.0%           0   0.0%
  Political Contributions                 112   0.0%           0   0.0%           0   0.0%
  Restaurant Expenses                       0   0.0%           0   0.0%           0   0.0%
                                   -----------------  -----------------  -----------------
    TOTAL OTHER OPERATING EXPENSE      46,492   3.2%      49,546   3.6%      38,084   2.8%
                                   -----------------  -----------------  -----------------
      TOTAL OPERATING EXPENSE         541,597  37.6%     568,011  40.9%     533,510  39.5%
                                   -----------------  -----------------  -----------------
      TOTAL OPERATING INCOME          900,099  62.4%     821,363  59.1%     818,429  60.5%
                                   -----------------  -----------------  -----------------
OTHER EXPENSE

  Insurance                             8,516   0.6%       8,514   0.6%       8,970   0.7%
  Insurance Claims                          0   0.0%           0   0.0%           0   0.0%
  Property Tax                         50,812   3.5%      57,350   4.1%      54,633   4.0%
  Office Overhead                      72,085   5.0%      69,469   5.0%      67,597   5.0%
                                   -----------------  -----------------  -----------------
    TOTAL OTHER EXPENSE               131,413   9.1%     135,333   9.7%     131,200   9.7%
                                   -----------------  -----------------  -----------------
        NET OPERATING INCOME         $768,686  53.3%    $686,030  49.4%    $687,229  50.8%
                                   =================  =================  =================
                                                             Property under remodel

--------------------------------------------------------------------------------
                 -----------------------------------------------
                 RECONSTRUCTED INDUSTRY STANDARDS OPERATING DATA
                 ===============================================
                        TRENDS IN THE HOTEL INDUSTRY 1996
================================================================================

                                     All Limited Service       Average for            Rate Group              Geographic Division
                                                                 Top 25%               Over $50                Mountain/Pacific
------------------------------------------------------------------------------------------------------------------------------------
REVENUES                              % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room
                                      -------  -------------  -------  -------------  -------  -------------  -------  -------------
 Rooms                                  95.5%     $13,057       95.4%     $18,002       95.5%     $16,126       95.1%     $13,000
 Telephone                               2.4%        $331        2.4%        $449        2.4%        $406        2.3%        $313
 Other Income                            2.1%        $280        2.2%        $427        2.1%        $359        2.6%        $355
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                          100.0%     $13,668      100.0%     $18,878      100.0%     $16,891      100.0%     $13,668

EXPENSES
Departmental Expenses
 Rooms Department                       23.2%      $3,166       20.9%      $3,950       22.0%      $3,721       23.6%      $3,227
 Telephone                               1.5%        $206        1.4%        $256        1.4%        $235        1.4%        $186
Other Departments                        0.6%         $80        0.7%        $139        0.7%        $111        0.5%         $75

Undistributed Operating Expenses
 Administrative & General                9.0%      $1,225        7.8%      $1,463        8.4%      $1,422        8.5%      $1,163
 Franchise Fees                          1.9%        $256        1.4%        $265        1.7%        $292        0.9%        $122
 Marketing                               3.7%        $510        3.7%        $691        4.0%        $669        3.9%        $530
 Property Operations & Maintenance       5.6%        $759        4.5%        $858        4.9%        $835        6.2%        $843
 Energy (Utilties)                       5.0%        $681        3.9%        $744        4.4%        $751        4.6%        $633

Fixed Charges
 Management                              2.8%        $380        3.2%        $597        2.9%        $484        3.1%        $430
 Property Tax & Other Charges            4.0%        $548        4.1%        $773        4.0%        $679        3.5%        $473
 Insurance                               1.1%        $147        1.1%        $203        1.1%        $178        1.2%        $159
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses                          58.4%      $7,958       52.7%      $9,939       55.5%      $9,377       57.4%      $7,841

Net Income Before Reserves              41.6%      $5,710       47.3%      $8,939       44.5%      $7,514       42.6%      $5,827

Percentage Occupancy                    66.9%                   78.1%                   73.5%                   66.8%
Average Daily Rate                     $51.15                  $63.13                  $60.14                  $53.28
------------------------------------------------------------------------------------------------------------------------------------

================================================================================

LIMITED-SERVICE HOTELS
Performance in 1995
================================================================================

Since the proliferation of all the new limited-service chains in the mid-1980s, this hotel segment has been viewed extremely favorably. For hotel guests, new limited-service hotels offered a guest room that was frequently superior to existing full-service hotels at one-half to two-thirds the price. For hotel managers, the properties were simple to operate. For the hotel ownership and financial community, limited-service properties represented high profit margins with a lesser degree of financial risk.

After ten years of being the darling child of the industry, however, it appears that limited-service hotels have not only matured in the marketplace, but are beginning to show some signs of fatigue. For the first time since 1984, the limited-service hotel segment achieved the lowest occupancy of any property type surveyed in Trends in the Hotel Industry.

Realistically, all this means is that the limited-service hotel segment is not enjoying the upside of the industry resurgence to the same degree as the other types of hotels. Limited-service properties still achieved an aggregate occupancy just shy of 70 percent, and their average room rates rose 5.9 percent, second highest of all segments. In addition, an average operating profit margin of 41.8 percent still make these properties the most fiscally efficient.

                             LIMITED-SERVICE HOTELS

                                   Market Mix

    [THE FOLLOWING TABLE WAS DEPICTED AS A PIE CHART IN THE PRINTED MATERIAL]

                              ----------------------
                               Convention      0.4%

                               Conference      1.9%

                               Other           0.5%

                               Business       45.8%

                               Tourists       51.4%
                              ----------------------

However, a degree of caution needs to be raised. The vast majority of new hotel construction (measured in number of properties) is still occurring in this segment. In several suburban markets in the United States, we have seen localized pockets of overdevelopment causing significant declines in market occupancies. This should not be construed as a blanket condemnation of all limited-service hotel development, but it should be a warning to examine the individual merits of each proposed project. Even with low development costs and high profit margins, automatic success is not as sure as it has been in the past. With increasing competition, time has proven that the need to maintain a quality facility and offer good service is crucial in determining the success of a limited-service operation.

================================================================================

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                                Figure Number 14
================================================================================

                                                                                         Rate Groups
                                                                              ---------------------------------
                                                        All         Average                $35.00
                                                  Limited-Service     for       Under        to          Over
                                                       Hotels       Top 25%*    $35.00     $50.00       $50.00
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                95.5%        95.4%       94.4%      95.7%        95.5%
   Telephone                                             2.4          2.4         2.6        2.4          2.4
   Other Operated Departments                            0.8          0.9         1.3        0.7          0.8
   Rentals and Other Income                              1.2          1.3         1.6        1.2          1.3
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                23.2%        20.9%       28.3%      24.3%        22.0%
   Telephone                                             1.5          1.4         2.1        1.6          1.4
   Other Operated Departments                            0.6          0.7         0.6        0.5          0.7
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           25.3%        23.0%       31.0%      26.4%        24.1%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   74.7%        77.0%       69.0%      73.6%        75.9%

Undistributed Operating Expenses:**
   Administrative and General                            9.0%         7.8%       11.2%       9.5%         8.4%
   Franchise Fees                                        1.9          1.4         1.7        2.1          1.7
   Marketing and Guest Entertainment                     3.7          3.7         4.5        3.3          4.0
   Property Operation and Maintenance                    5.6          4.5        10.3        6.0          4.9
   Energy Costs                                          5.0          3.9         7.6        5.5          4.4
   Other Unallocated Operated Departments                --           --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       25.1%        21.3%       35.3%      26.5%        23.5%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          49.6%        55.7%       33.7%      47.1 %       52.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       2.8%         3.2%        3.1%       2.6%         2.9%
   Property Taxes and Other Municipal Charges            4.0          4.1         3.5        4.0          4.0
   Insurance on Buildings and Contents                   1.1          1.1         1.2        1.1          1.1
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     7.8%         8.3%        7.8%       7.7%         7.9%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    41.8%        47.3%       25.9%      39.4%        44.5%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.3%        11.7%       17.5%      14.2%        12.4%
   Payroll Taxes and Employee Benefits                   3.5          3.4         4.0        3.4          3.5
                                                  -------------------------------------------------------------
     Subtotal                                           16.8%        15.1%       21.5%      17.6%        15.9%
   Laundry, Linen, and Guest Supplies                    1.6          1.2         3.3        1.8          1.3
   Commissions and Reservation Expenses                  1.6          1.6         1.0        1.4          1.7
   Complimentary Food and/or Beverage Expenses           1.7          1.6         0.6        1.8          1.7
   All Other Expenses                                    2.7          2.5         3.6        2.7          2.6
                                                  -------------------------------------------------------------
     Total Rooms Expense                                24.4%        22.0%       30.0%      25.3%        23.2%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            75.6%        78.0%       70.0%      74.7%        76.8%
                                                  =============================================================
Percentage of Occupancy                                 69.9%        78.1%       64.3%      67.3%        73.5%
Average Daily Rate per Occupied Room                   $51.15       $63.13      $31.31     $44.34       $60.14
Average Size (Rooms)                                     107          111          98        100          116

================================================================================

  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995
Ratios to Total Revenues
Figure Number 14 (Continued)
================================================================================

                                                                        Geographic Divisions
                                                  -------------------------------------------------------------
                                                    New England                                        Mountain
                                                        and          North      South       South         and
                                                  Middle Atlantic   Central    Atlantic    Central      Pacific
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                94.3%        95.4%       94.8%      96.9%        95.1%
   Telephone                                             3.0          2.7         2.7        2.0          2.3
   Other Operated Departments                            1.5          0.4         1.2        0.3          0.9
   Rentals and Other Income                              1.2          1.5         1.3        0.7          1.7
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                26.6%        23.1%       22.6%      22.2%        23.6%
   Telephone                                             1.7          1.5         1.7        1.4          1.4
   Other Operated Departments                            1.3          0.3         0.9        0.3          0.5
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           29.6%        24.9%       25.2%      23.8%        25.5%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   70.4%        75.1%       74.8%      76.2%        74.5%

Undistributed Operating Expenses:**
   Administrative and General                           10.2%         8.7%        9.8%       8.4%         8.5%
   Franchise Fees                                        2.9          2.8         2.6        1.2          0.9
   Marketing and Guest Entertainment                     4.5          3.9         4.3        2.8          3.9
   Property Operation and Maintenance                    5.7          5.0         5.6        5.3          6.2
   Energy Costs                                          6.0          4.7         5.4        4.7          4.6
   Other Unallocated Operated Departments                0.1          --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       29.4%        25.1%       27.9%      22.3%        24.1%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          40.9%        50.0%       46.9%      53.8 %       50.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       3.5%         4.2%        2.9%       1.4%         3.1%
   Property Taxes and Other Municipal Charges            5.5          4.7         3.6        3.9          3.5
   Insurance on Buildings and Contents                   0.7          0.7         1.1        1.3          1.2
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     9.6%         9.6%        7.6%       6.6%         7.8%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    31.3%        40.4%       39.3%      47.2%        42.6%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                15.6%        13.6%       12.9%      12.3%        13.8%
   Payroll Taxes and Employee Benefits                   4.7          2.4         3.1        3.8          3.7
                                                  -------------------------------------------------------------
     Subtotal                                           20.3%        16.0%       16.0%      16.1%        17.5%
   Laundry, Linen, and Guest Supplies                    1.6          2.0         1.7        0.9          1.9
   Commissions and Reservation Expenses                  2.1          1.8         1.8        1.0          1.6
   Complimentary Food and/or Beverage Expenses           1.3          2.0         1.7        1.8          1.4
   All Other Expenses                                    3.0          2.4         2.6        3.0          2.4
                                                  -------------------------------------------------------------
     Total Rooms Expense                                28.3%        24.2%       23.8%      22.8%        24.8%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            71.7%        75.8%       76.2%      77.2%        75.2%
                                                  =============================================================
Percentage of Occupancy                                 69.0%        71.6%       70.9%      71.0%        66.8%
Average Daily Rate per Occupied Room                   $58.94       $49.83      $48.92     $49.93       $53.28
Average Size (Rooms)                                     116           80         123        122           96

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                    Figure Number 14 (Continued)
================================================================================

                                                      Property Size Classifications
                                                  -------------------------------------
                                                       Under        75 to        Over
                                                        75           150         150
                                                       Rooms        Rooms       Rooms
                                                  -------------------------------------
Revenues:
   Rooms                                                96.0%        95.9%       93.9%
   Telephone                                             2.6          2.3         2.6
   Other Operated Departments                            0.3          0.7         1.7
   Rentals and Other Income                              1.1          1.1         1.9
                                                  -------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%

Departmental Costs and Expenses:
   Rooms                                                22.1%        23.0%       24.5%
   Telephone                                             1.6          1.5         1.6
   Other Operated Departments                            0.2          0.5         1.2
                                                  -------------------------------------
     Total Costs and Expenses                           23.8%        25.0%       27.3%
                                                  -------------------------------------
   Total Operated Departmental Income                   76.2%        75.0%       72.7%

Undistributed Operating Expenses:**
   Administrative and General                            8.3%         9.0%        9.3%
   Franchise Fees                                        2.6          1.7         1.9
   Marketing and Guest Entertainment                     3.7          3.6         4.3
   Property Operation and Maintenance                    5.5          5.5         5.7
   Energy Costs                                          4.6          5.0         5.2
   Other Unallocated Operated Departments                --           --          --
                                                  -------------------------------------
     Total Undistributed Expenses                       24.7%        24.9%       26.5%
                                                  -------------------------------------
   Income before Fixed Charges                          51.5%        50.2%       46.2%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       6.2%         2.2%        2.5%
   Property Taxes and Other Municipal Charges            3.8          4.0         4.1
   Insurance on Buildings and Contents                   0.6          1.1         1.3
                                                  -------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                    10.6%         7.3%        8.0%
                                                  -------------------------------------
Income before Other Fixed Charges***                    40.9%        42.9%       38.2%
                                                  =====================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.0%        13.1%       14.3%
   Payroll Taxes and Employee Benefits                   2.1          3.5         4.3
                                                  -------------------------------------
     Subtotal                                           15.1%        16.6%       18.6%
   Laundry, Linen, and Guest Supplies                    2.6          1.4         1.5
   Commissions and Reservation Expenses                  1.6          1.5         1.8
   Complimentary Food and/or Beverage Expenses           1.6          1.8         1.1
   All Other Expenses                                    2.1          2.7         3.1
                                                  -------------------------------------
     Total Rooms Expense                                23.0%        24.0%       26.1%
                                                  -------------------------------------
   Rooms Departmental Income                            77.0%        76.0%       73.9%
                                                  =====================================
Percentage of Occupancy                                 69.0%        70.2%       69.9%
Average Daily Rate per Occupied Room                   $47.93       $50.46      $56.90
Average Size (Rooms)                                      54          118         186

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15
================================================================================

                                                    All Limited-Service              Average for
                                                           Hotels                      Top 25%*
                                                  -------------------------   ----------------------
                                                                  Compared                 Compared
                                                       1995       with 1994      1995      with 1994
                                                  --------------------------------------------------
Revenues:
   Rooms                                            $ 13,057          6.7%   $ 18,002          7.3%
   Telephone                                             331          4.0         449          4.1
   Other Operated Departments                            110          9.6         178        (12.0)
   Rentals and Other Income                              170         17.4         249         30.1
                                                  --------------------------------------------------
     Total Revenues                                 $ 13,669          6.8%   $ 18,878          7.2%

Departmental Costs and Expenses:
   Rooms                                            $  3,166          4.5%   $  3,950          3.4%
   Telephone                                             206          7.3         256          9.0
   Other Operated Departments                             80         34.5         139         27.9
                                                  --------------------------------------------------
     Total Costs and Expenses                       $  3,452          5.2%   $  4,345          4.4%
                                                  --------------------------------------------------
   Total Operated Departmental Income               $ 10,216          7.3%   $ 14,532          8.1%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,225          8.4%   $  1,463          8.7%
   Franchise Fees                                        256         10.7         265         (4.6)
   Marketing and Guest Entertainment                     510          5.3         691          8.1
   Property Operation and Maintenance                    759          5.8         858          3.4
   Energy Costs                                          681         (3.2)        744         (3.5)
   Other Unallocated Operated Departments                  3          N/C         --           --
                                                  --------------------------------------------------
     Total Undistributed Expenses                   $  3,435          5.1%   $  4,021          4.1%
                                                  --------------------------------------------------
   Income before Fixed Charges                      $  6,782          8.4%   $ 10,511          9.8%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    380        (24.0)%  $    597        (22.6)%
   Property Taxes and Other Municipal Charges            545          2.8         773          4.5
   Insurance on Buildings and Contents                   147         (3.2)        203          6.6
                                                  --------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,072         (9.3)%  $  1,573         (7.5)%
                                                  --------------------------------------------------
Income before Other Fixed Charges***                $  5,710         12.5%   $  8,938         13.5%
                                                  ==================================================

Rooms Department:
   Rooms Net Revenue                                $ 13,057          6.7%   $ 18,002          7.3%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,735          2.5%   $  2,107          1.5%
   Payroll Taxes and Employee Benefits                   456         (2.2)        606         (1.1)
                                                  --------------------------------------------------
     Subtotal                                       $  2,191          1.5%   $  2,713          0.9%
   Laundry, Linen, and Guest Supplies                    203        (13.3)        211        (20.1)
   Commissions and Reservation Expenses                  203          8.3         289          0.8
   Complimentary Food and/or Beverage Expenses           219         12.7         287          6.7
   All Other Expenses                                    350         38.1         450         45.0
                                                  --------------------------------------------------
     Total Rooms Expense                            $  3,166          4.5%   $  3,950          3.4%
                                                  --------------------------------------------------
   Rooms Departmental Income                        $  9,891          7.4%   $ 14,052          8.4%
                                                  ==================================================
Percentage of Occupancy                                 69.9%         0.8%       78.1%         0.8%
Average Daily Rate per Occupied Room                $   51.15         5.9%   $   63.13         6.4%
Average Size (Rooms)                                     107         (0.2)%       111          0.1%

================================================================================

N/C - Data not comparable.
  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                                               Rate Groups
                                                  ---------------------------------------------------------------------------
                                                        Under $35.00           $35.00 to $50.00             Over $50.00
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
1  Rooms                                            $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%
2  Telephone                                             206         (2.2)        277          3.3         406          5.0
3  Other Operated Departments                            105          N/C          79         43.1         142         (7.0)
4  Rentals and Other Income                              123        (10.8)        132         11.1         217         25.1
                                                  ---------------------------------------------------------------------------
5    Total Revenues                                 $  7,788          3.8%   $ 11,384          7.0%   $ 16,891          6.8%

Departmental Costs and Expenses:
6  Rooms                                            $  2,202          8.5%   $  2,766          5.0%   $  3,721          3.8%
7  Telephone                                             166         (1.2)        184          6.6         235          8.8
8  Other Operated Departments                             46         (1.2)         55          N/C         111         30.2
                                                  ---------------------------------------------------------------------------
9    Total Costs and Expenses                       $  2,414          7.5%   $  3,005          5.7%   $  4,067          4.7%
                                                  ---------------------------------------------------------------------------
10 Total Operated Departmental Income               $  5,374          2.2%   $  8,379          7.4%   $ 12,824          7.5%

Undistributed Operating Expenses:**
11 Administrative and General                       $    875          7.9%   $  1,084          7.5%   $  1,422          9.2%
12 Franchise Fees                                        130          3.7         240         19.9         292          4.2
13 Marketing and Guest Entertainment                     351         (0.3)        379          5.4         669          5.6
14 Property Operation and Maintenance                    802         18.1         680          6.1         835          4.1
15 Energy Costs                                          589         (9.3)        626         (3.7)        751         (2.1)
16 Other Unallocated Operated Departments                 --          --            3          N/C           4          N/C
                                                  ---------------------------------------------------------------------------
17   Total Undistributed Expenses                   $  2,748          5.0%   $  3,013          5.3%   $  3,972          4.9%
                                                  ---------------------------------------------------------------------------
18 Income before Fixed Charges                      $  2,626         (0.6)%  $  5,366          8.7%   $  8,851          8.6%

Management Fees, Property Taxes, and Insurance:**
19 Management Fees                                  $    244          2.2%   $    300        (25.6)%  $    484        (24.4)%
20 Property Taxes and Other Municipal Charges            275        (10.2)        457          3.5         675          3.2
21 Insurance on Buildings and Contents                    90        (21.9)        124         (6.4)        178          1.0
                                                  ---------------------------------------------------------------------------
22   Total Management Fees, Property Taxes,
       and Insurance                                $    609         (7.7)%  $    881         (9.8)%  $  1,337         (9.1)%
                                                  ---------------------------------------------------------------------------
23 Income before Other Fixed Charges***             $  2,017          1.7%   $  4,485         13.3%   $  7,514         12.5%
                                                  ===========================================================================

Rooms Department:
24 Rooms Net Revenue                                $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%

Departmental Expenses:
25 Salaries and Wages including Vacation            $  1,285          4.9%   $  1,548          2.8%   $  1,995          2.0%
26 Payroll Taxes and Employee Benefits                   296          6.6         369         (4.9)        568         (0.9)
                                                  ---------------------------------------------------------------------------
27   Subtotal                                       $  1,581          5.3%   $  1,917          1.2%   $  2,563          1.4%
28 Laundry, Linen, and Guest Supplies                    241         17.1         197         (7.9)        204        (21.5)
29 Commissions and Reservation Expenses                   74         12.5         158         13.5         269          5.2
30 Complimentary Food and/or Beverage Expenses            45         22.6         196         18.5         267          8.3
31 All Other Expenses                                    261         18.8         298         35.3         417         42.2
                                                  ---------------------------------------------------------------------------
32   Total Rooms Expense                            $  2,202          8.5%   $  2,766          5.1%   $  3,720          3.8%
                                                  ---------------------------------------------------------------------------
33 Rooms Departmental Income                        $  5,151          1.6%   $  8,129          7.5%   $ 12,406          7.7%
                                                  ===========================================================================
34 Percentage of Occupancy                              64.3%         2.2%       67.3%         1.1%       73.5%         0.3%
35 Average Daily Rate per Occupied Room             $   31.31         1.3%   $   44.34         5.7%   $   60.14         6.4%
36 Average Size (Rooms)                                   98         (0.6)%       100         (0.2)%       116         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15 (Continued)
================================================================================

                                                         Geographic Divisions
   -----------------------------------------------------------------------------------------------------------------------------
         New England                   North                    South                    South                  Mountain
     and Middle Atlantic              Central                  Atlantic                 Central                and Pacific
   -------------------------  -----------------------  -----------------------  -----------------------  -----------------------
                   Compared                 Compared                 Compared                 Compared                 Compared
        1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994
   -----------------------------------------------------------------------------------------------------------------------------

1    $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%
2         465          0.1         369          8.1         355         13.6         270         (1.9)        313          0.1
3         240         34.0          58         36.6         166         33.3          46         (0.2)        122        (21.2)
4         191         16.7         200         20.3         178         15.9          95          5.0         233         24.8
   -----------------------------------------------------------------------------------------------------------------------------
5    $ 15,747          6.6%   $ 13,645          6.9%   $ 13,350         11.5%   $ 13,354          4.0%   $ 13,668          5.8%


6    $  4,191          5.1%   $  3,148          4.8%   $  3,019          6.8%   $  2,958          3.1%   $  3,227          3.8%
7         264         (5.3)        204          1.6         230          8.2         188         15.3         186          8.2
8         209         46.4          42          N/C         118         33.4          38          N/C          75          9.6
   -----------------------------------------------------------------------------------------------------------------------------
9    $  4,664          5.8%   $  3,394          5.1%   $  3,367          7.6%   $  3,185          4.1%   $  3,488          4.2%
   -----------------------------------------------------------------------------------------------------------------------------
10   $ 11,083          6.9%   $ 10,252          7.5%   $  9,984         12.9%   $ 10,169          4.0%   $ 10,180          6.3%


11   $  1,611          8.0%   $  1,187          5.6%   $  1,311         10.7%   $  1,118         10.4%   $  1,163          5.8%
12        463          4.3         384          6.8         353         12.8         160         10.7         122         24.0
13        715        (13.0)        537         10.0         575          4.2         372         13.8         530          7.3
14        894          3.6         679         (0.3)        754          8.2         702          2.7         843         11.7
15        945         (0.2)        645         (1.9)        725          1.2         627         (3.5)        633         (9.7)
16          8        (40.1)        --           --            6          --            4          --          --           --
   -----------------------------------------------------------------------------------------------------------------------------
17   $  4,636          1.2%   $  3,432          3.7%   $  3,724          7.6%   $  2,983          5.9%   $  3,290          4.6%
   -----------------------------------------------------------------------------------------------------------------------------
18   $  6,447         11.5%   $  6,820          9.6%   $  6,260         16.4%   $  7,186          3.2%   $  6,889          7.1%


19   $    544         15.2%   $    569         (3.5)%  $    387         (8.4)%  $    192          N/C    $    430        (20.4)%
20        863         15.3         640          2.6         476          0.3         518          0.3%        473          2.1
21        107        (39.2)         98        (13.6)        146         (6.4)        174         22.2         159         (9.4)
   -----------------------------------------------------------------------------------------------------------------------------
22   $  1,514          8.4%   $  1,307         (1.5)%  $  1,009         (4.1)%  $    884        (23.3)%  $  1,062         (9.9)%
   -----------------------------------------------------------------------------------------------------------------------------
23   $  4,933         12.4%   $  5,513         12.6%   $  5,251         21.3%   $  6,302          8.4%   $  5,828         11.0%
   =============================================================================================================================


24   $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%


25   $  2,317          2.8%   $  1,770          5.8%   $  1,637          3.0%   $  1,590          0.6%   $  1,790          2.1%
26        693          6.8         317        (12.3)        397          1.6         488         (3.2)        480         (3.0)
   -----------------------------------------------------------------------------------------------------------------------------
27   $  3,010          3.7%   $  2,087          2.6%   $  2,034          2.7%   $  2,078         (0.4)%  $  2,270          1.0%
28        237         (8.1)        260          2.9         215        (12.2)        120        (38.7)        247         (2.0)
29        306         (4.2)        234          1.0         224         15.9         136          8.3         211         14.2
30        199         48.4         260          8.6         211         24.8         234          4.2         187          8.5
31        440         18.1         307         25.7         334         39.6         389          N/C         311         24.3
   -----------------------------------------------------------------------------------------------------------------------------
32   $  4,192          5.1%   $  3,148          4.8%   $  3,018          6.8%   $  2,957          3.0%   $  3,226          3.8%
   -----------------------------------------------------------------------------------------------------------------------------
33   $ 10,659          6.8%   $  9,870          7.2%   $  9,633         12.6%   $  9,986          4.5%   $  9,774          6.7%
   =============================================================================================================================
27       69.0%         1.3%       71.6%         0.2%       70.9%         3.7%       71.0%        (1.2)%      66.8%         0.6%
28   $   58.94         5.0%   $   49.83         6.4%   $   48.92         7.2%   $   49.93         5.4%   $   53.28         5.3%
29        116         (1.0)%        80          --          123         (0.2)%       122         (0.3)%        96         (0.1)%

================================================================================

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                         Property Size Classifications
                                                  ---------------------------------------------------------------------------
                                                             Under                  75 to 150                   Over
                                                           75 Rooms                   Rooms                  150 Rooms
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
   Rooms                                            $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%
   Telephone                                             330         10.5         316          3.2         399          2.6
   Other Operated Departments                             38         (7.5)         89          2.7         259         24.9
   Rentals and Other Income                              137         42.5         150         19.3         286          5.8
                                                  ---------------------------------------------------------------------------
     Total Revenues                                 $ 12,577          5.5%   $ 13,486          6.9%   $ 15,394          7.3%

Departmental Costs and Expenses:
   Rooms                                            $  2,779          2.7%   $  3,103          5.1%   $  3,770          3.9%
   Telephone                                             195         (0.2)        199          9.3         246          6.0
   Other Operated Departments                             25         28.6          65          N/C         191         16.2
                                                  ---------------------------------------------------------------------------
     Total Costs and Expenses                       $  2,999          2.7%   $  3,368          5.9%   $  4,206          4.6%
                                                  ---------------------------------------------------------------------------
   Total Operated Departmental Income               $  9,578          6.4%   $ 10,118          7.2%   $ 11,187          8.4%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,038          6.4%   $  1,213          8.8%   $  1,437          8.3%
   Franchise Fees                                        332         10.1         232         14.5         297         (0.2)
   Marketing and Guest Entertainment                     465         (0.7)        485          7.8         656          1.6
   Property Operation and Maintenance                    692          7.3         745          5.6         878          5.5
   Energy Costs                                          576        (10.7)        673         (2.9)        803          0.8
   Other Unallocated Operated Departments                 --          N/C           4          N/C           4          --
                                                  ---------------------------------------------------------------------------
     Total Undistributed Expenses                   $  3,102          2.2%   $  3,352          5.8%   $  4,075          4.5%
                                                  ---------------------------------------------------------------------------
   Income before Fixed Charges                      $  6,476          8.5%   $  6,766          7.8%   $  7,112         10.7%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    775          6.5%   $    299        (33.3)%  $    388        (26.8)%
   Property Taxes and Other Municipal Charges            473          0.1         539          3.0         634          4.0
   Insurance on Buildings and Contents                    81        (40.5)        146         (1.2)        206         14.1
                                                  ---------------------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,330         (0.6)%  $    984        (12.1)%  $  1,228         (7.0)%
                                                  ---------------------------------------------------------------------------
   Income before Other Fixed Charges***             $  5,146         11.1%   $  5,782         12.2%   $  5,884         15.3%
                                                  ===========================================================================

Rooms Department:
   Rooms Net Revenue                                $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,572          3.0%   $  1,691          2.7%   $  2,066          1.6%
   Payroll Taxes and Employee Benefits                   254        (14.3)        458         (2.3)        618          3.4
                                                  ---------------------------------------------------------------------------
     Subtotal $                                     $  1,826          0.2%   $  2,149          1.5%   $  2,684          2.0%
   Laundry, Linen, and Guest Supplies                    320         21.1         176        (20.7)        217        (16.4)
   Commissions and Reservation Expenses                  192         12.2         191         10.9         264         (1.1)
   Complimentary Food and/or Beverage Expenses           194          9.9         237         13.6         163          9.8
   All Other Expenses                                    247         (8.8)        349         49.1         442         37.8
                                                  ---------------------------------------------------------------------------
     Total Rooms Expense                            $  2,779          2.7%   $  3,102          5.0%   $  3,770          3.9%
                                                  ---------------------------------------------------------------------------
   Rooms Departmental Income                        $  9,293          5.8%   $  9,829          7.4%   $ 10,680          8.4%
                                                  ===========================================================================
   Percentage of Occupancy                              69.0%         0.1%       70.2%         0.7%       69.6%         1.8%
   Average Daily Rate per Occupied Room             $   47.93         5.0%   $   50.46         6.2%   $   56.90         5.3%
   Average Size (Rooms)                                   54         (0.1)%       118         (0.2)%       186         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                              SMITH TRAVEL RESEARCH
                     HOTEL OPERATING STATISTICS 1996 REPORT
================================================================================

LIMITED-SERVICE HIGHLIGHTS

o Limited-service hotels showed strong profitability improvement from 14.6 percent of total revenue in 1994 to 23.0 percent in 1995.

o     Sample Characteristics:

        -   Sample comprised of 1,410 limited-service hotels.

        - Occupancy was slightly lower at 72.7 percent...highest occupancies were in Southeast states.

        - Room Rates increased 1.4 percent to $55.18...highest ADR's were in Middle Atlantic (New York) and Pacific (Hawaii) regions.

        -   RevPAR improved to $40.12.

o Gross operating profit (GOP) (before management fees) improved from 45.2 percent in 1994 to 46.6 percent in 1995...GOP was above 44 percent across all census regions except New England.

o     Higher priced properties generally reported higher GOP and pre-tax income.

o     Total fixed charges (including property taxes and insurance) decreased
      12.5 percent from $3,530 per available room in 1994 to $3,087 in 1995...fixed charges were highest in Mountain and Pacific regions.

o Payroll and related expenses, as a ratio to sales, were higher for West South Central and Pacific region properties...highest labor expense per available room was in Pacific region (Hawaii).

o Expressed as an amount per available room, limited-service profits improved over 12 percent from $3,091 per room in 1994 to $3,474 in 1995 due to GOP enhancements and reduced fixed charges.

o Properties in the Central regions reported the highest pre-tax income ranging from 22.8 percent to 29.4 of total revenue, while properties in New England reported the lowest pre-tax income at 13.0 percent of total revenue.

o Chain-Affiliated properties, with pre-tax income of 23.8 percent, were more profitable than the reporting Independent properties at 10.4 percent.

Limited-Service Hotels--Statements of Operating Income & Expenses - 1995

--------------------------------     -----------------------------------------------------------------------------------------------
                                                                             Geographic Region
--------------------------------     -----------------------------------------------------------------------------------------------
Ratios to Sales                          New     Middle     South   East North  East South  West North  West South
                                       England  Atlantic  Atlantic    Central     Central     Central     Central  Mountain  Pacific
Occupancy                               66.1%     70.8%     75.0%      73.4%       74.7%        72.4%      72.3%      73.3%    68.7%
Average Size of Property (Rooms)         105       112       125        114         114          123        127        124      133
Average Rate                           $52.95    $60.23    $52.66     $53.88      $51.96       $54.46     $53.65     $58.05   $62.93

REVENUE
  Rooms                                 95.1%     95.7%     95.7%      95.9%       96.1%        95.7%      95.3%      95.1%    94.2%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Other Food & Beverage                   .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                              2.3       2.3       2.2        2.2         1.8          2.0        1.1        1.6      2.5
  Minor Operated Departments              .6       1.1        .9        1.2          .8          1.1         .5        1.0      1.3
  Rentals & Other Income                 2.0        .9       1.3         .7         1.3          1.3        3.1        2.2      2.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Revenue                        100.0%    100.0%    100.0%     100.0%      100.0%       100.0%     100.0%     100.0%   100.0%

DEPARTMENTAL EXPENSES
  Rooms                                 25.0%     24.9%     25.5%      23.6%       25.7%        27.1%      28.5%      27.2%    28.3%
  Food & Beverage                         .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                             79.4      72.5      96.4       72.7        97.1         86.5       72.2       68.5     59.4
  Other Departmental Expenses             .9        .6        .5         .5          .7           .5         .6         .8      1.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Expenses           26.5%     26.1%     27.0%      24.7%       27.1%        28.1%      28.6%      27.8%    29.2%
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Profit             73.5%     73.9%     73.0%      75.3%       72.9%        71.9%      71.4%      72.2%    70.8%

UNDISTRIBUTED OPERATING EXPENSES
  Administrative & General              12.1%     10.9%     10.0%       9.7%        9.2%         9.4%       8.3%       8.6%     9.4%
  Marketing                              3.7       3.8       4.7        4.6         4.4          5.0        3.5        4.2      4.9
  Franchise Fee                          2.8       2.5       2.0        2.0         2.1          2.0         .9        2.0      1.7
  Energy                                 7.0       6.4       5.7        5.0         4.9          4.6        4.7        4.7      5.0
  Property Operation & Maintenance       5.8       5.2       5.7        5.6         4.8          5.4        3.8        4.6      5.2
------------------------------------------------------------------------------------------------------------------------------------
  Total Undistributed Operating
   Expenses                             31.3%     28.8%     28.1%      26.8%       25.5%        26.4%      21.2%      24.0%    26.0%

  GROSS OPERATING PROFIT                42.2%     45.1%     44.9%      48.5%       47.4%        45.5%      50.2%      48.2%    44.8%

  Management Fees                        2.3%      2.4%      3.2%       2.7%        3.2%         2.5%       3.9%       3.0%     2.8%
------------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE FIXED CHARGES*            39.9%     42.7%     41.7%      45.8%       44.2%        43.0%      46.3%      45.2%    42.0%
  Property Taxes                         4.5%      5.2%      3.1%       4.3%        2.6%         4.4%       3.8%       3.4%     3.2%
  Insurance                               .9        .9       1.0         .9         1.0          1.0        1.1        1.0      1.4
  Reserve For Replacement                 .3       1.1       1.1         .1          .2           .3         .1         .5       .6
------------------------------------------------------------------------------------------------------------------------------------
AMOUNT AVAILABLE FOR DEBT SERVICE
& OTHER FIXED CHARGES                   34.2%     35.5%     36.5%      40.5%       40.4%        37.3%      41.3%      40.3%    36.8%

Total Fixed Charges* (Including
  Property Taxes & Insurance)           26.9%     25.5%     19.3%      19.5%       14.8%        20.2%      18.0%      23.5%    24.9%
------------------------------------------------------------------------------------------------------------------------------------
Pre-Tax Income (Loss)                   13.0%     17.2%     22.4%      26.3%       29.4%        22.8%      28.3%      21.7%    17.1%
====================================================================================================================================
PAYROLL & RELATED EXPENSES
  Rooms                                 17.7%     18.2%     16.9%      15.7%       16.1%        17.7%      19.8%      17.0%    18.7%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                               .0       1.3        .7         .2          .0           .0         .0         .6       .6
  Other Operated Departments              .2        .3        .1         .1          .1           .2         .1         .2       .2
  Administrative & General               4.3       4.3       4.5        4.2         4.0          4.1        4.0        4.4      5.0
  Marketing                              1.7       1.3       1.7        1.6         1.2          1.8        1.9        1.6      1.8
  Property Operations & Maintenance      2.6       2.1       2.5        2.4         2.3          2.3        2.6        2.4      2.6
------------------------------------------------------------------------------------------------------------------------------------
  Total Payroll & Related Expenses      25.6%     25.5%     25.0%      23.4%       23.1%        25.3%      27.5%      24.8%    27.2%

* Total Fixed Charges does not include deductions for Replacements; but does include Depreciation and Amortization, Interest, Rent and Equipment Leases.

Expense ratios to sales for departmental expenses are based on their respective departmental revenues. All other expenses are based on total revenue. Totals may not add due to rounding.

----------------------------------------------   --------------------------------------  ---------------------------
                 Location                                     Price Category                        Size
----------------------------------------------   --------------------------------------  ---------------------------
                                                                                         Under 75  75-125   Over 125
 Urban   Suburban   Airport   Highway   Resort   Upscale   Mid-Price   Economy   Budget    Rooms    Rooms     Rooms
 73.2%     73.6%     74.4%     71.3%     70.8%     76.5%     72.4%      71.9%     69.1%    68.4%    73.1%     73.4%
  150       125       134       109       172       133       123        115       109       57      108       159
$70.88    $58.55    $53.02    $49.40    $61.51    $74.44    $54.25     $47.67    $39.99   $52.05   $51.89    $61.05

 94.2%     95.3%     95.3%     96.1%     92.9%     95.1%     95.0%      96.0%     96.3%    96.2%    95.8%     94.8%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.1       2.3       1.8       1.7       2.0       2.5       1.7        1.8       2.1      2.2      1.9       2.1
  1.4       1.2        .7        .6       1.3       1.6       1.0         .6        .5       .6       .8       1.2
  2.2       1.3       2.2       1.6       3.8        .8       2.3        1.6       1.1       .9      1.4       1.9
--------------------------------------------------------------------------------------------------------------------
100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%     100.0%    100.0%   100.0%   100.0%    100.0%

 27.3%     25.4%     28.5%     25.9%     28.8%     23.5%     26.9%      26.6%     26.9%    26.2%    25.5%      6.7%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
132.0      68.3      74.3      88.3      86.4      73.8      68.4       91.2      92.9     83.1     83.0      75.2
  1.0        .8        .5        .4       1.4       1.0        .8         .5        .3       .4       .5        .9
--------------------------------------------------------------------------------------------------------------------
 29.5%     26.6%     29.0%     26.8%     29.9%     25.2%     27.5%      27.7%     28.2%    27.5%    26.5%     27.8%
--------------------------------------------------------------------------------------------------------------------
 70.5%     73.4%     71.0%     73.2%     70.1%     74.8%     72.5%      72.3%     71.8%    72.5%    73.5%     72.2%

  9.4%      9.6%      9.4%      9.7%     10.6%      9.2%      9.1%       9.8%     10.9%    13.1%     9.3%      9.1%
  4.7       4.9       4.1       3.8       6.3       5.7       4.2        3.8       3.6      3.7      4.4       4.6
  1.5       2.2       1.7       1.6       1.4       2.1       2.2        1.2       1.9      3.5      1.7       1.7
  4.9       5.2       5.0       5.5       5.3       4.5       4.8        5.4       7.2      6.3      5.2       5.1
  5.2       5.0       4.3       5.6       5.1       4.6       4.2        5.5       7.4      5.2      5.5       4.7
--------------------------------------------------------------------------------------------------------------------
 25.8%     26.8%     24.5%     26.2%     28.7%     26.1%     24.5%      25.8%     30.9%    31.8%    26.1%     25.2%

 44.7%     46.6%     46.5%     47.0%     41.4%     48.7%     48.0%       6.5%      0.9%    40.7%    47.4%     47.0%

  3.3%      3.2%      3.4%      2.7%      3.2%      2.8%      3.8%       2.6%      2.2%     3.4%     2.6%     $3.5%
--------------------------------------------------------------------------------------------------------------------
 41.4%     43.4%     43.1%     44.3%     38.2%     45.9%     44.2%      43.9%     38.7%    37.3%    44.8%     43.5%

  3.9%      3.7%      4.1%      3.6%      2.1%      3.4%      3.4%       3.9%      4.2%     3.7%     3.6%      3.9%
  1.1       1.0       1.0       1.1       1.2       1.0       1.1        1.0       1.1      1.5      1.0       1.0
   .7        .5        .2        .6        .6        .2        .0         .5       1.2      1.5       .5        .4
--------------------------------------------------------------------------------------------------------------------
 35.7%     38.2%     37.8%     39.0%     34.3%     41.3%     39.3%      38.5%     32.2%    30.6%    39.7%     38.2%

 17.6%     22.3%     18.2%     19.8%     20.6%     18.4%     21.7%      19.7%     22.0%    33.3%    18.2%     20.4%
--------------------------------------------------------------------------------------------------------------------
 23.8%     21.1%     24.9%     24.5%     17.6%     27.5%     22.5%      24.2%     16.7%     4.0%    26.6%     23.1%
====================================================================================================================

 17.9%     15.7%     19.7%     18.7%     19.7%     11.9%     18.1%      19.7%     20.8%    18.3%    17.4%     17.2%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.8        .1        .3        .4       5.6        .3        .4        1.2        .0       .0       .3        .9
   .3        .1        .0        .2        .4        .1        .1         .4        .7       .1       .1        .2
  4.0       4.2       4.1       4.6       5.2       3.8       4.0        4.8       4.8      4.9      4.3       4.2
  1.9       1.5       1.9       1.6       3.0       1.5       1.2        2.2       1.7       .3      1.7       2.0
  2.5       2.3       2.4       2.5       2.6       2.1       2.2        2.5       2.8      2.0      2.4       2.5
--------------------------------------------------------------------------------------------------------------------
 25.6%     23.1%     27.2%     26.9%     29.6%     18.8%     24.7%      28.8%     30.0%    24.9%    25.2%     25.2%

                                                                      ----------
                                                                       SPECIAL
                                                                      SUPPLEMENT
                                                                      ----------

================================================================================
TRENDS IN THE HOTEL INDUSTRY
United States Cities 1995 and 1996 Projections
================================================================================

                                         Occupancy                    Average Daily Rate
                                ---------------------------------------------------------------
                                 1994     1995        1996       1994       1995        1996
                                Actual  Estimated   Projected   Actual    Estimated   Projected
                                ---------------------------------------------------------------
South Central Cities
   Austin, TX                    74.4%     76.0%       75.0%    $63.13     $65.50      $68.00
   Baton Rouge, LA               66.4      67.0        67.0      49.78      51.75       54.00
   Birmingham, AL                68.4      68.6        69.0      57.00      59.75       60.75
   Corpus Christi, TX            63.7      67.0        66.0      53.45      55.00       57.00
   Dallas/Fort Worth, TX         68.5      70.0        70.0      72.31      76.00       79.00
   El Paso, TX                   72.8      72.5        73.0      43.76      44.50       46.00
   Houston, TX                   64.3      64.0        65.0      67.32      71.00       74.00
   Jackson, MS                   65.6      65.0        67.0      48.90      49.20       51.00
   Knoxville, TN                 63.4      64.7        65.7      55.38      56.49       57.25
   Little Rock, AR               64.4      61.0        61.5      45.32      48.25       49.00
   Memphis, TN                   70.8      71.0        73.0      63.05      65.95       66.75
   Nashville, TN                 78.0      82.8        84.0      93.32      97.62       99.00
   New Orleans, LA               73.4      73.5        75.0      89.61      92.75       95.00
   Oklahoma City, OK             62.0      66.3        67.5      46.47      49.21       51.00
   San Antonio, TX               71.5      71.0        72.0      69.79      71.75       74.00
   Tulsa, OK                     58.8      59.2        61.0      56.79      58.54       59.00
                               -----------------       ---------------     ------------------
             Subtotal            68.6%     69.3%       70.0%    $69.56     $72.66      $75.28

Mountain and Pacific Cities

   Albuquerque, NM               73.4%     71.3%       73.0%    $63.28     $67.24      $68.00
   Billings, MT                  60.2      60.4        62.0      48.58      49.35       52.00
   Boise, ID                     75.5      75.0        75.0      58.00      62.00       64.00
   Colorado Springs, CO          69.3      69.7        71.2      59.31      62.33       63.75
   Denver, CO                    72.0      74.0        75.0      64.42      69.72       71.00
   Great Falls, MT               60.0      65.2        66.0      48.29      48.02       50.00
   Honolulu, HI                  81.1      80.2        80.5      98.82     105.00      110.00
   Los Angeles, CA               66.3      67.0        68.0      83.05      85.00       88.00
   Orange County, CA             65.5      69.0        70.0      76.50      77.34       80.24
   Phoenix, AZ                   71.4      72.9        73.0      90.13      99.34      100.00
   Portland, OR                  75.0      77.0        75.0      85.00      89.00       92.00
   Sacramento, CA                71.3      70.9        72.0      70.09      74.88       77.00
   Salt Lake City, UT            79.7      78.9        80.0      58.44      62.28       64.75
   San Diego County, CA          67.1      70.0        71.0      77.71      81.00       84.00
   San Francisco, CA             70.1      73.8        75.7     105.92     108.68      112.50
   Santa Fe, NM                  71.2      70.5        71.5     109.21     108.45      109.75
   Scottsdale, AZ                70.9      72.8        73.0     112.76     121.21      123.50
   Seattle, WA                   75.5      77.0        78.0     100.00     104.00      107.00
   Tucson, AZ                    69.2      71.6        72.0      74.25      78.68       79.00

             Subtotal            71.2%     72.5%       73.2%    $84.25     $88.41      $91.19
                               -----------------       ---------------     ------------------
             Total Cities        70.1%     71.3%       72.1%    $83.65     $87.51      $90.64
                               -----------------       ---------------     ------------------
             National Average*   68.9%     70.2%       71.2%    $81.68     $85.24      $88.10

================================================================================

* Average property size: 210 rooms.

                                 Idaho Southwest

                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                OCCUPANCY            ROOM RATE             ROOM SUPPLY             ROOM DEMAND              ROOM REVENUE
                ------------------   -------------------   ---------------------   ----------------------   ------------------------
                CURRENT PRIOR %      CURRENT PRIOR  %      CURRENT  PRIOR   %      CURRENT  PRIOR    %      CURRENT    PRIOR    %
YEAR MONTH      YEAR    YEAR  CHNG   YEAR    YEAR   CHNG   YEAR     YEAR    CHNG   YEAR     YEAR     CHNG   YEAR       YEAR     CHNG
---- -----      ----    ----  ----   ----    ----   ----   ----     ----    ----   ----     ----     ----   ----       ----     ----
1990 January    57.8    54.1   6.8   42.69   40.64   5.0    181536   176793  2.7    104945    95696   9.7    4480107   3889485  15.2
1990 February   61.6    61.6    .0   44.06   41.86   5.3    163968   161504  1.5    101049    99438   1.6    4452211   4162353   7.0
1990 March      69.0    68.8    .3   43.24   41.31   4.7    181536   178808  1.5    125250   122931   1.9    5416075   5078257   6.7
1990 Apri1      67.2    69.3  -3.0   43.47   40.49   7.4    175680   173040  1.5    118069   119837  -1.5    5132375   4852702   5.8
1990 May        69.0    69.4   -.6   42.66   39.87   7.0    181536   178808  1.5    125297   124034   1.0    5344680   4945849   8.1
1990 June       81.0    82.5  -1.8   44.75   41.35   8.2    175680   175680   .0    142271   144970  -1.9    6366581   5994482   6.2
1990 July       81.3    79.4   2.4   44.45   40.71   9.2    183396   181536  1.0    149058   144091   3.4    6625057   5865517  12.9
1990 August     81.6    88.5  -7.8   44.35   41.90   5.8    183396   181536  1.0    149578   160580  -6.9    6633689   6728044  -1.4
1990 September  72.1    81.0 -11.0   44.42   40.63   9.3    177480   175680  1.0    127969   142317 -10.1    5684739   5781886  -1.7
1990 October    61.8    69.5 -11.1   52.52   47.42  10.8    183396   181536  1.0    113319   126145 -10.2    5951862   5982028   -.5
1990 November   57.7    61.0  -5.4   44.90   40.88   9.8    177480   175680  1.0    102359   107152  -4.5    4595512   4379894   4.9
1990 December   45.8    51.0 -10.2   43.35   40.50   7.0    183396   181536  1.0     84082    92610  -9.2    3645113   3750606  -2.8
                --------------------------------------------------------------------------------------------------------------------
    TOTAL 1990  67.2    69.7  -3.6   44.57   41.50   7.4   2148480  2122137  1.2   1443246  1479801  -2.5   64328001  61411103   4.7

ROOM SAMPLE PERCENT - 38.0 %         Number of Sample Properties -  20          Number of Census Properties - 67

1991 January    49.0    57.8 -15.2   45.58   42.69   6.8    183396   181536  1.0     89830   104945 -14.4    4094315   4480107  -8.6
1991 February   58.1    61.6  -5.7   46.21   44.06   4.9    167580   163968  2.2     97360   101049  -3.7    4499297   4452211   1.1
1991 March      58.4    69.0 -15.4   44.57   43.24   3.1    185535   181536  2.2    108437   125250 -13.4    4833218   5416075 -10.8
1991 April      64.6    67.2  -3.9   45.30   43.47   4.2    179550   175680  2.2    116033   118069  -1.7    5256385   5132375   2.4
1991 May        65.0    69.0  -5.8   44.70   42.66   4.8    185535   181536  2.2    120587   125297  -3.8    5390782   5344680    .9
1991 June       76.4    81.0  -5.7   44.68   44.75   -.2    179550   175680  2.2    137197   142271  -3.6    6129284   6366581  -3.7
1991 July       76.0    81.3  -6.5   46.26   44.45   4.1    185535   183396  1.2    141042   149058  -5.4    6524226   6625057  -1.5
1991 August     81.0    81.6   -.7   46.30   44.35   4.4    185535   183396  1.2    150339   149578    .5    6960766   6633689   4.9
1991 September  73.7    72.1   2.2   45.27   44.42   1.9    179550   177480  1.2    132407   127969   3.5    5993683   5684739   5.4
1991 October    65.4    61.8   5.8   45.91   52.52 -12.6    185535   183396  1.2    121308   113319   7.1    5568822   5951862  -6.4
1991 November   57.1    57.7  -1.0   45.01   44.90    .2    179550   177480  1.2    102556   102359    .2    4615839   4595512    .4
1991 December   45.7    45.8   -.2   44.40   43.35   2.4    185535   183396  1.2     84740    84082    .8    3762725   3645113   3.2
                --------------------------------------------------------------------------------------------------------------------
    TOTAL 1991  64.2    67.2  -4.5   45.39   44.57   1.8   2182386  2148480  1.6   1401836  1443246  -2.9   63629342  64328001  -1.1

ROOM SAMPLE PERCENT - 42.5 %          Number of Sample Properties - 25          Number of Census Properties - 68

                                 Idaho Southwest

                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                OCCUPANCY            ROOM RATE             ROOM SUPPLY             ROOM DEMAND              ROOM REVENUE
                ------------------   -------------------   ---------------------   ----------------------   ------------------------
                CURRENT PRIOR %      CURRENT PRIOR  %      CURRENT  PRIOR   %      CURRENT  PRIOR    %      CURRENT    PRIOR    %
YEAR MONTH      YEAR    YEAR  CHNG   YEAR    YEAR   CHNG   YEAR     YEAR    CHNG   YEAR     YEAR     CHNG   YEAR       YEAR     CHNG
---- -----      ----    ----  ----   ----    ----   ----   ----     ----    ----   ----     ----     ----   ----       ----     ----
1992 January    52.0    49.0   6.1   46.99   45.58   3.1    185535   183396  1.2     96487    89830   7.4    4534335   4094315  10.7
1992 February   62.2    58.1   7.1   48.48   46.21   4.9    171220   167580  2.2    106468    97360   9.4    5161072   4499297  14.7
1992 March      63.7    58.4   9.1   47.83   44.57   7.3    189565   185535  2.2    120660   108437  11.3    5770807   4833218  19.4
1992 April      66.0    64.6   2.2   46.52   45.30   2.7    186030   179550  3.6    122790   116033   5.8    5711903   5256385   8.7
1992 May        67.9    65.0   4.5   45.97   44.70   2.8    194959   185535  5.1    132437   120587   9.8    6087546   5390782  12.9
1992 June       77.9    76.4   2.0   46.32   44.68   3.7    188670   179550  5.1    146937   137197   7.1    6806674   6129284  11.1
1992 July       82.1    76.0   8.0   48.66   46.26   5.2    194959   185535  5.1    160023   141042  13.5    7787075   6524226  19.4
1992 August     86.3    81.0   6.5   49.00   46.30   5.8    194959   185535  5.1    168190   150339  11.9    8240610   6960766  18.4
1992 September  78.1    73.7   6.0   47.15   45.27   4.2    188670   179550  5.1    147275   132407  11.2    6943645   5993683  15.8
1992 October    67.6    65.4   3.4   45.94   45.91    .1    196571   185535  5.9    132927   121308   9.6    6106672   5568822   9.7
1992 November   56.1    57.1  -1.8   45.23   45.01    .5    190230   179550  5.9    106747   102556   4.1    4828189   4615839   4.6
1992 December   51.3    45.7  12.3   44.43   44.40    .1    196571   185535  5.9    100798    84740  18.9    4478548   3762725  19.0
                --------------------------------------------------------------------------------------------------------------------
    TOTAL 1992  67.7    64.2   5.5   47.00   45.39   3.5   2277939  2182386  4.4   1541739  1401836  10.0   72457076  63629342  13.9

 ROOM SAMPLE PERCENT - 43.9 %          Number of Sample Properties -  26          Number of Census Properties - 72

1993 January    53.1    52.0   2.1   45.70   46.99  -2.7    196571   185535  5.9    104469    96487   8.3    4773888   4534335   5.3
1993 February   64.4    62.2   3.5   47.05   48.48  -2.9    177548   171220  3.7    114355   106468   7.4    5380193   5161072   4.2
1993 March      65.0    63.7   2.0   47.45   47.83  - .8    196571   189565  3.7    127680   120660   5.8    6058389   5770807   5.0
1993 Apri1      67.3    66.0   2.0   46.82   46.52    .6    190230   186030  2.3    128080   122790   4.3    5996293   5711903   5.0
1993 May        72.8    67.9   7.2   47.44   45.97   3.2    196571   194959   .8    143122   132437   8.1    6789488   6087546  11.5
1993 June       81.6    77.9   4.7   49.66   46.32   7.2    190230   188670   .8    155205   146937   5.6    7707107   6806674  13.2
1993 July       84.5    82.1   2.9   51.48   48.66   5.8    196571   194959   .8    166076   160023   3.8    8548844   7787075   9.8
1993 August     89.6    86.3   3.8   51.16   49.00   4.4    196571   194959   .8    176106   168190   4.7    9009374   8240610   9.3
1993 September  76.5    78.1  -2.0   48.61   47.15   3.1    190230   188670   .8    145539   147275  -1.2    7074849   6943645   1.9
1993 October    67.3    67.6  - .4   47.81   45.94   4.1    196571   196571   .0    132250   132927   -.5    6323207   6106672   3.5
1993 November   60.1    56.1   7.1   46.44   45.23   2.7    190230   190230   .0    114416   106747   7.2    5314048   4828189  10.1
1993 December   50.3    51.3  -1.9   47.72   44.43   7.4    196571   196571   .0     98811   100798  -2.0    4714925   4478548   5.3
                --------------------------------------------------------------------------------------------------------------------
    TOTAL 1993  69.4    67.7   2.5   48.37   47.00   2.9   2314465  2277939  1.6   1606109  1541739   4.2   77690605  72457076   7.2

    ROOM SAMPLE PERCENT - 47.0 %          Number of Sample Properties - 28          Number of Census Properties - 72

                                 Idaho Southwest

                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                OCCUPANCY            ROOM RATE             ROOM SUPPLY             ROOM DEMAND              ROOM REVENUE
                ------------------   -------------------   ---------------------   ----------------------   ------------------------
                CURRENT PRIOR %      CURRENT PRIOR  %      CURRENT  PRIOR   %      CURRENT  PRIOR    %      CURRENT    PRIOR    %
YEAR MONTH      YEAR    YEAR  CHNG   YEAR    YEAR   CHNG   YEAR     YEAR    CHNG   YEAR     YEAR     CHNG   YEAR       YEAR     CHNG
---- -----      ----    ----  ----   ----    ----   ----   ----     ----    ----   ----     ----     ----   ----       ----     ----
1994 January    54.0    53.1   1.7   49.83   45.70   9.0   196571   196571    .0    106169   104469   1.6    5290278   4773888  10.8
1994 February   62.5    64.4  -3.0   50.11   47.05   6.5   177548   177548    .0    111038   114355  -2.9    5563899   5380193   3.4
1994 March      69.2    65.0   6.5   49.79   47.45   4.9   196571   196571    .0    135987   127680   6.5    6771325   6058389  11.8
1994 April      66.8    67.3   -.7   48.48   46.82   3.5   190230   190230    .0    127016   128080   -.8    6157466   5996293   2.7
1994 May        73.0    72.8     3   50.72   47.44   6.9   198834   196571   1.2    145209   143122   1.5    7365202   6789488   8.5
1994 June       84.5    81.6   3.6   52.03   49.66   4.8   196320   190230   3.2    165812   155205   6.8    8626840   7707107  11.9
1994 July       83.6    84.5  -1.1   52.06   51.48   1.1   202864   196571   3.2    169626   166076   2.1    8830366   8548844   3.3
1994 August     88.9    89.6   -.8   52.82   51.16   3.2   202864   196571   3.2    180253   176106   2.4    9521257   9009374   5.7
1994 September  81.1    76.5   6.0   50.25   48.61   3.4   196320   190230   3.2    159175   145539   9.4    7999193   7074849  13.1
1994 October    67.4    67.3    .1   49.86   47.81   4.3   202864   196571   3.2    136765   132250   3.4    6818880   6323207   7.8
1994 November   59.8    60.1   -.5   49.41   46.44   6.4   196320   190230   3.2    117314   114416   2.5    5796333   5314048   9.1
1994 December   49.1    50.3  -2.4   49.15   47.72   3.0   202864   196571   3.2     99506    98811    .7    4891196   4714925   3.7
                --------------------------------------------------------------------------------------------------------------------

    TOTAL 1994  70.1    69.4   1.0   50.57   48.37   4.5  2360170  2314465   2.0   1653870  1606109   3.0   83632235  77690605   7.6

    ROOM SAMPLE PERCENT - 47.3 %         Number of Sample Properties - 29          Number of Census Properties - 74

1995 January    55.1    54.0   2.0   51.11   49.83   2.6   202864   196571   3.2    111729   106169   5.2    5710612   5290278   7.9
1995 February   61.0    62.5  -2.4   53.06   50.11   5.9   183232   177548   3.2    111809   111038    .7    5932569   5563899   6.6
1995 March      71.4    69.2   3.2   53.06   49.79   6.6   204755   196571   4.2    146111   135987   7.4    7752822   6771325  14.5
1995 April      67.7    66.8   1.3   51.79   48.48   6.8   201930   190230   6.2    136779   127016   7.7    7084377   6157466  15.1
1995 May        74.4    73.0   1.9   52.57   50.72   3.6   210645   198834   5.9    156769   145209   8.0    8241366   7365202  11.9
1995 June       85.4    84.5   1.1   54.20   52.03   4.2   203850   196320   3.8    173996   165812   4.9    9430195   8626840   9.3
1995 July       83.8    83.6    .2   53.21   52.06   2.2   210645   202864   3.8    176416   169626   4.0    9387028   8830366   6.3
1995 August     86.8    88.9  -2.4   54.50   52.82   3.2   210645   202864   3.8    182773   180253   1.4    9961485   9521257   4.6
1995 September  79.6    81.1  -1.8   51.33   50.25   2.1   205950   196320   4.9    164007   159175   3.0    8417917   7999193   5.2
1995 October    66.2    67.4  -1.8   51.54   49.86   3.4   212815   202864   4.9    140848   136765   3.0    7259441   6818880   6.5
1995 November   55.0    59.8  -8.0   52.38   49.41   6.0   205950   196320   4.9    113373   117314  -3.4    5938231   5796333   2.4
1995 December   47.0    49.1  -4.3   51.28   49.15   4.3   212815   202864   4.9    100005    99506    .5    5128631   4891196   4.9
                --------------------------------------------------------------------------------------------------------------------
    TOTAL 1995  69.5    70.1   -.9   52.63   50.57   4.1  2466096  2360170   4.5   1714615  1653870   3.7   90244674  83632235   7.9

    ROOM SAMPLE PERCENT - 43.5 %          Number of Sample Properties - 30          Number of Census Properties - 79

                                 Idaho Southwest

                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                OCCUPANCY            ROOM RATE             ROOM SUPPLY             ROOM DEMAND              ROOM REVENUE
                ------------------   -------------------   ---------------------   ----------------------   ------------------------
                CURRENT PRIOR %      CURRENT PRIOR  %      CURRENT  PRIOR   %      CURRENT  PRIOR    %      CURRENT     PRIOR   %
YEAR MONTH      YEAR    YEAR  CHNG   YEAR    YEAR   CHNG   YEAR     YEAR    CHNG   YEAR     YEAR     CHNG   YEAR        YEAR    CHNG
---- -----      ----    ----  ----   ----    ----   ----   ----     ----    ----   ----     ----     ----   ----        ----    ----
1996 January    51.7    55.1  -6.2   53.15   51.11   4.0    212815   202864  4.9    109955   111729  -1.6     5844287   5710612  2.3
1996 February   60.6    61.0   -.7   54.45   53.06   2.6    195804   183232  6.9    118596   111809   6.1     6457339   5932569  8.8
1996 March      68.9    71.4  -3.5   53.03   53.06   -.1    216783   204755  5.9    149322   146111   2.2     7918332   7752822  2.1
1996 April      63.7    67.7  -5.9   51.70   51.79   -.2    209790   201930  3.9    133655   136779  -2.3     6909473   7084377 -2.5
1996 May        72.6    74.4  -2.4   54.04   52.57   2.8    216783   210645  2.9    157327   156769    .4     8501665   8241366  3.2
1996 June       79.5    85.4  -6.9   55.64   54.20   2.7    209790   203850  2.9    166806   173996  -4.1     9281113   9430195 -1.6
1996 July       81.1    83.8  -3.2   55.06   53.21   3.5    216783   210645  2.9    175864   176416  - .3     9683883   9387028  3.2
1996 August     83.5    86.8  -3.8   56.55   54.50   3.8    216783   210645  2.9    180980   182773  -1.0    10233953   9961485  2.7
1996 September  75.7    79.6  -4.9   53.47   51.33   4.2    209790   205950  1.9    158829   164007  -3.2     8492335   8417917   .9
                --------------------------------------------------------------------------------------------------------------------
    TOTAL 1996  70.9    74.2  -4.4   54.26   52.87   2.6   1905121  1834516  3.8   1351334  1360389   -.7    73322380  71918371  2.0

    ROOM SAMPLE PERCENT - 41.9 %          Number of Sample Properties - 30          Number of Census Properties - 80

    SOURCE: SMITH TRAVEL RESEARCH -  The information contained in this report is based upon independent surveys and research from sources considered reliabLe but no representation is made as to its completeness or accuracy. This information is in no way to be construed as a recommendation by Smith Travel Research of any industry standard and is intended solely for the internal purposes of your company and should not be published in any manner unless authorized by Smith Travel Research.

                         LIST OF PROPERTIES INCLUDED IN

                                 Idaho Southwest

                                                                11/07/96 Page: 1


                                                                    Zip
SIR CODE  Name of Establishment            City                 ST  Code   Telephone       YEAR
--------  ------------------------------   -------------------  --  -----  --------------  ----
   6403   MOTEL 6 TWIN FALLS               TWIN FALLS           ID  83301  (208) 734-3993
   7319   HOTEL 3                          TWIN FALLS           ID  83301  (208) 733-5630
  15531   AMERITEL INN                     TWIN FALLS           ID  83301  (208) 736-8000  9205
  29024   COMFORT INN TWIN FALLS           TWIN FALLS           ID  83301  (208) 734-7494  9210
   2375   WESTON INN                       TWIN FALLS           ID  83301  (208) 733-6095  6100
  23407   SUPER 8 TWIN FALLS               TWIN FALLS           ID  83301  (208) 734-5801  8609
    823   WESTON PLAZA HOTEL               TWIN FALLS           ID  83301  (208) 733-0650
   2374   BEST WESTERN CANYON SPRINGS IN   TWIN FALLS           ID  83301  (208) 734-5000  7400
  33248   SHILO INN TWIN FALLS             TWIN FALLS           ID  83301  (208) 733-7545  9602
   2373   BEST WESTERN APOLLO MOTOR INN    TWIN FALLS           ID  83301  (208) 733-2010  5400
  16468   MONTEREY MOTOR INN               TWIN FALLS           ID  83301  (208) 733-5151
   5699   ECONO LODGE TWIN FALLS           TWIN FALLS           ID  83301  (208) 733-8770
  16466   CAPRI                            TWIN FALLS           ID  83301  (208) 733-6452
  31556   AMBER INN                        BLISS                ID  83314  (208) 352-4441
  14819   BUDGET MOTEL                     BURLEY               ID  83318  (208) 678-2200  8203
  16419   GREENWELL MOTEL                  BURLEY               ID  83318  (208) 678-5576
   2355   BEST WESTERN BURLEY INN          BURLEY               ID  83318  (208) 678-3501
  31558   AMBER INN                        EDEN                 ID  83325  (208) 825-5200
   4104   HAILEY AIRPORT INN               HAILEY               ID  83333  (208) 788-2477
  16431   HOLIDAY                          JEROME               ID  83338  (208) 324-2361
  31608   SLEEP INN JEROME/TWIN FALLS      JEROME               ID  83338  (208) 324-6400  9509
   2371   BEST WESTERN CHRISTIANIA         KETCHUM              ID  83340  (208) 726-3351  5600
          LODGE
   2372   BEST WESTERN TYROLEAN LODGE      KETCHUM              ID  83340  (208) 726-5336  6700
  10921   CLARION KETCHUM                  KETCHUM              ID  83340  (208) 726-5900
  17965   BEST WESTERN KENTWOOD LODGE      KETCHUM              ID  83340  (208) 726-4114
  22334   WARM SPRINGS RESORT              KETCHUM              ID  83340  (208) 726-8274
  31560   BALD MT LODGE                    KETCHUM              ID  83340  (208) 726-9963
  31561   CHRISTOPHER CONDO HOTEL          KETCHUM              ID  83340  (208) 726-5601
  16462   HEIDELBERG INN                   SUN VALLEY           ID  83353  (208) 726-5361
  16463   TAMARACK LODGE                   SUN VALLEY           ID  83353  (208) 726-3344
  16465   LITTLE AMERICA SUN VALLEY RESO   SUN VALLEY           ID  83353  (208) 622-4111
  16464   ELKHORN RESORT/SUN VALLEY        SUN VALLEY           ID  83354  (208) 622-4511
  16420   SUNDOWNER MOTEL                  CALDWELL             ID  83605  (208) 459-1585
  25020   COMFORT INN CALDWELL             CALDWELL             ID  83605  (208) 454-2222  8902
  31292   BEST WESTERN RAMA INN            MERIDIAN             ID  83642  (208) 887-7888  9503
  30058   MR SANDMAN                       MERIDIAN             ID  83642  (208) 887-2062  9204
  16443   HILANDER                         MOUNTAIN HOME        ID  83647  (208) 587-3311
  16445   TOWNE CENTER MOTEL               MOUNTAIN HOME        ID  83647  (208) 587-3373

                                                  RESPONSE REPORT                Report #: Res-14
                                                  -----1995------ ---------------1996----------------
SIR CODE  Name of Establishment            ROOMS  SEP OCT NOV DEC JAN FEB MAR APR MAY JUN JUL AUG SEP
--------  ------------------------------   -----  --------------- -----------------------------------
   6403   MOTEL 6 TWIN FALLS                157   X   X   X   X   X   X   X   X   X   X   X   X   X
   7319   HOTEL 3                            38
  15531   AMERITEL INN                       88
  29024   COMFORT INN TWIN FALLS             52   X   X   X   X   X   X   X   X   X   X   X   X   X
   2375   WESTON INN                         97
  23407   SUPER 8 TWIN FALLS                 93
    823   WESTON PLAZA HOTEL                202
   2374   BEST WESTERN CANYON SPRINGS IN    112   X   X   X   X   X   X   X   X   X   X   X   X   X
  33248   SHILO INN TWIN FALLS              128
   2373   BEST WESTERN APOLLO MOTOR INN      50
  16468   MONTEREY MOTOR INN                 28
   5699   ECONO LODGE TWIN FALLS             39   X   X   X   X   X   X   X   X   X   X   X   X   X
  16466   CAPRI                              20
  31556   AMBER INN                          30
  14819   BUDGET MOTEL                       94
  16419   GREENWELL MOTEL                    35
   2355   BEST WESTERN BURLEY INN           128
  31558   AMBER INN                          25
   4104   HAILEY AIRPORT INN                 29
  16431   HOLIDAY                            23
  31608   SLEEP INN JEROME/TWIN FALLS        70       X   X   X   X   X   X   X   X   X   X   X   X
   2371   BEST WESTERN CHRISTIANIA           38   X   X   X   X   X   X   X   X   X   X   X   X   X
          LODGE
   2372   BEST WESTERN TYROLEAN LODGE        56   X   X   X   X   X   X   X   X   X   X   X   X   X
  10921   CLARION KETCHUM                    58   X   X   X   X   X   X   X   X       X   X   X   X
  17965   BEST WESTERN KENTWOOD LODGE        57
  22334   WARM SPRINGS RESORT               120
  31560   BALD MT LODGE                      30
  31561   CHRISTOPHER CONDO HOTEL            40
  16462   HEIDELBERG INN                     30
  16463   TAMARACK LODGE                     31
  16465   LITTLE AMERICA SUN VALLEY RESO    630
  16464   ELKHORN RESORT/SUN VALLEY         200
  16420   SUNDOWNER MOTEL                    70
  25020   COMFORT INN CALDWELL               65   X   X   X   X   X   X   X   X   X   X   X   X   X
  31292   BEST WESTERN RAMA INN              61   X   X
  30058   MR SANDMAN                        86
  16443   HILANDER                          34
  16445   TOWNE CENTER MOTEL                31

                         LIST OF PROPERTIES INCLUDED IN

                                 Idaho Southwest

                                                                11/07/96 Page: 2


                                                                    Zip
SIR CODE  Name of Establishment            City                 ST  Code   Telephone       YEAR
--------  ------------------------------   -------------------  --  -----  --------------  ----
  27904   SLEEP INN MOUNTAIN HOME          MOUNTAIN HOME        ID  83647  (208) 587-9743  9007
  16444   THUNDERBIRD                      MOUNTAIN HOME        ID  83647  (208) 587-7927
   2363   BEST WESTERN FOOTHILLS MOTOR I   MOUNTAIN HOME        ID  83647  (208) 587-8477  8500
  14845   FIVE CROWNS                      NAMPA                ID  83651  (208) 466-3594
   2364   DESERT INN MOTEL                 NAMPA                ID  83651  (208) 467-1161
  18152   PIONEER INN BOGUS BASIN          BOISE                ID  83702  (208) 336-4500  7500
  11179   SHILO INN BOISE RIVERSIDE        BOISE                ID  83702  (208) 344-3521
   9635   RED LION BOISE DOWNTOWNER/HOTE   BOISE                ID  83702  (208) 344-7691
   8293   CABANA INN                       BOISE                ID  83702  (208) 343-6000
  16417   OWYHEE PLAZA                     BOISE                ID  83702  (208) 343-4611  8606
  14879   IDANHA HOTEL                     BOISE                ID  83702  (208) 342-3611
  23904   NATIONAL 9 CAPRI INN             BOISE                ID  83702  (208) 344-8617
   7317   TRAVELODGE BOISE                 BOISE                ID  83702  (208) 342-9351
  18153   STATEHOUSE INN                   BOISE                ID  83702  (208) 342-4622  8906
   2353   BEST WESTERN SAFARI MOTOR INN    BOISE                ID  83702  (208) 344-6556  6600
  29416   AMERITEL INN                     BOISE                ID  83704  (208) 377-8500  9406
   6398   MOTEL 6 BOISE AIRPORT            BOISE                ID  83705  (208) 344-3506
  30078   INN AMERICA                      BOISE                ID  83705  (208) 389-9800  9405
  31731   COURTYARD BOISE AIRPORT          BOISE                ID  83705  (208) 331-2700  9610
   5828   HOLIDAY INN EXPRESS BOISE        BOISE                ID  83705  (208) 388-0800  9504
  27804   QUALITY AIRPORT/BOISE            BOISE                ID  83705  (208) 343-7505
   8603   SUPER 8 BOISE                    BOISE                ID  83705  (208) 344-8871  7901
    820   HOLIDAY INN BOISE AIRPORT        BOISE                ID  83705  (208) 344-8365
  30086   HAMPTON INN BOISE                BOISE                ID  83705  (208) 331-5600  9505
  31029   FAIRFIELD INN BOISE              BOISE                ID  83705  (208) 331-5656  9504
  21881   COMFORT INN AIRPORT/BOISE        BOISE                ID  83705  (208) 336-0077  8708
   2354   BEST WESTERN VISTA INN           BOISE                ID  83705  (208) 336-8100  7500
  17206   SLEEP INN BOISE                  BOISE                ID  83705  (208) 336-7377  9102
   2352   BEST WESTERN AIRPORT MOTOR INN   BOISE                ID  83705  (208) 384-5000  8106
  14884   SHILO INN BOISE AIRPORT          BOISE                ID  83705  (208) 343-7662  8806
  18148   DOUBLETREE CLUB BOISE            BOISE                ID  83706  (208) 345-2002  8512
   8110   RODEWAY INN BOISE                BOISE                ID  83706  (208) 376-2700
  18151   ECONO LODGE BOISE                BOISE                ID  83706  (208) 344-4030
  22545   RESIDENCE INN BOISE              BOISE                ID  83706  (208) 344-1200  8603
  14890   BOISEAN                          BOISE                ID  83706  (208) 343-3645  4600
  10282   RUSTON HOTEL                     BOISE                ID  83706  (208) 344-7971
  16418   UNIVERSITY INN                   BOISE                ID  83706  (208) 345-7170
  31557   BOISE RIVER INN                  BOISE                ID  83706  (208) 344-9988

                                                  RESPONSE REPORT                Report #: Res-14
                                                  -----1995------ ---------------1996----------------
SIR CODE  Name of Establishment            ROOMS  SEP OCT NOV DEC JAN FEB MAR APR MAY JUN JUL AUG SEP
--------  ------------------------------   -----  --------------- -----------------------------------
  27904   SLEEP INN MOUNTAIN HOME            60     X   X   X   X   X   X   X   X   X   X   X   X   X
  16444   THUNDERBIRD                        27
   2363   BEST WESTERN FOOTHILLS MOTOR I     76     X   X   X   X   X       X   X   X   X       X   X
  14845   FIVE CROWNS                        43
   2364   DESERT INN MOTEL                   40
  18152   PIONEER INN BOGUS BASIN            31
  11179   SHILO INN BOISE RIVERSIDE         112
   9635   RED LION BOISE DOWNTOWNER/HOTE    182     X   X   X   X   X   X   X   X   X   X   X   X   X
   8293   CABANA INN                         50
  16417   OWYHEE PLAZA                      100
  14879   IDANHA HOTEL                       45
  23904   NATIONAL 9 CAPRI INN               44
   7317   TRAVELODGE BOISE                   48     X   X   X   X   X   X   X   X   X   X   X   X   X
  18153   STATEHOUSE INN                     88
   2353   BEST WESTERN SAFARI MOTOR INN     103     X   X       X   X   X       X   X   X   X   X   X
  29416   AMERITEL INN                      130     X   X   X   X   X   X   X   X   X   X   X   X   X
   6398   MOTEL 6 BOISE AIRPORT              91     X   X   X   X   X   X   X   X   X   X   X   X   X
  30078   INN AMERICA                        73     X   X   X
  31731   COURTYARD BOISE AIRPORT           167
   5828   HOLIDAY INN EXPRESS BOISE          63     X   X   X   X   X   X   X   X   X   X   X   X   X
  27804   QUALITY AIRPORT/BOISE              79     X   X   X   X   X   X   X   X   X   X   X   X   X
   8603   SUPER 8 BOISE                     110
    820   HOLIDAY INN BOISE AIRPORT         266     X   X   X   X   X   X   X   X   X   X   X   X   X
  30086   HAMPTON INN BOISE                  64     X   X   X   X   X   X   X   X   X   X   X   X   X
  31029   FAIRFIELD INN BOISE                63     X   X   X   X   X   X   X   X   X   X   X   X   X
  21881   COMFORT INN AIRPORT/BOISE          60     X   X   X   X       X   X   X   X       X   X   X
   2354   BEST WESTERN VISTA INN             86     X   X   X   X   X   X   X   X   X   X   X   X   X
  17206   SLEEP INN BOISE                    69                                     X   X   X   X   X
   2352   BEST WESTERN AIRPORT MOTOR INN     50     X   X   X
  14884   SHILO INN BOISE AIRPORT           126
  18148   DOUBLETREE CLUB BOISE             158     X   X   X   X   X   X   X   X   X   X   X   X   X
   8110   RODEWAY INN BOISE                  98     X   X   X   X   X   X   X   X   X   X   X   X   X
  18151   ECONO LODGE BOISE                  52         X   X   X           X   X   X   X   X   X   X
  22545   RESIDENCE INN BOISE               104     X   X   X   X   X   X   X   X   X   X   X   X   X
  14890   BOISEAN                           152
  10282   RUSTON HOTEL                      122     X   X   X   X
  16418   UNIVERSITY INN                     80
  31557   BOISE RIVER INN                    88

                         LIST OF PROPERTIES INCLUDED IN

                                 Idaho Southwest

                                                                11/07/96 Page: 3


                                                                    Zip
SIR CODE  Name of Establishment            City                 ST  Code   Telephone       YEAR
--------  ------------------------------   -------------------  --  -----  --------------  ----
  25428   PARK INN BOISE                   BOISE                ID  83706  (208) 342-1044  9202
  30231   PLAZA SUITE HOTEL                BOISE                ID  83709  (208) 375-7666
  18149   FLYING J TRAVEL PLAZA            BOISE                ID  83709  (208) 322-4404
   9224   SUNLINER MOTEL                   GARDEN CITY          ID  83714  (208) 344-7647
   9636   RED LION BOISE RIVERSIDE HOTEL   GARDEN CITY          ID  83714  (208) 343-1871  6906


                                                  RESPONSE REPORT                Report #: Res-14
                                                  -----1995------ ---------------1996----------------
SIR CODE  Name of Establishment            ROOMS  SEP OCT NOV DEC JAN FEB MAR APR MAY JUN JUL AUG SEP
--------  ------------------------------   -----  --------------- -----------------------------------
  25428   PARK INN BOISE                    130     X   X   X   X   X   X   X   X   X   X   X   X   X
  30231   PLAZA SUITE HOTEL                  39
  18149   FLYING J TRAVEL PLAZA              87
   9224   SUNLINER MOTEL                     25
   9636   RED LION BOISE RIVERSIDE HOTEL    304     X   X   X   X   X   X   X   X   X   X   X   X   X
                                           ----
                                           7160     X - Denotes data received by Smith Travel Research.